UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No.   )

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Healthy Today. Building a Better Tomorrow.

THE CIGNA GROUP 2024 PROXY STATEMENT

THE CIGNA GROUP

Key Developments

Our Board and management are committed to principles of good corporate governance consistent with prudent management and enhancement of shareholder value. These principles emphasize transparency, accountability, fairness, and independence. Throughout this Proxy Statement, we seek to highlight key elements of our governance framework that underscore this commitment. Below, we highlight key developments we focused on in 2023 or will continue to focus on in 2024 that we believe are important to our shareholders.

BOARD GOVERNANCE

In 2023, Dr. Philip O. Ozuah, M.D., Ph.D., joined our Board of Directors, further deepening the Board's expertise in health care and health delivery systems, particularly with respect to value-based care and services critical to addressing social determinants of health. Dr. Ozuah's appointment further expanded our independent directors' diversity of experience, professions and industries, age, race, ethnicity, gender, and global experience. Of our independent directors, 36% are female and 36% are ethnically/racially diverse. These are differentiators among S&P 500 companies. In our 2024 Proxy Statement, we have enhanced our transparency regarding the skills and qualifications represented on our Board through the inclusion of an individual director skills matrix. Together, the skills, qualifications, and diversity of backgrounds and experience represented among our directors well position our Board to oversee the Company's strategy, performance, culture, and risk. The Board evaluates, among other things, the effectiveness of its composition, skills and experience, and leadership structure as part of its annual self-assessment. An independent third-party will facilitate the 2024 Board evaluation process.

SHAREHOLDER ENGAGEMENT

Throughout 2023, in addition to normal course engagement of our Investor Relations team with shareholders throughout the year, we invited holders of approximately 70% of our outstanding stock to engage with us to discuss corporate governance topics. This resulted in engagement with holders of approximately 40% of our outstanding stock on a range of topics, including shareholder rights; Board composition, refreshment and leadership; executive compensation and human capital matters; and environmental, social and governance (ESG) initiatives, such as our efforts related to climate, responsible use of artificial intelligence, and diversity, equity, and inclusion. Feedback from these discussions was shared with our most senior leaders, the Board and its committees.

EXECUTIVE COMPENSATION

Our Board is focused on retaining and appropriately rewarding our executive officers in a competitive talent environment while ensuring alignment with shareholder interests. To that end, at-risk, performance-based incentive compensation represents the vast majority of the compensation opportunity for all of our named executive officers (NEOs), with long-term results weighted more heavily than short-term results. In 2023, 60% of Mr. Cordani's long-term incentive award is in Strategic Performance Shares (SPS), the ultimate payout of which is determined based on earnings growth and relative total shareholder return over a three-year performance period.

In our 2024 Proxy Statement, we have expanded the disclosure of our Enterprise Incentive Plan (EIP), our annual incentive program, to include additional information regarding performance goals, results, and funding. Historically, the People Resources Committee had the ability to exercise certain discretion in determining EIP funding, though that discretion was rarely exercised. We have formalized historical practices and, beginning in 2024, have limited the amount of discretion the Committee can utilize in determining the EIP funding amount.

ESG

Our ESG vision remains to transform the ecosystem of health into one that is well functioning, accessible, and equitable – advancing better health for all.

We have made significant strides in our sustainability efforts. In 2023, we inventoried our Scope 3 greenhouse gas emissions, which helped us understand our current footprint, potential carbon reduction targets, and opportunities to innovate, increase efficiency, and reduce emissions. We are performing a refreshed climate scenario analysis and double materiality assessment, the outcome of which will identify areas where we have the greatest capacity to evolve our goals and address new regulations (including the European Union's Corporate Sustainability Reporting Directive, or CSRD).

We achieved our goal of $1 billion in annual total diverse supplier spend and began incorporating supplier contract language that sets expectations to complete the EcoVadis Sustainability Assessment. We also evolved our health equity strategy, which involved establishing a measurable scorecard.

March 15, 2024
900 Cottage Grove Road
Bloomfield, Connecticut 06002
Dear Fellow Shareholders:
In 2023, The Cigna Group executed well and delivered sustained growth and strong performance. Powered by our deep clinical expertise, leadership in innovation, and a highly experienced and caring team, we made significant progress advancing our mission to improve the health and vitality of those we serve.
As a result, we enter 2024 with momentum and remain focused on advancing our strategy and investing in our future. Looking forward, we will continue to expand our reach and strengthen capabilities across our Evernorth Health Services and Cigna Healthcare platforms. We will evolve and grow our businesses to deliver value for our shareholders while also building on our work toward a health care system that benefits every individual and every community.
Financial Performance
The Cigna Group successfully delivered on our financial commitments for fiscal year 2023:
•Grew full-year total revenues to $195.3 billion, an increase of 8% year over year.
•Achieved shareholders’ net income for 2023 of $5.2 billion, or $17.39 per share, compared with $6.7 billion, or $21.41 per share, for 2022, and adjusted income from operations of $7.4 billion, or $25.09 per share, compared with $7.3 billion, or $23.36 per share, for 2022.
•Generated cash flow from operations of $11.8 billion.
•Expanded our total share repurchase authority to $11.3 billion, representing a value-enhancing deployment of capital. We expect to repurchase at least $5 billion in common stock by the end of the first half of 2024, as well as use the majority of our discretionary cash flow for share repurchase in 2024.
Advancing Our Strategy
We are relentlessly focused on improving the way care is accessed, delivered, and coordinated to drive better health outcomes, affordability, and growth across our Evernorth Health Services and Cigna Healthcare benefits platforms.
Evernorth Health Services continued proving its ability to create value with differentiated pharmacy, care, and benefits capabilities.
•Pharmacological innovation is rapidly reshaping the health care landscape, and our leadership position will allow us to capitalize on substantial market opportunities addressing the growing needs of our stakeholders. In 2023, in our Pharmacy Benefits Management business, we took action to increase access to affordable medicines and drive greater transparency and predictability with new programs, such as our EncircleRxSM GLP-1 solution that helps employers and organizations manage the complexity and costs of obesity, diabetes, and cardiovascular disease. We continued to provide our clients choices in how they fund pharmacy benefits with a new pharmacy network option, Express Scripts ClearNetworkSM, introduced in November, that offers cost-based pricing for prescription drugs and pharmacy services. Also, recognizing that millions in rural America count on pharmacists to fill gaps in care and improve access, we stepped forward to provide meaningful support through our IndependentRx initiative.
•Our large and fast-growing specialty pharmacy business continues to play a critical role in the coming wave of complex drug innovation. For example, we are focused on the multi-year biosimilar wave to drive greater savings and value for our clients.
•We advanced our efforts to extend our reach, impact, and growth with new and expanded relationships with partners, including VillageMD and CarepathRx Health System Solutions. We also have a substantial new opportunity with the addition of serving Centene Corporation. Our teams did an exceptional job of starting this relationship on the right foot by readying us to transition 20 million Centene customers to our platform this year.

•Recognizing the growing need for mental health care, we launched a value-based care program to strengthen our collaboration with providers and outcomes in our behavioral health network. We also focused on expanding access to care – where and when people need it – at home, virtually, at work, or in person. We also continue to serve growing numbers of customers through MDLIVE, our virtual care platform, and achieved the notable milestone of our 10 millionth visit.
In Cigna Healthcare, we offer services and solutions to employers, organizations, and individuals, along with specialty products that improve the quality of care, health outcomes, affordability, and value. We continued to expand our reach, growing our total medical customers in 2023 by approximately 1.8 million.
•Many of our employer clients turned to us for their evolving needs in supporting healthy, engaged, and productive workforces. Our U.S. Employer business continued to make strides in 2023 toward improving affordability, as well as offering new approaches to expand care access and coordination.
•In International Health, we continued to lead in managing health needs for government organizations, non-governmental and intergovernmental organizations, and globally mobile individuals. We enhanced our portfolio of solutions and expanded our reach into existing markets, including being the first international health insurer to receive a branch license from the Saudi Central Bank to operate in the Kingdom of Saudi Arabia.
•In our Medicare Advantage and Individual Exchange businesses, we supported those we serve and our company by balancing competitive benefit offerings, targeted market expansion, and disciplined pricing activity. Our Medicare Stars Quality Rating underscored the value we provide to seniors, showing that we again have over two-thirds of our members in 4-star or higher plans.
•Earlier this year, we announced that we had reached a definitive agreement to sell our Medicare Advantage, Cigna Supplemental Benefits, Medicare Part D, and CareAllies businesses to Health Care Service Corporation for a total transaction value of approximately $3.7 billion. We expect this transaction to be accretive to our earnings per share in 2025, while also supporting our company in sharpening our focus on businesses where our investments can create significant value across our enterprise. Looking forward, we will continue to innovate and grow our government services business in our high-performing Evernorth portfolio.
Our Responsibility
As a high-performance organization, we are also guided by our purpose and commitment to make health care more sustainable, accessible, and equitable. Throughout 2023, The Cigna Group advanced impactful work in each pillar of our Environmental, Social, and Governance (ESG) strategic framework:
•Healthy Society through our continuing efforts and investments to address health disparities.
•Healthy Workforce by supporting the health and vitality of our global colleagues.
•Healthy Environment through our commitments and actions to reduce our carbon footprint.
•Healthy Company by ensuring that our company’s ethics and values are at the center of all of our interactions and business decisions.
For more information about our ESG vision to advance better health for all, please review our annual ESG report, available on TheCignaGroup.com/our-impact.
Additionally, our publicly available 2022 Diversity Scorecard Report demonstrated our progress towards our goals in three areas: culture and coworkers, clients and customers, and communities. We’re pleased that our leadership continues to be recognized, including by the Dow Jones Sustainability Indices (DJSI), which named our company as a corporate sustainability industry leader for the seventh consecutive year, and by the National LGBT Chamber of Commerce (NGLCC) and partners in the National Business Inclusion Consortium (NBIC) listed our company among the 2023 "Best-of-the-Best" Corporations for Inclusion.
Our Commitment to Governance
In June 2023, Dr. Philip Ozuah, President and CEO of Montefiore Medicine, was appointed as a new independent director to our Board of Directors. Dr. Ozuah, who has 32 years of experience in medicine, adds to the deep expertise and diverse backgrounds of our board. His national reputation as a leader in value-based care, particularly his emphasis on aligning community-based organizations and services critical to addressing the socioeconomic determinants of health, has been and will continue to be an asset for The Cigna Group.

Approximately 70% of our directors have served on our Board for less than our Board’s 7.25-average tenure, which demonstrates how we continue to bring new and relevant perspectives and skill sets into our company. In 2023, our Board composition compared favorably to the S&P benchmarks on mean age, tenure, and gender and ethnic diversity.
Annual Meeting of Shareholders
On behalf of The Cigna Group Board of Directors, we invite you to attend our 2024 Annual Meeting of Shareholders to be held April 24, 2024. The attached Notice of 2024 Annual Meeting of Shareholders and Proxy Statement contains important information about the business to be conducted.
We are proud of the progress we made in 2023 on behalf of those we serve, our communities, and our company, and we look forward to another year of positive impact, strong execution and growth. On behalf of our employees around the world, and the entire Board, we thank you for your support and investment in The Cigna Group.

Sincerely,

/s/ David M. Cordani	/s/ Eric C. Wiseman
David M. Cordani	Eric C. Wiseman
Chairman and Chief Executive Officer (CEO)	Lead Independent Director

*Consolidated adjusted income from operations and adjusted income from operations per share are non-GAAP measures. See Annex A to the Proxy Statement for a reconciliation of GAAP to non-GAAP measures, as well as a reconciliation of segment metrics to their comparable consolidated metrics.

Notice of 2024 Annual
Meeting of Shareholders

Meeting Details	Items of Business
Date Wednesday, April 24, 2024	1	Election of twelve director nominees named in this Proxy Statement for one-year terms to expire at the next annual meeting of shareholders.
	2	Advisory approval of executive compensation.
Time 10:30 a.m. Eastern Time	3	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024.
	4	Shareholder Proposal – Improve the shareholder right to call a special shareholder meeting, if properly presented.
Location Virtual Meeting
	5	Shareholder Proposal – Report to shareholders on risks created by the Company's diversity, equity, and inclusion efforts, if properly presented.
	+	Consideration of any other business properly brought before the meeting.
Record Date March 5, 2024

The Board of Directors has fixed March 5, 2024, as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. This Notice of Annual Meeting and the accompanying Proxy Statement are being distributed or made available, as the case may be, on or about March 15, 2024.

Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone, by using the internet, or, if you received a proxy card or instruction form, by completing, dating, signing, and returning it by mail.
By order of the Board of Directors,
/s/ Kari Knight Stevens
Kari Knight Stevens
Corporate Secretary
March 15, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2024.
The Notice of Annual Meeting, Proxy Statement, and Annual Report for the fiscal year ended December 31, 2023 are available at www.proxyvote.com.

OUR MISSION

OUR VALUES

We care deeply about our customers, patients, and coworkers.

We create a better future – together.

We innovate and adapt.

We act with speed and purpose.

We partner, collaborate, and keep our promises.

Proxy Statement Summary

Meeting Information	Ways to Vote

Date and Time Wednesday, April 24, 2024 10:30 a.m. Eastern Time	Over the internet. Vote at www.proxyvote.com in advance of the meeting.	By telephone. Use the telephone number shown on your proxy card.

Location The Annual Meeting will be held in a virtual format only, at www.virtualshare holdermeeting.com/CI2024.

Record Date March 5, 2024	By mail. If you received a proxy card, mark your voting instructions on the card and sign, date, and return it in the postage-paid envelope provided.

Admission
To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2024 and enter the 16-digit control number included in your notice of internet availability of proxy materials, voting instruction form, or proxy card.

At the meeting. To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2024 and enter the 16-digit control number included in your notice of internet availability of proxy materials or proxy card.

Voting Recommendation
Items of Business		Board Recommendation	Page

1	Election of twelve director nominees named in this Proxy Statement for one-year terms to expire at the next Annual Meeting of shareholders.	FOR the election of each director nominee	15
2	Advisory approval of executive compensation.	FOR	56
3	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024.	FOR	113
4	Shareholder Proposal – Improve the shareholder right to call a special shareholder meeting, if properly presented.	AGAINST	118
5	Shareholder Proposal – Report to shareholders on risks created by the Company's diversity, equity, and inclusion efforts, if properly presented.	AGAINST	122

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	1

PROXY STATEMENT SUMMARY
2023 Performance and Accomplishments
Thanks to the dedicated efforts of our approximately 72,500 colleagues around the world:
•The Cigna Group delivered on our overall financial goals for fiscal year 2023.
•We continued to execute our growth strategy.
•We advanced our work to create a healthier, more sustainable, and inclusive world.
Delivered in a dynamic environment
Our financial performance underscored the strength of our growth platforms, and our service-based, capital-light business model.
In 2023, we:
•Grew both full-year total revenues and adjusted revenues* by 8% to $195.3 billion.
•Achieved full-year shareholders’ net income per share of $17.39, and adjusted income from operations per share* of $25.09.
•Returned $3.7 billion to shareholders through share repurchases and dividends in 2023.
Continued to Execute Our Growth Strategy
We innovated, partnered, expanded access to care, built stronger communities, and delivered differentiated value to advance our vision for the future of health care — and improve lives.
•We executed the pharmacy benefits industry’s largest implementation with Centene to bring Express Scripts’ best-in-class pharmacy solutions to 20 million Centene members.
•Evernorth Health Services created a new, multi-year strategic partnership with CarepathRx Health System Solutions to improve specialty and care services to providers, hospitals, and health systems.
•We enhanced MDLIVE’s rapidly growing virtual primary care experience for patients and clinicians by acquiring Bright.md’s technology and clinical capabilities. MDLIVE is also improving its virtual primary care service to include health coaching for patients with chronic conditions.
•To continue driving greater transparency of prescription medications, while preserving and protecting client choice, we launched ClearCareRX and ClearNetwork.
•Express Scripts, from Evernorth Health Services, provided clients with additional flexibility by offering a new option for simple "cost-plus" pharmacy pricing for brand, generic, and specialty medications.
•To ensure Americans living in rural areas have greater access through partnerships and independent pharmacies, Evernorth Health Services introduced IndependentRx and enhanced the MoreThanRx solution suite.
•Cigna Healthcare removed nearly 25% of medical services from prior authorization requirements to simplify the care experience for customers and clinicians.
•We partnered with Monogram Health — a leading value-based specialty provider of in-home evidence-based care and benefit management services — to provide in-home primary and specialty care to Cigna Healthcare Medicare Advantage customers with chronic kidney disease and end-stage renal disease.
•We are positioned to offer enhanced, localized health and well-being solutions with global capabilities in the Kingdom of Saudi Arabia by securing the first branch license granted to an international insurance provider.
•We completed several investments through The Cigna Group Ventures — driving innovation across the health care ecosystem, especially in mental and behavioral health care, and data analytics.
Advancing Better Health for All
We aim to transform the ecosystem of health into one that is well-functioning, sustainable, accessible, and equitable.
Our ESG approach is structured around four connected pillars — Healthy Society, Healthy Workforce, Healthy Environment, and Healthy Company — that underscore our mission to improve the health and vitality of those we serve. In 2023, we:
•Achieved our goal of $1 billion in annual total diverse supplier spend, and we did so two years ahead of schedule.

2	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

PROXY STATEMENT SUMMARY
•Continued to make progress on our Scope 3 greenhouse gas (GHG) emissions inventory, with the intent to disclose additional categories, and aim to set science-based GHG reduction targets.
•Published our 2022 Diversity Scorecard Report, which demonstrates our progress relative to goals in three key areas: culture and coworkers, clients and customers, and communities.
•Supported nearly $51 million in combined charitable giving, including approximately $15.6 million through The Cigna Group Foundation toward the following focus areas: health and well-being; education and workforce development; community and social issues; military, veterans, and first responders; disaster relief; global and trending causes; employee programs; The Cigna Group Scholars; and Healthier Kids For Our Future®.
•Expanded our caregiver leave program from four weeks to eight weeks, which provides paid leave to enable employees to bond with a child after birth or adoption or to care for a family member with a serious health condition.
•Continued to have robust engagement with our shareholders on a variety of topics, including ESG.
•Received the following ESG-related recognitions:
•Named one of America’s Most JUST Companies for the fourth year by JUST Capital and CNBC, including No. 1 in the Health Care Providers industry and No. 6 overall in the JUST 100 for 2024.
•Member of Dow Jones Sustainability Index for both the World and North America for the seventh consecutive year.
•Ranked No. 14 on Fair360’s (formerly known as DiversityInc) Top 50 Companies For Diversity, a 10-place jump forward from 2022.
•Honored by Business Group on Health as Best Employer for Health and Well-being.
•Achieved perfect score for the 11th consecutive year on the Human Rights Campaign Foundation’s 2023—2024 Corporate Equality Index, earning the Equality 100 Award: Leader in LGBTQ+ Workplace Inclusion.
•Scored 100 on the 2023 Disability Equality Index, which is considered the most robust assessment for disability inclusion in business.
•Earned top spot for sustainability in the health care industry on Forbes’ inaugural Net Zero Leaders List.

*We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2023. Consolidated adjusted income from operations, per share, and consolidated adjusted revenues are not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, shareholders’ net income, per share, and total revenues, respectively. Additional information regarding our use of non-GAAP measures and reconciliations to the most directly comparable GAAP measure can be found on Annex A.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	3

PROXY STATEMENT SUMMARY
ESG at The Cigna Group
At The Cigna Group, we advance better health for all. Our environmental, social, and governance (ESG) approach is rooted in our drive to make the health care system well-functioning, sustainable, and equitable. This approach is structured around four connected pillars that underscore our mission to improve the health and vitality of those we serve.

Healthy Society
Building a well-functioning, sustainable, accessible, and equitable health care system requires understanding and addressing social determinants of health and improving medical quality and access, while lowering health risks, promoting preventive health interventions, and coordinating all aspects of care.
Sustainable Health Care: We are committed to transforming how care is accessed, delivered, and coordinated to drive better health outcomes and affordability for our clients and customers. Core to our approach to sustainable health care is influencing how patients access care and connect to the highest-quality physicians, medications, and optimized care modalities – with a focus on value.
Product Service and Quality: Our portfolio of offerings solves diverse challenges across the health care system. We offer a differentiated set of pharmacy, medical, behavioral, dental, and supplemental products and services. The experiences of our customers, clients, and strategic partners are critical to protecting and improving our customers’ health and vitality, as well as enabling our business strategy and being a source of competitive differentiation.
Health Equity: Our purpose is to ensure that all people have the opportunity to achieve their full health potential regardless of social, economic, or environmental circumstances. To this end, we collaborate with providers to integrate health equity and social determinants of health into value-based reimbursement models and address the root causes of health disparities through innovative and measurable interventions that are impactful and scalable.

Every day, we work to make a difference in the health of our communities.

Community Resilience: Every day, we work to make a difference in the health of our communities. Our commitment to local communities continues to align to our mission of improving the health and vitality of those we serve. Our community engagement is through the work of The Cigna Group Foundation, corporate giving, and employee giving and volunteerism.

Healthy Workforce
We believe that employers play a vital role in the health care system, and we strive to be a model for others by prioritizing the health and vitality of employees within our own company. A healthy and diverse workforce is essential to achieving our mission, and we continually invest in our employees to support their health and vitality, to foster their growth and development, and to further cultivate diversity and inclusion.
Employee Health, Safety and Well-Being: Higher vitality is linked to better mental and physical health, to higher levels of job satisfaction and performance, and to a more motivated, connected, and productive workforce. Our enterprise well-being strategy and benefits programs are designed to provide holistic support for the eight dimensions of vitality for each of our approximately 72,500 employees worldwide and their families.

4	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

PROXY STATEMENT SUMMARY

We strongly believe that investing in our people is one of the most important decisions we can make as a company.

Diversity, Equity, and Inclusion within Our Workforce: We recognize that our continued success depends on the collective strengths of our employees. We are committed to nurturing an inclusive culture of belonging that is powerfully diverse, strives for equity, and values every person’s unique differences and talents because we know this supports better decision-making, greater innovation, and higher levels of engagement within our company, which help us improve the health and vitality of those we serve.
Human Capital Development: We strongly believe that investing in our people is one of the most important decisions we can make as a company. Our focus on the growth and development of our people is essential to attracting, retaining, and engaging our workforce and ultimately achieving our mission and business growth.

Healthy Environment
We believe that responsible environmental stewardship can improve health and vitality — and also makes sound business sense. We strive to identify new efficiencies and make strategic investments that reduce our environmental impacts and our operating costs. In addition, we see an opportunity to measure the positive impact on the environment with ways we are advancing our business, including through our continued investment toward the growing use of virtual care.
Climate Change and Emissions: As a global health company, we are keenly focused on the connection between planetary health and human health. We set targets to drive progress on our operational sustainability and strategies to achieve them in the coming years.
Sustainable Operations: To further support our operational sustainability targets and reduce our environmental impact, we prioritize efficiency in our buildings, responsible water management, and proper waste reduction.

Healthy Company
We have a deep and long-held commitment to strong governance, as well as ethical and resilient business practices. The strength of our Board of Directors contributes meaningfully to upholding these commitments.
Leadership and Accountability: Our Board is committed to principles of good corporate governance. Our Corporate Governance Guidelines set forth the key governance principles that guide the Board. These guidelines, together with the charters for the Board’s Audit, Compliance, Corporate Governance, Finance, and People Resources Committees, provide the framework for effective governance to promote oversight, accountability, and successful outcomes. Our Board has ultimate oversight for our ESG strategy and performance.
Business Ethics and Compliance: Earning, building, and maintaining the trust of our customers, clients, employees, business partners, and regulators is critical to the success and sustainability of our business. We strive to meet consistent standards of integrity in everything that we do. Our ethics, compliance, and employee relations teams play a critical role in driving ethical behavior across our business. Through a company culture that emphasizes ethics and integrity, we empower employees to be responsible corporate citizens and support the dignity of workers across our value chain.
Data Protection: As a global health company, we collect, store, and process a high volume of sensitive data in connection with the services we provide. We understand the critical importance of securing personal information and maintaining a robust and agile data protection program in an ever-evolving landscape. We take the trust our clients and customers place in us very seriously and are committed to protecting their information.
Responsible Supply Chain: As we drive sustainability across our operations, we look to ensure our indirect (procured goods and services to support our day-to-day operations) and direct supply chains (procured goods and services to be delivered to our customers) embody our ESG aspirations and commitments. The Cigna Group achieved our goal of $1 billion in total diverse supplier spend two years ahead of schedule. Our Supplier Code of Ethics underscores our support of fundamental human rights for all, as well as our environmental expectations.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	5

PROXY STATEMENT SUMMARY
Director Nominees

			Committee Membership
Name and Title	Director Since	Independent	Audit	Compliance	Corporate Governance	Finance	People Resources	Executive

David M. Cordani Chairman and Chief Executive Officer of The Cigna Group	2009
William J. DeLaney Former Chief Executive Officer of Sysco Corporation	2018	●	●		●
Eric J. Foss Former Chair, President, and Chief Executive Officer of Aramark	2011	●					●	●
Retired Maj. Gen. Elder Granger, M.D. President and Chief Executive Officer of THE 5Ps, LLC	2018	●			●			●
Neesha Hathi Head of Wealth and Advice Solutions of The Charles Schwab Corporation	2021	●	●			●
George Kurian Chief Executive Officer of NetApp, Inc.	2021	●		●			●
Kathleen M. Mazzarella Chair, President, and Chief Executive Officer of Graybar Electric Company, Inc.	2018	●				●		●
Mark B. McClellan, M.D., Ph.D. Director, Duke-Robert J. Margolis, M.D., Center for Health Policy	2018	●		●	●
Philip O. Ozuah, M.D., Ph.D. President and Chief Executive Officer of Montefiore Medicine	2023	●		●			●
Kimberly A. Ross Former Chief Financial Officer of Baker Hughes Company	2020	●				●		●
Eric C. Wiseman Lead Independent Director of The Cigna Group; Former Executive Chair, President, and Chief Executive Officer of VF Corporation	2007	●						●
Donna F. Zarcone Former President and Chief Executive Officer of The Economic Club of Chicago	2005	●	●					●
						●= MEMBER = CHAIR

6	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

PROXY STATEMENT SUMMARY
Independent Director Diversity
Our Board is composed of individuals with expertise in fields relevant to The Cigna Group business; experience from different professions and industries; a diversity of age, race, ethnicity, gender, and global experience; and a range of tenures. Together, this diverse mix of skills and experience effectively supports our strategy. Among our director nominees, four are women and four are racially or ethnically diverse individuals (meaning an individual who self-identifies as Black/African American, Hispanic or Latinx, Asian, Pacific Islander, American Indian/Alaskan, or two races or more). The following graphics represent the diversity of our independent director nominees.

Overall Diversity	Gender Diversity	Racial/Ethnic Diversity	Tenure Diversity	Public Company Service Diversity

■	Independent diverse director nominees	■	Independent female director nominees	■	Independent racially or ethnically diverse director nominees	■	Independent director nominees with less than average tenure 7.25 years average tenure	■	Independent director nominees with past experience serving on a public company board
Corporate Governance
The Board is committed to ensuring corporate governance practices that best protect the interests of our shareholders. We believe that strong corporate governance and an independent Board provide the foundation for financial and operational integrity and shareholder confidence.
Shareholder Engagement
The Board and the Corporate Governance Committee oversee the Company’s shareholder engagement practices. Our engagement with shareholders helps us better understand our shareholders’ priorities and perspectives. The Board considers feedback and insights from our shareholders as it reviews and evolves our governance and executive compensation practices and disclosures.
We engage with shareholders throughout the year on a number of topics related to corporate governance, executive compensation, corporate responsibility, Company performance, and other areas of focus for shareholders. Over the past year, we engaged on governance-related topics with holders of approximately 40% of our outstanding stock.(1)

In 2023, we invited holders of approximately 70% of our outstanding stock, including our 100 largest shareholders, to engage with us to discuss corporate governance topics.(1)

Topics
Corporate governance and shareholder rights	Board composition and refreshment	Executive compensation and human capital matters	Diversity, equity, and inclusion efforts	ESG initiatives and performance
Beyond specific engagement around corporate governance, the Investor Relations team and senior management engage with investors regularly to discuss our operating performance and growth strategy.
(1)Based on holdings as of December 31, 2023.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	7

PROXY STATEMENT SUMMARY

Key Governance Practices
Independence	Best Practices	Accountability	Shareholder Rights

•Other than the Chair/CEO, all directors are independent
•Lead Independent Director with clearly defined responsibilities
•100% independent Audit, Compliance, Corporate Governance, Finance, and People Resources Committees
•Regular meetings of the independent directors of the Board and its committees, without management present
•Board and its committees may hire outside advisors independently of management

•Active shareholder engagement
•Diverse Board in terms of gender, race and ethnicity, experiences, and specific skills and qualifications
•Adoption of policy to ensure a diverse candidate pool for all director searches
•Separate Code of Business Conduct and Ethics for the Board
•Majority of director compensation delivered in common stock of The Cigna Group
•Robust stock ownership guidelines for directors

•Annual election of all directors
•Directors elected by majority vote standard for uncontested election
•Annual self-evaluations of the Board, its committees, and individual directors, and periodic independent third-party assessments, including in 2024
•Annual evaluation of the Board leadership structure
•Annual evaluation of CEO (including compensation) by independent directors
•Clawback policies that comply with and go beyond the requirements of the Dodd-Frank Act and NYSE rules

•Shareholder right to call a special meeting
•Proxy access right allowing shareholders to include their nominees in proxy materials for election at annual meetings
•Shareholders can amend our Certificate of Incorporation or By-Laws with a support of holders of a majority of outstanding stock; no supermajority vote provisions
•No shareholder rights plan or poison pill

8	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

PROXY STATEMENT SUMMARY
Executive Compensation
We firmly believe that executive compensation must be aligned with shareholder interests. Additionally, we believe that aligning executive compensation to the achievement of enterprise goals that are designed to support our business strategy and drive our innovation will result in the creation of meaningful and sustained long-term value for our shareholders.

Compensation Practices	Incentivize Performance	Align Interests	Emphasize At-Risk Pay	Focus on Long Term	Pay Competitively

Performance-Based Pay •93% of 2023 CEO total direct pay at risk
Long-Term Incentives •77% of 2023 CEO total direct pay in equity award incentives •No payment of dividends on restricted stock prior to vesting
Commitment to Performance Equity •100% of 2023 CEO long-term incentive award is performance-based
Rigorous Goals Underpin Incentives
•Minimum level of performance required for any payout under annual incentive
•No overlap between short- and long-term metrics, and incentives use both absolute and relative metrics

Benchmarked Compensation •Committee review of compensation targets •Named executive officer total direct compensation within the competitive range of the market median
Strong Compensation Governance •Robust clawback, anti-hedging, and anti-pledging policies •Annual compensation risk assessment by People Resources Committee
Rigorous Stock Ownership Requirements •Significant stock ownership requirements •Stock retention requirements that encourage a long-term ownership philosophy
Prudent Equity Usage •No repricing without shareholder approval •Annual share usage limit to manage burn rate

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	9

PROXY STATEMENT SUMMARY
2023 CEO Compensation
Guided by the principles summarized above, for 2023, performance-based incentives represented approximately 93% of Mr. Cordani’s total direct compensation, including 77% in long-term incentive (LTI) and 16% in Enterprise Incentive Plan (EIP) awards. This compensation structure is designed to reward Mr. Cordani for performance achieved and align his interests with those of our long-term shareholders.

CEO Total Direct Pay Mix*

☐	Base salary	¢	Stock options
¢	Annual Incentive	¢	Restricted stock
¢	SPS award	¢	Performance-based
*Totals may not add to 100% due to rounding

10	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

PROXY STATEMENT SUMMARY

Executive Compensation
CEO compensation demonstrates our pay-for-performance philosophy and is aligned with the interests of our shareholders.
The performance-based orientation of Mr. Cordani’s compensation reflects the Board’s view that executive compensation should incentivize superior performance, reward executives for the performance achieved, and be strongly aligned with the interests of our long-term shareholders. Grouping Mr. Cordani’s 2023 compensation into three distinct categories demonstrates the execution of this philosophy:

1
Exercise of Vested Awards Previously Earned. In certain years, the sale of shares realized from the exercise of options comprises a significant component of Mr. Cordani’s realized compensation. Various factors may drive Mr. Cordani’s decision to exercise stock options, such as the option expiration date, the trading price of the Company’s stock, and his diversification plans. Any value realized upon the sale of shares acquired from the exercise of options is a direct reflection of sustained shareholder value creation between the time the options were granted and the time they were exercised. In 2023, Mr. Cordani did not exercise options.

2
2023 performance-based payouts to Mr. Cordani in consideration of the Company’s performance. The 2023 payout for Mr. Cordani, which includes his 2023 EIP award at 110% of target and the payout of his 2021–2023 strategic performance share (SPS) award at 106% of target, reflects the Total Shareholder Return (TSR) performance of the Company relative to its peers (see page 79) as well as the Company’s achievement of certain financial goals and the advancement of key strategic objectives designed to address pressing needs of the Company’s key stakeholders (i.e., improving affordability and effectiveness to provide greater value to our clients and improve health outcomes for our customers; advancing environmental, social, and governance initiatives, including advancing health equity; and increasing cross-enterprise leverage, deepening our relationships with, and creating greater value for, our stakeholders) (see pages 70 – 73).

•2023 EIP award. In determining the amount of Mr. Cordani’s EIP payout, the independent members of the Board started their consideration with the calculated funding percentage of the EIP as the baseline for Mr. Cordani’s EIP award, and then also considered the Company’s 2023 financial results, Mr. Cordani’s leadership in the successful execution of strategic initiatives, and the continued focus on the well-being of our employees and culture of integrity. Taking all of these factors into account, the independent members of the Board awarded Mr. Cordani an EIP payout for 2023 of $3,300,000, or 110% of his 2023 EIP target. Additional information about the 2023 EIP and the factors considered by the independent members of the Board in determining the amount of Mr. Cordani’s EIP payout can be found on pages 70 – 73.

•2021–2023 SPS payout. At the time the 2021–2023 SPS award was granted, when the fair market value of our stock was $213.80, the value of Mr. Cordani’s award was $7,250,000, assuming a payout at target. The 2021–2023 SPS program included two performance measures, each weighted 50%: (1) relative TSR; and (2) adjusted income from operations per share, measured on a cumulative basis. Over the three-year performance period, The Cigna Group's TSR was 14.9%, placing us very close to the median of our SPS peer group and resulting in a 99% payout for the relative TSR measure. Cumulative adjusted income from operations, per share, for the three-year period grew to $68.93, resulting in a payout at 113% for this measure, and, coupled with the payout for TSR, a 106% payout for the program overall. Based on the closing stock price of $332.96 on March 1, 2024, the date the award was paid out, the actual value of Mr. Cordani’s award was approximately $12 million, or approximately 165% of the value at the time the award was made. Additional information about the 2021–2023 SPS program and Company performance can be found on pages 77 – 79.

3
Equity awards incentivize future performance, fully aligning his interests with the Company’s shareholders. Mr. Cordani is required to hold The Cigna Group stock valued at eight times his base salary. In fact, Mr. Cordani’s stock holdings are valued at $198.4 million(1), 132 times his base salary, in addition to equity awards that have not yet vested or have not been exercised. This includes Mr. Cordani’s 2023 and 2024 equity grants, which will be measured over the long-term and which incentivize sustainable long-term Company performance (see pages 76 – 77).

•2024 LTI Award Mix. In 2024, as in 2023 and 2022, 60% of Mr. Cordani’s LTI award comprised SPS awards, and the remaining 40% was split evenly between restricted stock and options, at 20% each. The 2024 SPS program will again include two measures, each weighted at 50%: (1) adjusted income from operations per share, measured on a cumulative basis; and (2) relative TSR. The significant proportion of SPSs more heavily weights Mr. Cordani’s interests in improving the Company’s relative TSR over the long term and puts more of his award at risk if that improvement does not occur.

(1)Based on Mr. Cordani’s holdings and the closing price of the Company’s common stock on March 1, 2024 ($332.96).

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	11

PROXY STATEMENT SUMMARY
Voting Matters and Board Recommendations

For the reasons set forth below and as further detailed throughout this Proxy Statement, the Board of Directors unanimously recommends that you vote FOR each of the management proposals.

Management Proposals	More Information

Proposal 1. Election of Directors.
The Board and the Corporate Governance Committee believe that the twelve director nominees named in this Proxy Statement bring a combination of diverse qualifications, skills, and experiences that contribute to a well-functioning Board. As determined by the Board and Corporate Governance Committee, each director nominee has proven leadership ability, has demonstrated good judgment and is a valued participant on the Board.
Page 15
Proposal 2. Advisory Approval of Executive Compensation.
Our executive compensation program is designed to base the substantial majority of our executive officers’ compensation on the performance of The Cigna Group, aligning the interests of our executive officers with those of our shareholders and other stakeholders and rewarding them for the creation of long-term value. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.
Page 56
Proposal 3. Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2024.
The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for The Cigna Group for 2024. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment.

12	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

PROXY STATEMENT SUMMARY

For the reasons set forth below and as further detailed throughout this Proxy Statement, the Board of Directors unanimously recommends that you vote AGAINST each of the shareholder proposals.

Shareholder Proposals	More Information

Proposal 4. Improve the Shareholder Right to Call a Special Shareholder Meeting.
The Board continues to believe in the importance of shareholders having the ability to call special shareholder meetings. Our By-Laws already permit shareholders with net long ownership of 25% or more of our outstanding common stock for a period of at least one year to call special meetings – a threshold established in response to extensive shareholder outreach and feedback and in line with the threshold adopted by many other public companies. Our Board believes that the 25% threshold balances providing shareholders with a meaningful right to call a special meeting in the event of exigent circumstances against providing a small minority of shareholders – who may have narrow, short-term interests – from causing The Cigna Group to incur the unnecessary expense or disruption of a special meeting to pursue matters that may not universally require immediate attention. Given the current special meeting right, our Board strongly believes that the implementation of this proposal is unnecessary and not in the best interests of The Cigna Group or its shareholders.
Page 118
Proposal 5. Report to Shareholders on Risks Created by the Company's Diversity, Equity, and Inclusion Efforts.
The Cigna Group is committed to fostering equity and inclusion, and aims to promote fair and equitable treatment of our employees, customers, partners, and communities to advance our ability to improve the health and vitality of those we serve. We have instituted robust governance structures at the Board and management levels to further our extensive diversity, equity, and inclusion (DEI) efforts and ensure active and engaged oversight. Upon consideration of the extensive policies, procedures, and governance structures of The Cigna Group related to its DEI efforts, as well as its related DEI reporting, our Board believes that the implementation of this proposal is not in the best interests of The Cigna Group or its shareholders and that the information sought by the report would not advance the interests of the Company’s stakeholders in any meaningful way. Rather, it could adversely impact our shareholders given the potential that such a report could prejudice the Company.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	13

Corporate Governance Matters The Cigna Group is committed to ensuring strong corporate governance practices that protect the best interests of our shareholders.

Election of Directors (Proposal 1)	15
Director Expectations and Qualifications	15
Areas of Expertise of our Director Nominees	16
Nomination Process	16
Board Composition Developments	17
Process for Director Elections	17
Commitment to Board Diversity	18
Other Practices	19
Board of Directors’ Nominees	19
Corporate Governance Policies and Practices	32
Director Independence	33
Board Leadership Structure	33
Board Evaluations and Board Effectiveness	34
Responsibilities of the Board	36
Board Meetings and Committees	39
Codes of Ethics	43
ESG	44
Human Capital Management	45
The Cigna Group Foundation	47
Lobbying Activity and Political Contributions	48
Certain Transactions	48
Non-Employee Director Compensation	50
Overview	50
Director Compensation Program	50
Director Compensation Table for 2023	52
Director Ownership	53

Corporate Governance Matters
Election of Directors (Proposal 1)

The Board of Directors unanimously recommends that shareholders vote FOR each of the nominees.
Our Board has nominated the twelve directors named in this Proxy Statement for election at the Annual Meeting. Our Board is composed of individuals with expertise in fields relevant to The Cigna Group business; experience from different professions and industries; a diversity of age, race and ethnicity, gender, and global experience; and a range of tenures. Together, this diverse mix of skills and experience effectively supports our strategy.
The role of the Board, its leadership structure, and its governance practices are described in “Corporate Governance Policies and Practices” below. This section identifies the director expectations and qualifications considered by the Board and the Corporate Governance Committee in selecting and nominating directors, describes the process for director nominations and elections, discusses recent board composition developments, details our commitment to diversity, and presents the biographies, skills, and qualifications of the director nominees.

Director Expectations and Qualifications
The Corporate Governance Committee, in consultation with the Board, has identified individual director expectations and qualifications that it believes every member of the Board should have. In addition, the Corporate Governance Committee has identified areas of expertise that are directly relevant to The Cigna Group’s business strategy in the short- and long-term, enable the Board to exercise its oversight function, and contribute to a well-functioning Board. In developing these areas of expertise, the Board also considered best practices among other large companies. The Board regularly reviews these identified areas of expertise to ensure they support the evolution of the Company’s strategy and the Board’s needs. The Corporate Governance Committee and the Board take into consideration these criteria and the mix of skills and experience as part of the director recruitment, selection, evaluation, and nomination process.
Expectations and Qualifications of Every Director

Commit
to The Cigna Group's mission and values

Understand
The Cigna Group's businesses and contribute to the assessment of strategy and risk

Provide
relevant input concerning risk oversight and assess different risks and their impact on shareholder value

Advance
The Cigna Group's objectives and reputation

Effectively contribute
to the evaluation of executive talent, compensation and succession planning

Review and monitor
performance in ESG, including Diversity, Equity and Inclusion

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	15

CORPORATE GOVERNANCE MATTERS
Areas of Expertise of our Director Nominees
The chart below identifies the balance of skills and qualifications each director nominee brings to the Board. Each director nominee brings his or her own unique background and range of expertise, knowledge, and experience, which we believe provides an appropriate and diverse mix of qualifications necessary for our Board to effectively fulfill its oversight responsibilities. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to oversee strategy, performance, culture, and risk at the Company.

	Business Leader	Finance	Global Operations	Health Services & Delivery Systems	Marketing & Consumer Insights	Regulated Industry/Public Policy	Risk Management	Technology - Strategy, Security and Operations

David M. Cordani
William J. DeLaney
Eric J. Foss
Elder Granger
Neesha Hathi
George Kurian
Kathleen M. Mazzarella
Mark B. McClellan
Philip O. Ozuah
Kimberly A. Ross
Eric C. Wiseman
Donna F. Zarcone

Nomination Process
The Corporate Governance Committee assesses the Board’s composition as part of the annual self-evaluation of the Board (described in the “Corporate Governance Policies and Practices – Board Evaluations and Board Effectiveness” section of this Proxy Statement). On an ongoing basis, the Corporate Governance Committee engages in Board succession planning, taking into account input from Board discussions and from the Board and committee evaluation process.
Renomination of Current Directors
When considering whether to nominate current directors for re-election, the Corporate Governance Committee and the Board review individual directors’ performance against the expectations for Board membership, as well as how the directors’ skills and experiences support the Company’s mission, values, and strategy and the Board’s needs.

16	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS
Board Composition Developments
Dr. Philip Ozuah, M.D., Ph.D., joined the Board effective June 1, 2023. Dr. Ozuah’s appointment was supported by a search firm and the result of the Board’s ongoing refreshment work. When considering Dr. Ozuah’s appointment, the Board considered, among other factors, his 32 years of experience in medicine and his national reputation as a leader in value-based care, particularly his emphasis on aligning community-based organizations and services critical to addressing the socioeconomic determinants of health. Dr. Ozuah also further enhances the Board’s diversity, which is of high importance to the Board.
Identification of New Directors

Assessment of Needs	Identification of Potential Candidates	Candidate Review Process	Recommendation

•The Corporate Governance Committee considers the diversity of skills represented on the Board and focuses on identifying candidates that possess skills and qualifications that are complementary to the existing Board members’ skills and will support the Company’s short- and long-term strategy.

•The Corporate Governance Committee may retain a third-party search firm to assist in identifying and evaluating candidates for Board membership.
•The Corporate Governance Committee also considers suggestions for Board nominees submitted by shareholders, who are evaluated using the same criteria as new director candidates and current director nominees.

•Once identified, the Corporate Governance Committee reviews the candidate’s background, experiences, skills, and/or prior board and committee service, and considers how the candidate’s background and diversity would support the Board’s oversight of the Company’s strategy, performance, culture, and risk.
•Candidates interview with the Chair of the Board and CEO, the Chair of the Corporate Governance Committee, and the Lead Independent Director, as well as other members of the Board, as appropriate.
•Following a thorough review process, the Corporate Governance Committee will recommend a candidate to the Board for consideration.

Process for Director Elections
Directors are elected for one-year terms, expiring at the next annual meeting of shareholders. The Cigna Group has adopted a majority voting standard for the election of directors in uncontested elections. Under this standard, directors must receive more votes cast in favor of his or her election than against in order to be elected to the Board. Each director has agreed to tender, and not withdraw, a resignation if such director does not receive a majority of the votes cast at the Annual Meeting. The Corporate Governance Committee will make a recommendation to the Board on whether to accept the resignation. The Board has discretion to accept or reject the resignation. A director whose resignation is under consideration will not participate in the decisions of the Corporate Governance Committee or the Board concerning the resignation. In a contested election, where the number of director nominees exceeds the number of directors to be elected, the voting standard is a plurality of votes cast.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	17

CORPORATE GOVERNANCE MATTERS
Commitment to Board Diversity
We are committed to a diverse and inclusive culture that values individuals’ unique differences and talent because we know this supports better decision-making, greater innovation, and higher levels of engagement and that this commitment starts at the Board. The Board remains committed to ensuring that the Board is composed of individuals with expertise in fields relevant to The Cigna Group business; experience from different professions and industries; a diversity of age, race, ethnicity, gender, and global experience; and a range of tenures. Several board leadership positions are held by diverse directors, and more than half of our independent director nominees are diverse. Among our director nominees, four are women and four are racially or ethnically diverse individuals (meaning, an individual who self-identifies as Black/African American, Hispanic or Latinx, Asian, Pacific Islander, American Indian/Alaskan, or as two races or more). Our directors also have diverse backgrounds, with experience gained in corporate, academic, government, public policy, and military settings. The Corporate Governance Guidelines require the Corporate Governance Committee, and any search firm it engages, to include women and racially and ethnically diverse candidates in the pool from which the Committee selects director candidates. In addition, the Committee also considers directors with a range of backgrounds and experiences, consistent with our refreshment planning. The following graphics represent the diversity of our independent director nominees:

Overall Diversity	Gender Diversity	Racial/Ethnic Diversity	Tenure Diversity	Public Company Service Diversity

■	Independent diverse director nominees	■	Independent female director nominees	■	Independent racially or ethnically diverse director nominees	■	Independent director nominees with less than average tenure 7.25 years average tenure	■	Independent director nominees with past experience serving on a public company board

18	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS
Other Practices
In addition to working to ensure that the Board is composed of diverse and qualified individuals, the Board has adopted the following governance policies and practices that contribute to a well-functioning Board.

Limits on Public Company Directorships
To ensure directors are able to devote sufficient time and attention to their responsibilities as board members, the Board has established the following limits on outside directorships:
•Directors who also are chief executive officers of public companies may not serve on more than one other public company board in addition to The Cigna Group Board and the board of their employer (for a total of three public company directorships).
•Directors who are not chief executive officers of public companies may serve on no more than four boards of other public companies (for a total of five such directorships).
•Directors may not serve on more than three public company audit committees.
•All of our directors are in compliance with these limits on outside directorships.

Change in Director’s Principal Position
If there is a change in a director’s principal employment position, that director must tender a resignation from the Board to the Corporate Governance Committee. The Committee will then recommend to the Board whether to accept or decline the resignation.

Retirement Age	Our Corporate Governance Guidelines provide that directors are expected to retire by the annual meeting of shareholders coinciding with or following their 72nd birthday. The Board may exercise discretion to waive the expected retirement age in individual cases.
Continuing Education for Directors
The Board is regularly updated on The Cigna Group’s businesses, strategies, customers, operations, and employee matters, as well as external trends and issues that affect the Company. Directors also are encouraged to attend continuing education courses relevant to their service on The Cigna Group’s Board. The Corporate Governance Committee oversees the continuing education practices, and the Company is kept apprised of director participation.

Board of Directors’ Nominees
Upon the recommendation of the Corporate Governance Committee, the Board is nominating the twelve directors listed below for election to one-year terms to expire at the next annual meeting of shareholders. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board may either reduce its size or designate another nominee. If the Board designates a substitute nominee, your proxy will be voted for the substitute nominee.
Below are biographies, skills, and qualifications for each of the nominees. Each of the director nominees currently serves on the Board. The Board believes that the combination of the various experiences, skills, and qualifications represented by the nominees contribute to an effective and well-functioning Board and that the nominees possess the qualifications, based on the criteria described above, to provide meaningful oversight of The Cigna Group’s business and strategy.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	19

CORPORATE GOVERNANCE MATTERS

Age 58 Director Since 2009 Education MBA, University of Hartford; BBA, Texas A&M University Board Committees Executive (Chair) Prior Public Company Boards General Mills, Inc.
David M. Cordani
Chairman and Chief Executive Officer | The Cigna Group
Business Experience
David Cordani was appointed Chairman of the Board in January 2022. He has served as The Cigna Group’s Chief Executive Officer since 2009 and President since 2008. Since joining The Cigna Group in 1991, Mr. Cordani has served in a number of senior leadership roles, including Chief Operating Officer; President, Cigna HealthCare; and Senior Vice President, Customer Segments and Marketing. During his tenure, The Cigna Group has grown into a Fortune 15 global health company with approximately 189 million customer and patient relationships and approximately 72,500 colleagues.
Qualifications
Mr. Cordani brings a deep understanding of customer engagement and brand building as well as of the critical role data analytics and digital capabilities play in the growth of the enterprise. He offers unique perspective and insight into the health services industry and the innovation of health delivery models, and he is actively engaged in public policy in furtherance of the mission of The Cigna Group. Mr. Cordani leads the organization in advancing its environmental, social, and governance (ESG) areas of focus, including expanding and accelerating efforts in support of sustainable health care, health equity, and enterprise diversity, equity, inclusion and equality. The Company’s progress has been recognized by a number of prominent organizations, including the Dow Jones Sustainability Indices for six consecutive years. Mr. Cordani is also the co-author of the best-selling book The Courage to Go Forward: The Power of Micro Communities.
Mr. Cordani currently serves in various capacities with the Achilles International Freedom Team of Wounded Veterans, The Cigna Group Foundation, and the David and Sherry Cordani Family Foundation. Mr. Cordani is an Executive Committee member of America’s Health Insurance Plans (AHIP) and previously was appointed and served as Chair of the AHIP Board. With a commitment to international business relations, Mr. Cordani also served as Chairman of the U.S. Chamber of Commerce’s U.S.-Korea Business Council and on the U.S.-India Business Council Board of Directors.

20	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS

Age
68
Director Since
2018
Education
MBA, University of Pennsylvania, Wharton Graduate Division;
BBA, University of Notre Dame
Board Committees
Audit
Corporate Governance
Other Public
Company Boards
Union Pacific Corporation
•Audit Committee
•Compensation and Benefits Committee
Past Public Company Directorships
Express Scripts Holding
Company
Sanmina Corporation
Sysco Corporation

William J. DeLaney
Former Chief Executive Officer | Sysco Corporation
Business Experience
William DeLaney served as Chief Executive Officer of Sysco Corporation (Sysco), a food marketing and distribution company, from March 2009 until his retirement in December 2017. Previously, Mr. DeLaney served as President of Sysco from March 2010 to January 2016, served as Executive Vice President and Chief Financial Officer from July 2007 to October 2009, and held multiple corporate and operating positions of increasing responsibility throughout his 29-year career with Sysco.
Qualifications
Mr. DeLaney has broad and deep leadership experience, having led Sysco, a large, complex, global organization, as Chief Executive Officer and Chief Financial Officer through a decade of significant growth and customer-centric-driven change. Mr. DeLaney brings deep financial and risk expertise from his tenure as Sysco’s Chief Financial Officer, where he oversaw accounting, financial operations, and financial reporting matters. In addition, his leadership roles with Sysco provided him with a strong background in business mergers and acquisitions, restructuring, strategic planning, supply chain management, and global technology operations oversight.
In addition to his corporate work, Mr. DeLaney previously served as an active member of his community through his involvement with the Center for Houston’s Future and the Greater Houston Partnership.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	21

CORPORATE GOVERNANCE MATTERS

Age
65
Director Since
2011
Education
BS, Ball State University
Board Committees
Finance (Chair)
Executive
People Resources
Other Public
Company Boards
Primo Water Corporation
•Audit Committee
•ESG and Nominating Committee
Past Public Company Directorships
Aramark (Chair)
Diversey, Inc.
(Non-Executive Chair)
Pepsi Bottling Group (Chair)
Selina Hospitality PLC
(Non-Executive Chair)
UDR, Inc.

Eric J. Foss
Former Chair, President, and Chief Executive Officer | Aramark
Business Experience
Eric Foss served as President and Chief Executive Officer of Aramark, a provider of food services, facilities management, and uniform services, starting in May 2012. He also served as Aramark Chair of the Board starting in February 2015 until his retirement in August 2019. He served as Chief Executive Officer of Pepsi Beverages Company, a beverage manufacturer, seller, and distributor and a division of PepsiCo, Inc., from 2010 until December 2011. He was the Chair and Chief Executive Officer of The Pepsi Bottling Group, Inc., from 2008 until 2010, President and Chief Executive Officer from 2006 until 2008, and Chief Operating Officer from 2005 until 2006.
Qualifications
As Chief Executive Officer of both Aramark and The Pepsi Bottling Group, he led each company’s initial public offerings, giving him a deep knowledge of the capital markets and prudent risk management while creating strong stakeholder value. While leading Aramark, Mr. Foss gained significant experience in managing the operations of a global business with risk management, strategic planning, transactions, technology, and financial oversight. He also delivered increased shareholder value by improving customer loyalty and building a diverse, inclusive and engaged workforce. During his tenure, Aramark received several recognitions, including being named to Fortune magazine’s World’s Most Admired Companies list, to DiversityInc’s Top 50 Employers list, and as a Best Place to Work by the Human Rights Campaign and the Disability Equality Index.
Mr. Foss also serves on the National Board of Directors for the Back on My Feet Foundation.

22	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS

Age
70
Director Since
2018
Education
M.D., University of Arkansas School of Medicine;
BS, Arkansas State University
Board Committees
Compliance (Chair)
Corporate Governance
Executive
Other Public
Company Boards
Better Therapeutics, Inc.
•Audit Committee
DLH Holdings Corporation
•Cybersecurity, Technology and Medical Research Committee (Chair)
•Management Resources and Compensation Committee
Past Public Company Directorships
Cerner Corporation
Express Scripts Holding
Company

Retired Maj. Gen. Elder Granger, M.D.
President and Chief Executive Officer | THE 5Ps, LLC
Business Experience
Retired Army Major General Elder Granger, M.D., has served as the President and Chief Executive Officer of THE 5Ps, LLC, a health care, education, and leadership consulting firm, since August 2009. He served in the U.S. Army for more than 35 years before retiring in June 2009, and he was the Deputy Director and Program Executive Officer of TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs), in Washington, D.C., from December 2005 to June 2009.
Qualifications
General Granger is board certified by the American Association for Physician Leadership, American College of Healthcare Executives, American Board of Medical Quality, and the American Board of Internal Medicine. He is also a National Association of Corporate Directors (NACD) Certified Director and was recognized by NACD in 2022 as part of the NACD Directorship 100. He holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University, is certified in Healthcare Compliance by the Healthcare Compliance Association, and is a Certified Compliance Officer by the American Association of Professional Coders, in addition to holding numerous medical certifications.
General Granger has extensive experience in health care management and operations, including health policy, planning, budgeting, and execution related to the health program for uniformed service members around the globe through his tenure with TRICARE. General Granger has unique leadership and policy experience through his 35-year career with the U.S. Army.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	23

CORPORATE GOVERNANCE MATTERS

Age 50 Director Since 2021 Education MBA, University of California; BS, University of Michigan Board Committees Audit Finance Other Public Company Boards N/A
Neesha Hathi
Head of Wealth and Advice Solutions | The Charles Schwab Corporation
Business Experience
Neesha Hathi has served as Head of Wealth and Advice Solutions of The Charles Schwab Corporation (Charles Schwab), a financial services company, since 2022. Over the course of her 18-year career with Charles Schwab, Ms. Hathi has held positions of increasing responsibility. Notably, she was Chief Digital Officer from 2017 to 2022, during which time she was responsible for digital transformation, business innovation, and data and analytics. Prior to that role, she served as Executive Vice President of Investor Services Platforms, Strategy and Client Experience, from 2016 to 2017, as Senior Vice President of Advisor Services and Chief Operating Officer of Schwab Performance Technologies from 2012 through 2016.
Qualifications
Ms. Hathi has been broadly recognized across the financial services industry for her digital expertise and transformative leadership, and she speaks frequently at industry events to provide thought leadership on digital transformation and related topics. In 2021, InvestmentNews named her among the top Icons & Innovators who have shaped and transformed the financial advice profession. Business Insider named her one of the 10 People Transforming Investing in 2020, and she was listed among the Top Women in WealthTech by Think Advisor in 2019.
Ms. Hathi serves on the Advisory Board of the Morrison Center for Marketing & Data Analytics at the University of California, Los Angeles, as well as The Charles Schwab Foundation.

24	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS

Age 57 Director Since 2021 Education MBA, Stanford University; BS, Princeton University Board Committees Compliance People Resources Other Public Company Boards NetApp, Inc.
George Kurian
Chief Executive Officer | NetApp, Inc.
Business Experience
George Kurian has served as Chief Executive Officer of NetApp, Inc. (NetApp), a cloud-led, data-centric software company, since 2015. He was NetApp’s President from 2016 through 2020; Executive Vice President, Product Development, from 2013 through 2015; and Senior Vice President, Software Group, from 2011 through 2013. Previously, Mr. Kurian held various roles at Cisco Systems, Inc., a technology company, having served as Vice President and General Manager, Application Networking and Switching Technology Group, from 2009 to 2011; Vice President and General Manager, Application Delivery Business Unit, from 2005 to 2009; and Vice President and General Manager, Video Networking Business Unit, from 2002 to 2005.
Qualifications
Mr. Kurian brings significant leadership experience and a deep understanding of business transformation, strategic planning, corporate growth and risk assessment on a global basis through his 10-year career with NetApp. He is well-versed in customer-oriented technology as a result of having led client service teams focused on helping companies advance strategy and operational initiatives and his background as an engineer.
Mr. Kurian has spent more than 20 years in leadership positions at technology-focused companies, through which he has developed expertise in innovative technology and related operations. His extensive background and experience provide a deep understanding of how technology fits into a business from both an operational and strategic perspective.

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CORPORATE GOVERNANCE MATTERS

Age
63
Director Since
2018
Education
MBA, Webster University;
BA, National Louis University
Board Committees
People Resources (Chair)
Finance
Executive
Other Public
Company Boards
Core & Main
•Audit Committee
•Nominating and Governance Committee (Chair)
Waste Management, Inc. (Non-Executive Chair)
•Management Development and Compensation Committee
•Nominating and Governance Committee (Chair)
Past Public
Company Boards
Express Scripts Holding
Company

Kathleen M. Mazzarella
Chair, President, and Chief Executive Officer | Graybar Electric Company, Inc.
Business Experience
Kathleen Mazzarella has served as Chair of Graybar Electric Company, Inc. (Graybar), a North American distributor of electrical, communications, and data networking products and provider of related supply chain management and logistics services, since January 2013, as President and Chief Executive Officer since June 2012, and as a Director since January 2004. She is the first woman to lead Graybar since its founding in 1925.
Qualifications
Ms. Mazzarella previously served as Graybar’s Executive Vice President and Chief Operating Officer from December 2010 to June 2012. She joined Graybar in January 1980 and has held increasing roles of seniority, including Senior Vice President, Sales and Marketing, and Senior Vice President, Human Resources and Strategic Planning. Ms. Mazzarella has been instrumental in developing environmental, social, and governance (ESG) practices for Graybar and, as a member of the Board of Directors for Waste Management, focusing on driving sustainable operations that deliver innovation to customers. Under her leadership, Graybar has consistently invested in its community, actively cultivating an ownership culture, emphasizing integrity, inclusion, and opportunity, and it has earned recognition for its governance practices and as a top national workplace. Ms. Mazzarella is also a contributing author of Inside the Minds, a book on human capital management.
Ms. Mazzarella serves as Co-Chair for Concordance First Chance Campaign and as a Board Member for Greater St. Louis, Inc. She is a 2022 recipient of the inaugural St. Louis Titan 100 and an inaugural winner of the Modern Distribution Management Women in Distribution Leadership Award in 2021.

26	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS

Age
60
Director Since
2018
Education
Ph.D., Massachusetts Institute of Technology;
M.D., Harvard-MIT Division
of Health Sciences and Technology;
MPA, Harvard University;
BA, University of Texas
Board Committees
Compliance
Corporate Governance
Other Public
Company Boards
Alignment Healthcare, Inc.
Johnson & Johnson
•Regulatory Compliance & Sustainability Committee
•Science & Technology Committee

Mark B. McClellan, M.D., Ph.D.
Director | Duke-Robert J. Margolis, M.D., Center for Health Policy
Business Experience
Dr. Mark McClellan became the inaugural Director of the Duke-Robert J. Margolis, M.D., Center for Health Policy and the Margolis Professor of Business, Medicine, and Policy at Duke University in January 2016. He currently serves in various leadership and advisory capacities for the National Academy of Medicine, the University of Texas Dell Medical School, the Institute for Clinical and Economic Review, and other nonprofit organizations. He also was the founding Chair of the Reagan-Udall Foundation for the U.S. Food and Drug Administration (FDA). Dr. McClellan is a two-time recipient of the Kenneth Arrow Award for Outstanding Research in Health Economics.
Qualifications
Previously, Dr. McClellan served from 2007 to 2015 as a Senior Fellow in Economic Studies and as Director of the Initiatives on Value and Innovation in Health Care at the Brookings Institution. He was a member of the President’s Council of Economic Advisers and was White House Senior Director for Health Care Policy from 2001 to 2002. He also was the Deputy Assistant Secretary for Economic Policy for the Department of the Treasury from 1998 to 1999. Dr. McClellan served as Administrator of the Centers for Medicare & Medicaid Services for the U.S. Department of Health and Human Services from 2004 to 2006, where he oversaw implementation of the Medicare prescription drug benefit and the Medicare Advantage program. From 2002 to 2004, he served as Commissioner of the FDA, where he developed and implemented the Critical Path Initiative and other major reforms in regulatory policy.
Additionally, Dr. McClellan was at the center of U.S. efforts to combat the COVID-19 pandemic and co-authored a road map detailing a comprehensive response and safe reopening. His work to respond to COVID-19 included focusing on virus containment and testing strategies; reforming health care toward more resilient models of delivering better, more equitable care and addressing public health challenges; accelerating the development of therapeutics and vaccines; and building a more robust global response to emerging infectious disease threats.

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CORPORATE GOVERNANCE MATTERS

Age
61
Director Since
2023
Education
Ph.D., University of Nebraska–Lincoln;
M.D., University of Ibadan, Nigeria;
MS, University of Southern California
Board Committees
Compliance
People Resources
Other Public
Company Boards
Organon and Co.
•Environmental, Social and Governance (ESG) Committee

Philip O. Ozuah, M.D., Ph.D.
President and Chief Executive Officer, Montefiore Medicine
Business Experience
Since 2019, Dr. Philip Ozuah has served as the President and CEO of Montefiore Medicine, the umbrella organization for the Albert Einstein College of Medicine and Montefiore Health System’s 13 member hospitals and 300 ambulatory sites. Dr. Ozuah has spent 32 years at Montefiore Medicine in positions of increasing responsibility, including President of Montefiore Health System from 2018 to 2019, as well as Executive Vice President and Chief Operating Officer from 2012 to 2018. A National Institutes of Health–funded researcher and award-winning educator, Dr. Ozuah has also served as Professor and University Chairman of Pediatrics at Albert Einstein College of Medicine and Physician-in-Chief of Children’s Hospital at Montefiore (CHAM).
Qualifications
In these roles, Dr. Ozuah delivered best-in-class clinical care and expanded health care access for underserved communities, fostered innovations in medical education, and improved financial and operational performance by integrating care across a growing system that sees 7.5 million patient encounters per year. His work helped establish Montefiore Medicine as a national leader in value-based care with an emphasis on aligning community-based organizations and services critical to addressing the socioeconomic determinants of health. Dr. Ozuah also has extensive experience in academic medical research and health care management and operations, as well as a strong commitment to medical education and value-based care.
In recognition of his accomplishments, Dr. Ozuah has been repeatedly recognized by Modern Healthcare as a top physician executive in the country. He has received countless accolades for excellence in patient care, including being inducted into the Alpha Omega Alpha Honor Medical Society. Dr. Ozuah is also an active member of his local community, serving as Chairman of the New York City Police Foundation and as a trustee of the New York Botanical Garden.

28	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS

Age
58
Director Since
2020
Education
BA, University of
South Florida
Board Committees
Audit (Chair)
Finance
Executive
Other Public
Company Boards
Northrup Grumman Corporation
•Audit and Risk Committee
•Policy Committee
Nestlé S.A.
•Audit Committee
KKR & Co.
Past Public Company Directorships
KKR Acquisition
Holdings I Corp.
Chubb Limited
PQ Group Holdings, Inc.

Kimberly A. Ross
Former Chief Financial Officer | Baker Hughes Company
Business Experience
Kimberly Ross served as Chief Financial Officer of WeWork (the We Company), a flexible space solutions company, from March through September 2020. She served as Senior Vice President and Chief Financial Officer of Baker Hughes Company, an energy technology company, from September 2014 to July 2017.
Qualifications
Additionally, Ms. Ross was Executive Vice President and Chief Financial Officer of Avon Products, Inc., a global manufacturer and marketer of beauty and related products, from November 2011 until September 2014. Prior to joining Avon, she served as the Executive Vice President and Chief Financial Officer of Royal Ahold N.V. (Royal Ahold), a food retail company, from 2007 to 2011, and held a variety of senior management positions during her tenure, which began in 2001. She has expertise in corporate finance, financial planning and analysis, strategy, mergers and acquisitions, corporate restructuring, financial reporting, and internal auditing processes as well as information technology operations oversight, and she holds a Cybersecurity Certification from the NACD.
Ms. Ross is an active member of her alma mater, sitting on the Foundation Board of the University of South Florida and the Advisory Board of the Muma College of Business.

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CORPORATE GOVERNANCE MATTERS

Age 68 Director Since 2007 Education BS and MBA, Wake Forest University Board Committees Executive Past Public Company Directorships Lowe’s Companies, Inc. VF Corporation
Eric C. Wiseman
Lead Independent Director, The Cigna Group; Former Executive Chair, President,
and Chief Executive Officer of VF Corporation
Business Experience
Eric Wiseman has served as the Lead Independent Director of The Cigna Group since January 2022. He was Executive Chair of VF Corporation, an apparel and footwear company, from August 2008 until October 2017. He served as VF Corporation’s Chief Executive Officer from January 2008 until December 2016, President from 2006 until June 2015, and Chief Operating Officer from 2006 to 2008. Prior to that, Mr. Wiseman held a variety of senior management positions at the company.
Qualifications
While at the helm of VF Corporation, Mr. Wiseman not only navigated the period that followed the 2008 financial crisis but he more than tripled the company’s share price. In addition, he consistently delivered a top-quartile total shareholder return, making VF Corporation a top performer among its direct peers. VF Corporation was also nationally recognized with standout corporate responsibility performance under his leadership and guidance. He grew the company’s presence around the world during his tenure, including through the multibillion-dollar acquisition of the Timberland Co. and the organic growth of the Vans and The North Face businesses.
Mr. Wiseman is an active member of his community, and he also sits on the Board of Trustees for Wake Forest University and the Board of Visitors for the Wake Forest School of Business. He also served on the American Heart Association CEO Roundtable, a leadership collaborative of CEOs exclusively dedicated to improving employee and community health.

30	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS

Age
66
Director Since
2005
Education
MBA, University of Chicago, Booth School of Business;
BS, Illinois State University
Board Committees
Audit
Corporate Governance
(Chair)
Executive
Other Public Company Directorships
CDW Corporation
•Audit Committee
•Nominating & Corporate Governance Committee

Donna F. Zarcone
Former President and Chief Executive Officer | The Economic Club of Chicago
Business Experience
Donna Zarcone served as the President and Chief Executive Officer of The Economic Club of Chicago, a civic and business leadership organization, from February 2012 until July 2020, as well as Interim President from October 2011 until February 2012. She was President and Chief Executive Officer of D.F. Zarcone & Associates LLC, a strategic advisory firm, from 2007 until February 2012. Ms. Zarcone served as the President and Chief Operating Officer of Harley-Davidson Financial Services, Inc. (HDFS). She also led the formation of Eaglemark Savings Bank, a wholly owned subsidiary of HDFS, and served as its Chair and President. Early in her career, she served as the Chief Financial Officer for two start-ups, a technology leasing firm and a financial technology company, that were subsequently sold to strategic investors.
Qualifications
Ms. Zarcone has been serving on corporate boards for more than 30 years and is an Audit Committee Financial Expert and a certified public accountant. She is a NACD-Certified Director and is credentialed in environmental, social, and governance (ESG) and climate governance by NACD. She was also invited to serve as a NACD Commissioner for the Future of the American Board Initiative to re-examine the role of the board beyond its ongoing commitment to shareholders. In 2022, she was featured in NACD’s Directorship magazine, which highlighted her commitment to director professionalism. She also holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University.
Ms. Zarcone serves on the board of directors for the NACD Corporate Directors Institute, the independent sister organization to NACD. Ms. Zarcone is the Chair of the Investment Committee for the Duchossois Group and serves as Chair of the Audit Committee for Quinnox. She also serves as the Vice Chair of the National Board of the Smithsonian Institution, with a focus on sustainability and digital transformation through the organization’s ‘Our Shared Future’ initiatives.

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CORPORATE GOVERNANCE MATTERS
Corporate Governance Policies and Practices
The Cigna Group is committed to ensuring strong corporate governance practices that protect the best interests of our shareholders. We believe that strong corporate governance and an independent Board provide the foundation for financial integrity and shareholder confidence. The Board has adopted policies and processes that foster effective Board oversight of critical matters such as strategy, risk oversight, financial and other controls, compliance, culture, ESG, and leadership succession planning. The Board and its committees regularly review our major governance documents, policies, and processes in the context of current corporate governance trends, shareholder feedback, regulatory changes, and recognized best practices.
The Corporate Governance Guidelines (the Guidelines) set forth the key governance principles that guide the Board. The Board and the Corporate Governance Committee review the Guidelines, and the committees review their respective charters, and update these governing documents as necessary to reflect changes in the regulatory environment, evolving practices and input from shareholders. The full text of the Guidelines and committee charters are available on our website at https://www.thecignagroup.com/our-impact/esg/healthy-company/corporate-governance and are available to any shareholder who requests a copy.(1)

Key Governance Practices
Independence	Best Practices	Accountability	Shareholder Rights

•Other than the Chair/CEO, all directors are independent
•Lead Independent Director with clearly defined responsibilities
•100% independent Audit, Compliance, Corporate Governance, Finance, and People Resources Committees
•Regular meetings of the independent directors of the Board and its committees, without management present
•Board and its committees may hire outside advisors independently of management

•Active shareholder engagement
•Diverse Board in terms of gender, race and ethnicity, experiences, and specific skills and qualifications
•Adoption of policy to ensure a diverse candidate pool for all director searches
•Separate Code of Business Conduct and Ethics for the Board
•Majority of director compensation delivered in common stock of The Cigna Group
•Robust stock ownership guidelines for directors

•Annual election of all directors
•Directors elected by majority vote standard for uncontested election
•Annual self-evaluations of the Board, its committees, and individual directors, and periodic independent third-party assessments, including in 2024
•Annual evaluation of the Board leadership structure
•Annual evaluation of CEO (including compensation) by independent directors
•Clawback policies that comply with and go beyond the requirements of the Dodd-Frank Act and NYSE rules

•Shareholder right to call a special meeting
•Proxy access right allowing shareholders to include their nominees in proxy materials for election at annual meetings
•Shareholders can amend our Certificate of Incorporation or By-Laws with a support of holders of a majority of outstanding stock; no supermajority vote provisions
•No shareholder rights plan or poison pill

(1)Throughout this Proxy Statement, we reference information available on our website. The information on our website is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

32	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS
Director Independence
The Cigna Group believes in the importance of a board composed primarily of independent, non-employee directors. Eleven of the twelve directors on the current Board are non-employee directors. On an annual basis, the Board, through its Corporate Governance Committee, reviews relevant relationships between directors, their immediate family members, and the Company, consistent with the independence standards of The Cigna Group. These independence standards, which are included in the Guidelines, are consistent with the independence requirements set forth in the NYSE’s listing standards.
To be independent, the Board must affirmatively determine that a director has no material relationships with the Company or as an officer, a shareholder, or a partner of an organization that has a relationship with the Company. In recommending to the Board that it determine each director is independent, other than Mr. Cordani, the Corporate Governance Committee considered whether there were any facts or circumstances that might impair a director’s independence, and recognized that several of The Cigna Group Board members serve as directors or executive officers of other organizations, including organizations with which The Cigna Group has ordinary course commercial relationships.
The Board has affirmatively determined that Mr. DeLaney, Mr. Foss, General Granger, Ms. Hathi, Mr. Kurian, Ms. Mazzarella, Dr. McClellan, Dr. Ozuah, Ms. Ross, Mr. Wiseman, and Ms. Zarcone are independent directors. In addition, at the committee level, all members of the Audit, Compliance, Corporate Governance, Finance, and People Resources Committees are independent, and the members of the Audit Committee and the People Resources Committee meet the NYSE’s heightened independence requirements for service on those committees.
Board Leadership Structure
The Board is led by Mr. Cordani in the role of Chairman and CEO and Mr. Wiseman in the role of Lead Independent Director. The Board reviews its leadership structure annually and continues to believe that its current leadership structure is the most effective leadership structure for the Board.
The Chairman and CEO presides at meetings of the Board and shareholders. The combined role of Chairman and CEO performed by Mr. Cordani remains effective for a number of reasons, including the following:
•The health care landscape is rapidly and fundamentally reformatting and evolving, from a consumer, competitive, regulatory, and technological perspective. Mr. Cordani is a visionary thinker who encourages open-mindedness among the Board when considering strategic decisions. The Board continues to believe that Mr. Cordani’s deep understanding of the health care industry, including the long-term risks and opportunities, uniquely positions him to unify the Board and management around the most impactful ways to maximize the Company’s strategic agility and capitalize on current and emerging opportunities to maximize shareholder value.
•The ability of the Company to successfully execute on its strategic and operational objectives is a priority of the highest order for both management and the Board. Mr. Cordani is a critical thinker and actively invites feedback and encourages the consideration of various points of view to enable alignment of direction, consensus building, and strong risk oversight. For these reasons, the Board continues to believe that Mr. Cordani is best positioned to ensure the alignment and clarity of vision, goals, and expectations between the Board and management to drive the Company to an elevated and accelerated level of performance.
•Another important priority of the Board is talent succession, including CEO succession. Through his combined role, Mr. Cordani ensures that the Board hears directly from The Cigna Group subject matter experts on key strategic and risk-related matters, further enabling the Board to assess the Company’s talent. The Board continues to believe that this leadership structure creates additional opportunity to grow and accelerate the development of the next generation of leaders for the Company and underscores its commitment to this priority. Among both his leadership team and the Board, Mr. Cordani leads by his example in driving the Company’s and Board’s culture, benefiting from his focus on strong governance, compliance, and ethical practices.
The role of the Lead Independent Director performed by Mr. Wiseman ensures the Board’s independent oversight of management and holds management accountable for creating long-term shareholder value. The Lead Independent Director continues to effectively aid in the independent oversight of management in many ways, including:
•Presiding at meetings of the Board (including meetings of the independent directors) and shareholders in the Chair’s absence, serving as the liaison between the Chair and the independent directors, approving meeting agendas for the Board, and having the authority to call meetings of the Board and independent directors. Mr. Wiseman is an active and thoughtful member of the Board and a vocal participant in the boardroom, often

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CORPORATE GOVERNANCE MATTERS
engaging with management to consider different points of view and facilitating robust discussion. Even if not named a standing member of a committee, Mr. Wiseman regularly attends and participates in meetings of all of the committees of the Board as if he were a member of such committee.
•Supporting the Board in a number of ways, including supporting the Corporate Governance Committee in considering the form of Board evaluation and playing a significant role in helping to complete the annual evaluation. Mr. Wiseman helps set the board culture by example and is a consensus builder. He is a constructive facilitator that serves as the coordinating point for dialogue interaction and feedback. Mr. Wiseman also contributes his risk management experience, such as his experience as Executive Chair and Chief Executive Officer of VF Corporation and as an Audit Committee member of the Board of Directors of Lowe’s Companies, Inc., to the Board.
•Providing input on the design of the Board by engaging in the director recruitment process and meeting with prospective director nominees. Mr. Wiseman is a strategic thinker and encourages development of a vivid picture of the future composition of the Board and its impact on strategy through board refreshment considerations.
•In coordination with the Chairman, leading the Board in CEO succession planning and supporting the People Resources Committee and Board in discussions regarding the CEO’s performance evaluation and compensation determinations. Mr. Wiseman helps to build consensus around proposed directions for CEO succession planning and evaluation.
•Being available to engage with shareholders upon request and as appropriate. Mr. Wiseman has dedicated time to the role and stays current on the most recent trends and issues, and he builds and maintains strong, cooperative relationships.
Access to Management and Advisors
A member of senior management is assigned to each committee to act as a staff officer. The Chief Financial Officer serves as the staff officer for the Audit and Finance Committees; the General Counsel serves as the staff officer for the Compliance and Corporate Governance Committees; and the Chief Human Resources Officer serves as the staff officer for the People Resources Committee. These individuals work with their respective committee chair to assist in setting and developing meeting agendas and materials and attend meetings as appropriate. Committee chairs communicate regularly with staff officers, other executive officers, and other members of management between scheduled Board meetings with respect to committee issues, and management is expected to update the Board on any significant Company matters or competitive developments between Board meetings.
The Board and its committees are able to access and retain independent advisors as, and to the extent, they deem necessary or appropriate.
Board Evaluations and Board Effectiveness
Evaluation Process
The Board evaluation process allows the Board to gain insights into the effectiveness of, and challenges facing, the Board, its committees, and its individual members, with the goal of enhancing Board performance. The Board of The Cigna Group is committed to ongoing improvement and the evaluation process is an important vehicle that fosters and supports effectiveness. Our Board evaluations are designed to solicit input and perspective on various matters, including:
•board and committee structure and the role and responsibility of the Board;
•board composition, including size, diversity, and skill set;
•board dynamics and culture;
•governance policies and practices;
•strategy and risk oversight;
•relationship with management;
•board response to trends and developments;
•board operations, including the conduct and cadence of meetings, schedule, information flow, and relationships with outside advisors; and
•overall performance.

34	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS
As set forth in its charter, the Corporate Governance Committee oversees the Board, committee and individual director evaluation process. The Corporate Governance Committee and the Lead Independent Director determine the appropriate form of evaluation and consider the design of the process to ensure it is both meaningful and effective, with support from The Cigna Group Office of the Corporate Secretary.
From time to time, the Board has engaged an independent third party to conduct the Board evaluation. Most recently, the Board engaged an independent third party to conduct the Board evaluation in 2019, which provided an opportunity to enhance Board effectiveness and strengthen governance practices. The Corporate Governance Committee and Board have agreed to use an independent third party to facilitate the Board evaluation process approximately every three to five years or on an as needed basis. An independent third party will facilitate the 2024 Board evaluation process.
In 2023, directors were interviewed by one or both of the Chair of the Corporate Governance Committee and the Lead Independent Director of the Board. The Chair of the Corporate Governance Committee and Lead Independent Director of the Board reviewed the feedback from the individual director interviews and shared committee-specific feedback received during the interview process with each of the committee chairs. Feedback on director performance is shared with each director individually, in one-on-one conversations. The Chair of the Corporate Governance Committee and the Lead Independent Director of the Board also led a discussion with the full Board regarding the results of the Board evaluation process. The chairs of each committee led a similar self-assessment discussion for their particular committee.
Based on the results of the Board, committee, and individual evaluations, the Board works with management to take any steps required to address items raised on an as-needed basis. The Board is mindful of the importance of a thorough and thoughtful evaluation process and believes that it furthers the Board’s overall effectiveness.
Board Refreshment and Succession Planning
Our Corporate Governance Committee engages in Board succession planning on an ongoing basis. The Corporate Governance Committee is responsible for identifying new director candidates, reviewing the composition of the Board and its committees, and making recommendations to the full Board on these matters. When identifying new candidates for the Board, the Committee focuses on identifying candidates who possess skills and qualifications that will support the Company’s short- and long-term strategy while being mindful of the complex and dynamic nature of the health services industry, as well as any upcoming planned retirements. The Committee’s objective is to balance the knowledge and insights gained from long-term service on the Board with the new skills and experience that results from adding directors to the Board, at a pace that allows the Board to maintain its high-performing and effective culture. The Corporate Governance Committee retains a third-party search firm to assist in identifying and evaluating candidates for Board membership.
The Guidelines require the Corporate Governance Committee, and any search firm it engages, to include women and racially and ethnically diverse candidates in the pool from which the Committee selects director candidates.
New directors undergo an extensive Board and committee orientation process, overseen by the Corporate Governance Committee. The orientation process is designed to enable new members of the Board to become active, knowledgeable, and effective Board members. As part of this process, each new director receives a series of briefings designed to provide meaningful interactions with our executive officers and other senior leaders. These briefings focus on, among other topics, our business operations, strategic plans, financial statements and policies, risk management framework and significant risks, regulatory matters, corporate governance, human capital management and leadership succession, and key policies and practices, including our Codes of Ethics, as well as the roles and responsibilities of the Board. Board orientation may also include site visits to key business operations.

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CORPORATE GOVERNANCE MATTERS
Responsibilities of the Board
Board Oversight of Risk and Enterprise Risk Management
The Board of Directors has the ultimate responsibility for risk oversight under the risk management framework of The Cigna Group. The Board oversees our policies and procedures for assessing and managing risk, while management is responsible for assessing and managing our exposures to risk on a day-to-day basis. The Board executes its duty both directly and through the Audit, Compliance, Corporate Governance, Finance, and People Resources Committees. The Audit Committee oversees the Company’s enterprise risk management framework, which is designed to identify and assess risks that have an impact on the attainment of the Company's strategic and financial goals, and each of the committees oversees risks related to the subject matter delegated to such committee. Risks not otherwise delegated to a committee are overseen by the full Board.
The Cigna Group Enterprise Risk Management (ERM) program covers the full panoply of our critical enterprise risks, which is organized into four primary risk categories: strategic, operational, financial, and compliance. Our Chief Compliance and Risk Officer (the CCRO), who reports to our Executive Vice President, Chief Administrative Officer, and General Counsel, facilitates the ERM program. As part of our ERM process, management identifies, assesses, prioritizes, and develops mitigation and remedial plans for the Company’s top risks over short- and longer-term time horizons. The full inventory of risks is reviewed regularly with the Audit Committee, and deep dives into each of the four risk categories occur annually. The CCRO and the General Auditor (the GA) partner closely to ensure key risks identified through the ERM process are incorporated into our audit plans and that key findings are filtered through the Company’s disclosure processes. The Board, as part of its review of Committee charters and standing agendas for both the Board and its Committees, considers the oversight of critical enterprise risks and how those risks are addressed by the Board and its Committees.

Key Areas of Risk Oversight

Board of Directors

Strategic	Operational	Financial	Compliance

Risks related to strategic planning, including the selection and implementation of business plans, the allocation of capital resources and our ability to adapt to the changing environment in which we operate	Risks related to the management and operation of our business, including controls with respect to key business processes and business continuity	Risks related to financial matters, including our ability to maintain our desired debt ratings and appropriate levels of liquidity, as well as the reliability of our financial reporting	Risks related to our compliance with the laws and regulations governing our business, as well our ability to maintain high ethical and business practices standards

Board Committees
Audit
	•Financial statements •Internal controls •Disclosure controls and processes	•Independent auditor oversight •Enterprise risk management programs and policies •Cybersecurity
Compliance
	•Compliance programs, including federal health care programs •Compliance risk assessments	•Data privacy •Code of Ethics and Director Code
Corporate Governance
	•Corporate governance policies and practices •Board succession planning •ESG landscape, policies, and performance	•Shareholder engagement •Political and charitable contributions
Finance
	•Capital deployment •Operating plan/budget •Technology investments	•Investment strategy •Material mergers, acquisitions, and divestitures •Insurance coverage and related risk management
People Resources
	•Executive compensation •Incentive compensation programs and policies	•Succession planning •Human capital management, including diversity, equity, and inclusion

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CORPORATE GOVERNANCE MATTERS
Shareholder Engagement for Corporate Governance
The Board and the Corporate Governance Committee oversee the Company’s shareholder engagement practices. Our engagement with shareholders helps us better understand our shareholders’ priorities and perspectives, continue to develop strong relationships, and ensures the Board considers concerns that our shareholders may have. The Board considers feedback and insights from our shareholders as it reviews and evolves our governance and executive compensation practices and disclosures.
Our Corporate Secretary, Senior Vice President of Investor Relations, and representatives of The Cigna Group’s Office of the Corporate Secretary, Executive Compensation, ESG, and Government Affairs teams conduct meetings to update investors and regularly convey feedback from those meetings and calls to the Chair of the Board, our Lead Independent Director, and other members of the Board and management. We engage with shareholders throughout the year on a number of topics related to corporate governance, executive compensation, corporate responsibility, Company performance, and other areas of focus for shareholders. Over the past year, we engaged on governance-related topics with holders of approximately 40% of our outstanding stock.(1)

In 2023, we invited holders of approximately 70% of our outstanding stock, including our 100 largest shareholders, to engage with us to discuss corporate governance topics.(1)

(1)Based on holdings as of December 31, 2023.

Topics
Corporate governance and shareholder rights	Board composition and refreshment	Executive compensation and human capital matters	Diversity, equity and inclusion efforts	ESG initiatives and performance
The Cigna Group robust shareholder engagement program is designed to foster an active and constructive dialogue with a broad and representative group of our shareholders and other stakeholders. The Cigna Group believes that our engagement practices, including with respect to ESG matters, general corporate governance matters and other topics outlined above, strengthen our relationships with our shareholders and underscore our commitment to acting in the best interests of the Company’s shareholders and other stakeholders.
Our engagement with shareholders continues to influence our policies and practices. We have implemented several governance enhancements in recent years for which shareholders have expressed support in our engagement discussions, including:
•our adoption of a policy to ensure a diverse candidate pool for all director searches, which requires that the Corporate Governance Committee and any search firm it engages include women and racially and ethnically diverse candidates in the pool from which the committee selects director candidates;
•the adoption of our proxy access and shareholder right to call a special meeting bylaws; and
•the elimination of supermajority voting provisions in our governing documents.
In addition to engagement with shareholders for corporate governance, we actively review policy voting guidelines of our large shareholders as well as Institutional Shareholder Services (ISS) and Glass Lewis. This includes close monitoring of any published scores.
Oversight of Business Strategy
The Board provides unique insights into the strategic issues facing the Company, including changes in the regulatory environment, changing market dynamics, and the competitive landscape. The Board and its committees provide guidance and oversight to management with respect to The Cigna Group’s business strategy throughout the year.

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As part of its oversight of business strategy, the Board:
•reviews The Cigna Group annual and longer-term strategic plan, financial targets, and strategies for achieving those targets;
•reviews and assesses the Company’s results of operations, financial performance, prospects, and competitive position;
•discusses external factors that affect the Company, such as regulatory developments and trends impacting the health services industry generally;
•reviews our performance compared to our competitors; and
•evaluates potential strategic alternatives relating to The Cigna Group and our business, including possible acquisitions, divestitures, business combinations, and other opportunities.
Leadership Succession Planning and Human Capital Management Oversight
Our organizational structure is designed to position us for sustained growth, and the Board views our leadership team as a key strength of the Company.
In coordination with the Chair, the Lead Independent Director leads the Board in CEO succession planning. The Board engages in CEO succession planning annually as well as on an as-needed basis. Further, the Board approves regular and emergency succession plans and, as part of those plans, evaluates potential candidates who meet the Board’s criteria for the Chief Executive Officer position.
Through its People Resources Committee, the Board also oversees succession planning for other leadership roles, including executive officers and key members of senior management. With the assistance of the People Resources Committee, the Board also reviews emergency succession plans.
A global, diverse workforce that is experienced, engaged, healthy, and connected is essential to our achieving our mission. In addition to leadership succession planning, the People Resources Committee is actively engaged in the oversight of the Company’s human capital management through its review of the following topics:
•the Company’s employee health and well-being programs, including structure and outcomes;
•the Company’s Enterprise Incentive Plan and the Long-Term Incentive Plan for management;
•the Company’s performance relative to the acquisition and retention of talent, leadership and development programs, and other initiatives and plans to help ensure that we have talent positioned to deliver on our strategy; and
•the Company’s principal policies, practices, and progress relative to pay equity and to diversity, equity, and inclusion.
Environmental, Social, and Governance Oversight
The Board has oversight responsibility for our ESG strategy and initiatives and has delegated certain responsibilities to the Audit, Compliance, Corporate Governance, and People Resources Committees. In addition to ensuring the Board adheres to strong board governance practices generally, the Corporate Governance Committee oversees the Company’s ESG policies and performance overall, reviews with management the contents and accuracy of the annual ESG report, and periodically updates and makes recommendations to the Board with respect to related policies, practices, and initiatives. The Corporate Governance Committee is regularly updated on ESG considerations, trends, and feedback raised by shareholders, proxy advisory firms, and other stakeholders. The Audit Committee oversees our disclosure controls, including with respect to our cybersecurity disclosure. The Compliance Committee oversees health care regulatory requirements governing our business operations, ethics, and data security and privacy. The People Resources Committee oversees human capital management matters, including pay equity and diversity, equity, and inclusion.
Cybersecurity Oversight
The Board has ultimate oversight over the Company’s privacy and cybersecurity programs and strategy and is responsible for ensuring that the Company has risk management policies and processes in place to meet and mitigate evolving risks and threats. Certain members of the Board have cybersecurity expertise, including certifications. The Board executes this oversight directly and through both the Audit Committee, for cybersecurity purposes, and the Compliance Committee, for privacy purposes. In these capacities, these committees are regularly briefed by the Global Chief Information Security Officer (GCISO) and the Chief Privacy Officer on cybersecurity and

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privacy matters. These briefings are designed to provide visibility about the identification, assessment, and management of critical risks, audit findings, and management’s risk mitigation strategies. Additionally, these briefings include information about current trends in the environment, incident preparedness, artificial intelligence, and various components of the Company’s cybersecurity and privacy programs. Annually, the full Board reviews the Company’s cybersecurity program, including the threat landscape and related controls and periodically conducts cybersecurity tabletop exercises.
The foundation of our cybersecurity program is our enterprise-wide security policies and standards. Our cybersecurity program and our security policies and standards are aligned with the National Institute of Standards and Technology (NIST) 800-53 Cybersecurity Framework. NIST is an internationally recognized security control framework used by companies to assess and improve their ability to prevent, detect, and respond to cyberattacks. In addition to the NIST framework, we leverage the International Organization for Standardization (ISO) 27001 and 27002 standards. NIST and ISO standards are internationally accepted and provide best practice recommendations for initiating, implementing, and maintaining information security management systems. In addition, all employees are required to complete an annual cybersecurity training course. This training is complemented by ongoing security awareness messaging.
Board Meetings and Committees
In 2023, the Board held 10 meetings, and the committees of the Board held a total of 31 meetings. At all regular Board meetings held in 2023, the independent members of the Board met without management present. As part of all regularly scheduled Board meetings, the Chair or Lead Independent Director presided over all executive sessions of the Board. Each committee also met without management on a regular basis in connection with their respective meetings.
During 2023, Board and committee attendance was 97%, with each director attending more than 75% of the aggregate of all meetings of the Board and committees on which such director served during the year. In addition to formal Board meetings, the Board engages with management regularly throughout the year.
The Board expects directors to attend the Annual Meeting of Shareholders. All individuals then serving as directors attended the 2023 annual meeting. All continuing directors are expected to attend the Annual Meeting in 2024.
The specific roles and responsibilities of the Board’s Executive, Audit, Compliance, Corporate Governance, Finance, and People Resources Committees are delineated in written charters adopted by the Board. Complete copies of the committee charters are available on The Cigna Group website at https://www.thecignagroup.com/our-leaders/committees-of-the-board. For further information regarding the independence of our directors and among our committees, please see “Corporate Governance Matters — Director Independence.”
The Executive Committee may exercise the power and authority of the Board as delegated by the Board when convening a meeting of the full Board of Directors is impracticable. Mr. Cordani is Chair of the Executive Committee, and Mr. Foss, General Granger, Ms. Mazzarella, Ms. Ross, Mr. Wiseman, and Ms. Zarcone serve on the Executive Committee. The Executive Committee did not meet during 2023.
The composition of the Audit, Compliance, Corporate Governance, Executive, Finance, and People Resources Committees is set forth below.

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Board Committee Table

Committee Membership
Name	Audit	Compliance	Corporate Governance	Finance	People Resources	Executive

David M. Cordani
William J. DeLaney	●		●
Eric J. Foss					●	●
Retired Maj. Gen. Elder Granger, M.D.			●			●
Neesha Hathi	●			●
George Kurian		●			●
Kathleen M. Mazzarella				●		●
Mark B. McClellan, M.D., Ph.D.		●	●
Philip O. Ozuah		●			●
Kimberly A. Ross				●		●
Eric C. Wiseman						●
Donna F. Zarcone	●					●
●= MEMBER = CHAIR

A summary of the key committee responsibilities and the composition of the Audit, Compliance, Corporate Governance, Finance, and People Resources Committees is set forth below.

Audit Committee

Primary Responsibilities
The Audit Committee assists the Board in fulfilling its oversight responsibility regarding the integrity of the Company’s financial information and the adequacy of the Company’s internal controls; the qualifications, independence, and performance of the Company’s independent registered public accounting firm (the Independent Auditors); the performance of the Company’s internal audit function; compliance by the Company with legal and regulatory requirements; and cybersecurity.
Among its responsibilities, the Committee:
•Appoints, oversees the work, compensation of, and removal of the Independent Auditors and reviews and approves in advance the terms of the engagement of the Independent Auditors and all audit and permissible non-audit services to be provided by the Independent Auditors.
•Reviews with the General Auditor the risk assessment process, results, and resulting annual audit plan for the upcoming year and the results of internal audit activities.
•Oversees policies with respect to risk assessment and risk management.
•Oversees the Company’s financial risks and discusses with the CCRO the Company’s enterprise risk management framework.

Current Members Ms. Ross (Chair) Mr. DeLaney Ms. Hathi Ms. Zarcone Number of Meetings 9

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Audit Committee (Continued)

•Reviews with the Independent Auditors and management both management’s assessment and the Independent Auditors’ annual report on the effectiveness of the Company’s internal controls and reviews with management the adequacy and effectiveness of the Company’s internal controls, including, financial controls, and disclosure controls and procedures.
•Reviews ESG control considerations and disclosures with management.
•Reviews with management and, if appropriate, the Independent Auditors, the Company’s annual and quarterly financial statements, earnings press releases, and significant accounting policies and policies regarding financial information and earnings guidance provided to analysts and rating agencies.
•Reviews litigation and other legal or regulatory matters that may have a material impact on the Company’s financial statements.
•Reviews the Company’s information technology security program and reviews and discusses the controls around cybersecurity, including the Company’s business continuity and disaster recovery plans.
•Establishes, oversees, and reviews procedures related to (i) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, auditing matters, or federal securities laws reporting and disclosure matters; and (ii) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters by employees.

All members of the Audit Committee are financially literate within the meaning of the NYSE listing standards, and Ms. Ross, Mr. DeLaney and Ms. Zarcone have been designated “audit committee financial experts” as defined in the SEC rules. For more information regarding the Audit Committee’s activities see “Report of the Audit Committee” in the Audit Matters section of the Proxy Statement.

Compliance Committee

Primary Responsibilities
The Compliance Committee assists the Board in fulfilling its oversight responsibility regarding the Company’s compliance and ethics programs, including compliance with laws and regulations that apply to our business operations, such as data privacy and the U.S. federal and state health care program requirements.
Among its responsibilities, the Committee:
•Reviews compliance with federal health care program requirements and the effectiveness of the Chief Compliance Officer for federal health care programs and management’s Medicare Compliance Committee.
•Oversees key compliance programs and reviews the structure, operation, and effectiveness of the compliance risk assessment processes and compliance programs.
•Reviews significant compliance risk exposures or violations and the steps to monitor, correct, and/or mitigate such exposures or violations.
•Oversees the administration of the Company’s Code of Ethics and Principles of Conduct and Director Code of Business Conduct and Ethics and recommends changes thereto to the Board, considers any requests for waivers from the Code or the Director Code benefiting the Company’s executive officers or directors, and reviews any waivers from the Code granted to the Company’s employees.

Current Members General Granger (Chair) Mr. Kurian Dr. McClellan Dr. Ozuah Number of Meetings 5

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Corporate Governance Committee

Primary Responsibilities
The Corporate Governance Committee assists the Board in fulfilling its oversight responsibility regarding the Board’s structure, organization, performance, and effectiveness and the Company’s corporate responsibility and environmental sustainability policies and performance.
Among its responsibilities, the Committee:
•Oversees the Board and each committee’s composition (including member qualifications), structure, size, and succession planning.
•Monitors corporate governance developments and recommends changes to our Certificate of Incorporation, By-Laws, and Corporate Governance Guidelines to the Board.
•Oversees the evaluation of the Board, its committees, and each director.
•Oversees the Company’s corporate responsibility and environmental sustainability policies and performance, reviews with management the contents and accuracy of the annual Environmental, Social, and Governance Report and makes recommendations to the Board with respect to related policies, practices, and initiatives.
•Oversees any related person transactions.
•Oversees non-employee Director compensation and related plans.
•Oversees policies by which interested parties, including shareholders, may make significant concerns known to the Board.
•Oversees policies and practices regarding political and charitable activities, including any contributions therewith.

Current Members Ms. Zarcone (Chair) Mr. DeLaney General Granger Dr. McClellan Number of Meetings 6

Finance Committee

Primary Responsibilities
The Finance Committee assists the Board in fulfilling its oversight responsibilities regarding the Company’s financial resources and invested assets, capital, investment policies, and information technology strategy and execution.
Among its responsibilities, the Committee:
•Reviews the management of the Company’s financial resources, financial objectives, and invested assets.
•Reviews the annual operating plan and capital plan, dividends, and delegation of authority to management to address the Company’s capital and debt and capital position.
•Reviews the Company’s information technology and tax strategy and execution.
•Acts upon proposed investments, divestitures, capital commitments, and certain sourcing arrangements.
•Reviews the Company’s external insurance risk management program and insurance coverage, including Director & Officer and cybersecurity coverage.
•Approves the investment strategy and reviews the Company’s investment policies and guidelines.
•Oversees the Company’s capital and investment-related risks, including with respect to its technology-related risks.

Current Members Mr. Foss (Chair) Ms. Hathi Ms. Mazzarella Ms. Ross Number of Meetings 5

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People Resources Committee

Primary Responsibilities
The People Resources Committee assists the Board in fulfilling its oversight responsibilities regarding the Company’s human resources, including human resource policies and policy controls, people development, and compensation and benefit programs and plans, including for the Company’s executive officers.
Among its responsibilities, the Committee:
•Oversees and approves, as appropriate, compensation design and award strategies and material employee benefit plans.
•Makes recommendations to the Board regarding equity compensation plans and material amendments to such plans and approves equity compensation awards.
•Approves executive compensation program design, including performance measures and goals, formulas, and payouts under short-term and long-term cash-based and equity-based incentive plans.
•Reviews and approves the various elements of compensation for any current or prospective executive officers other than the CEO, for whom the Committee makes recommendations to the independent members of the Board.
•Reviews and approves goals and objectives relevant to the CEO’s compensation and evaluates the CEO’s performance in light of those established goals and objectives.
•In consultation with the CEO, reviews the Company’s people development processes, oversees the policies and processes for people development, and supports the Board in the assessment of current and potential executive officers and key senior management, including succession planning.
•Oversees potential risks in incentive compensation programs and policies.
•Reviews and monitors the Company’s diversity, equity, and inclusion programs.

Current Members Ms. Mazzarella (Chair) Mr. Foss Mr. Kurian Dr. Ozuah Number of Meetings 6

Codes of Ethics
The Cigna Group is committed to conducting business in accordance with the highest standards of integrity, legal compliance, and ethical conduct. All directors and employees, including executive officers, must comply with the Company’s Code of Ethics, available on The Cigna Group’s website at https://www.thecignagroup.com/our-impact/esg/healthy-company/code-of-ethics. In addition, directors must also comply with the Director Code of Business Conduct and Ethics, available on The Cigna Group’s website at https://www.thecignagroup.com/static/www-thecignagroup-com/docs/board-code-of-ethics.pdf. The Board believes that having a separate code of conduct for the Board meaningfully enhances the Company’s governance framework by making Board-specific policies clearer. Both the Director Code of Business Conduct and Ethics and the Company Code of Ethics, together with the Company’s related policies and procedures, address major areas of professional conduct, including, among others, conflicts of interest; protection of private, sensitive, or confidential information; insider trading; and adherence to laws and regulations affecting the conduct of The Cigna Group business. Directors and employees annually affirm their adherence to the Director Code of Business Conduct and Ethics and the Code of Ethics, as applicable.

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ESG
The Cigna Group ESG framework is structured around four connected pillars that underscore our mission to improve the health and vitality of those we serve. We drive action through this framework to deliver on our ESG vision: to transform the ecosystem of health into one that is well-functioning, sustainable, accessible, and equitable — advancing better health for all. Our commitment to this vision guides us in our multidimensional value-creation strategy as we strive to meet the needs of our many stakeholders. The four pillars of our ESG framework are: Healthy Society, Healthy Workforce, Healthy Environment, and Healthy Company.
In 2021, The Cigna Group engaged an independent consultant to perform an updated ESG priority assessment. The evolution of our ESG framework was guided by the outcome of this assessment, which identified the ESG issues that matter most to our business and stakeholders and that represent areas where we have the greatest capacity to take action and make a positive impact. Based on the results of that assessment, we have prioritized the ESG focus areas highlighted in the table below. In 2024, we plan to review these focus areas and engage a third party to conduct a formal ESG double materiality assessment. Double materiality assesses how a business is affected by ESG issues from both an impact and financial perspective.

Healthy Society	Healthy Workforce	Healthy Environment	Healthy Company

•Sustainable Health Care •Product Service & Quality •Health Equity •Community Resilience	•Employee Health, Safety & Vitality •Diversity, Equity & Inclusion Within Our Workforce •Human Capital Development	•Climate Change & Emissions •Sustainable Operations	•Leadership & Accountability •Business Ethics & Compliance •Data Protection •Responsible Supply Chain

The Cigna Group annually publishes an ESG report highlighting our ESG goals, initiatives, and performance, including with respect to each of our identified focus areas. In addition, we have mapped and linked our disclosure on a range of ESG topics to metrics outlined by the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and Task Force on Climate-Related Financial Disclosures (TCFD) voluntary disclosure frameworks. Our ESG Report is reviewed with the Corporate Governance Committee prior to its publication. We encourage our shareholders to review our most current report, which is available on The Cigna Group’s website at https://www.thecignagroup.com/our-impact/esg/. We expect to publish our 2023 report in summer 2024.
The Cigna Group has received many recognitions for our responsible business practices, including the following:
•Member of Dow Jones Sustainability Index for both the World and North America, marking the seventh straight year that The Cigna Group has been named to the indices (December 2023).
•Named one of America’s Most JUST Companies for the fourth year by JUST Capital and CNBC, including No. 1 in the Health Care Providers industry and No. 6 overall in the JUST 100 (February 2024).
•Human Rights Campaign, corporate equality index score of 100 (December 2023).
•ESG Rating Score of AA from MSCI (September 2023), “Low Risk” score from Sustainalytics (December 2023), and “Prime” by ISS (December 2023).
For additional information regarding the Board’s oversight of corporate responsibility, see “Responsibilities of the Board – Environmental, Social and Governance Oversight.”

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Human Capital Management
The Cigna Group mission is to improve the health and vitality of those we serve. A global healthy and diverse workforce is essential to achieving our mission and our business growth strategies. We are continually investing in our global workforce to support our employees’ health and well-being; further drive diversity, equity, and inclusion; provide fair and market-competitive pay; and foster employee growth and development.
As of the end of 2023, we had approximately 72,500 employees, with 93% of our employees based in the United States. Approximately 97% of our employees are full-time.

88% of employees who responded to our most recent global survey year indicated that their manager supports employee health and well-being.

Health, Well-Being, and Other Benefits
Tending to our employees’ health, well-being, and peace of mind is a critical business imperative for our company. Ensuring the vitality of our workforce is one of the most important investments in our enterprise that we make each year. We believe that when we support our employees’ health and well-being, they are more productive and engaged in driving our mission and business strategy forward, thereby creating shareholder value. In 2023, we invested approximately 18% of total payroll in health, well-being, and other benefits, including life and disability programs, 401(k) contributions, and retirement-related benefits for our employees in the United States.
In addition to traditional medical and pharmacy benefits, we provide multi-dimensional wellness programming to support the physical, mental, financial, and social health, as well as overall vitality of employees, including: nutrition and fitness programs; employee assistance program (EAP) benefits that are free to all employees and to all members of their households; and digital tools that provide access to education and therapy to help individuals build greater resilience and cope with stress, anxiety, and depression. As a result of our investments, and our efforts to build and reinforce a culture of health within the organization, 88% of employees who responded to our most recent global survey, conducted in 2022, indicated that their manager actively supports employee health and well-being (with an average 83% employee response rate).
Our caregiver leave program provides eight weeks of paid leave to employees and includes caring for a grandparent or grandchild, in addition to caring for a child or parent. In addition, we support our employees’ financial well- being by offering debt and credit counseling, student loan debt consolidation support, and one-on-one retirement counseling, as well as a competitive 401(k) match for U.S.-based employees who participate in our plan, which includes the vast majority of our employees.
Diversity, Equity & Inclusion
We recognize that our continued success depends on the collective strengths of our employees. At The Cigna Group, our individual differences – including race, ethnicity, nationality, veteran status, disability, sexual orientation, and gender identity — represent a mosaic of backgrounds, experiences, and perspectives that enable us to deliver on our mission and to innovate and create solutions that resonate with our customers, partners, and communities.
As of the end of 2023, based on employee self-reporting, approximately 71% of our employees were women, and approximately 41% of our employees in the United States were ethnic minorities (which includes Black / African American, Asian, Hispanic or Latino/a, Pacific Islander, and American Indian/Alaskan employees). Additional information on the diversity of our workforce, including data based on our Employee Information Report (EEO-1), can be found in our latest ESG Report. In addition, our Employee Information Report (EEO-1) most recently filed with the U.S. Equal Employment Opportunity Commission is available on our website at https://www.thecignagroup.com/static/www-thecignagroup-com/docs/equal-employment-opportunity.pdf.
We are committed to fostering a culture of inclusion and belonging among our diverse workforce that advances our ability to improve the health and vitality of those we serve. We are also committed to fairness in pay and opportunity for all of our employees.

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These commitments are demonstrated through our Diversity, Equity, and Inclusion (DEI) strategy, through our programs and practices to attract, retain and reward our employees, and through the actions of our enterprise DEI Council. Our DEI strategy focuses on
•elevating the next set of diverse leaders;
•striving to ensure every employee feels a sense of belonging and is able to reach their fullest potential;
•proactively monitoring our people processes and programs to promote equitable outcomes; and
•showcasing the impact of DEI with our colleagues, customers, clients, and communities.
In support of that strategy, we work to ensure that all personnel actions, including recruiting, hiring, training, and promotions for all positions, are administered without regard to an employee’s race, color, religion, ethnicity, gender, or sexual orientation while pushing ourselves to increase opportunities for representation of women and racially and ethnically diverse individuals, particularly in middle and senior management roles. We set a goal in 2020 to reach gender parity in our director and senior director roles by the end of 2024, and we continue to make progress toward this goal.
We are able to attract and recruit key talent into various leadership development programs and other entry-level positions across the business through strategic relationships with student groups at our partner colleges and universities, as well as through our engagement with multiple national, regional, and local organizations, which provide us focused recruiting opportunities with women, the LGBTQ+ community, military veterans, and underrepresented minority groups, among others.
We develop and promote DEI and cultural competency training to help ensure that hiring, promotion, and other decisions are focused on abilities and qualifications. Our compensation practices, rooted in our pay-for-performance philosophy, promote equity in pay through measures such as benchmarking compensation by role, eliminating inquiries regarding applicants’ compensation history from the hiring process, and monitoring for potential disparities. Our most recent pay equity analysis among our U.S. employees, conducted in 2024, illustrated that female employees of The Cigna Group earn more than 99 cents for every dollar earned by similarly situated male employees, and employees from underrepresented groups (which includes Black/African American, Hispanic or Latino/a, Pacific Islander, and American Indian/Alaskan employees) earn more than 99 cents for every dollar earned by similarly situated white employees. We also analyzed gender pay on a global basis and found that, across the entire Company, female employees at The Cigna Group earn more than 99 cents for every dollar earned by similarly situated male employees.
Our DEI Council is chaired by our CEO and Chair of the Board and is comprised of leaders from various areas of the Company. The DEI Council’s focus is on advancing health equity and continuing to strengthen our diverse and inclusive culture. Under the leadership of the DEI Council, we published our annual Diversity Scorecard Report, a tangible example of our commitment to leading and being transparent with our DEI progress.
We measure our progress relative to our DEI commitment through a variety of measures, including representation of women and ethnic minorities in leadership roles and succession plans, voluntary turnover rates among women and ethnic minorities, and employee responses to a collection of relevant questions on our employee engagement survey. In our most recent global survey, conducted in 2022, approximately 79% of employees answered positively to this set of questions, which we refer to as the DEI index. We also aim to improve representation of women and ethnic minorities in our leadership pipeline, as well as improve health equity and reduce disparity gaps in social determinants of health. We hold our leaders accountable to our DEI commitment through components of the measures that determine the funding of our Enterprise Incentive Plan (EIP) pursuant to which annual incentive awards are paid. See more on pages 69 – 71.
Finally, our Board of Directors, directly and through its People Resources Committee, is updated routinely by management on our diversity, equity, and inclusion programs and progress. The diversity of our Board, and the Board’s commitment to diversity, is described above under ”Election of Directors — Commitment to Board Diversity.”
Additional information regarding our commitment to DEI and equitable pay is included in our Pay Equity Commitment Statement, which can be found on our website at https://jobs.thecignagroup.com/payequity. In this statement, we emphasize our commitment to fairness in pay and opportunity for all of our employees, regardless of gender, race, or ethnicity, as well as the steps we are taking to increase the representation in The Cigna Group leadership to ensure that the perspectives of women are included at all levels throughout the Company.

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Our DEI efforts have been recognized externally. For example, The Cigna Group ranked No. 14 on Fair360’s (formerly known as DiversityInc) 2023 Top 50 Companies For Diversity, a 10-place jump forward from 2022. We were also awarded “2023 Best Places to Work for LGBTQ+ Equality” by the Human Rights Campaign Foundation.
Talent Acquisition, Development, and Retention
Our talent acquisition and rewards strategies are designed to attract and retain skilled employees who are engaged in our mission. Our compensation program is rooted in market-competitive base salaries and incentives that reward contributions that advance the Company’s strategy and mission. In 2023, the voluntary turnover rate was approximately 11% for all employees, signaling a return to pre-pandemic levels.
Our talent acquisition team is both online and on the ground in communities and at colleges and universities to find and recruit the best and brightest talent. Our top-ranked external career website allows candidates to learn about The Cigna Group and search for open positions. We also leverage technology and an omnichannel strategy to create awareness and attract candidates through email, text, social media, a quarterly newsletter, and one-to-one outreach from our recruiters.
We recognize the importance of flexibility in the workplace and provide schedules, tools, and support for employees to balance their work responsibilities with their life outside of work. We also empower our employees to volunteer by offering two distinct benefit programs:
•The first is volunteer time off, referred to as "Use Your 8," for eligible employees to take eight hours of paid leave annually to volunteer with a nonprofit of their choice.
•The second is our Community Ambassador Fellowship, a program through which employees apply for up to three months of paid leave to support a specific community-based project. Selected employees also receive up to $20,000 in support of the project through a direct contribution to their nonprofit partner.
To further engage and reward employees, we have an employee recognition program called Standout that allows employees to recognize their colleagues for their contributions to our company and to celebrate both personal and professional milestones. Everyone is empowered to use this system to recognize colleagues for going above and beyond or simply say thank you.
Our online learning platform and career development tools, including an internal career portal and career planning tool, offer a broad range of training, education, and development resources to all employees. In 2023, based on internal data, employees on average engaged in approximately 30 hours of learning through these resources. Enterprise leadership development programs are provided to executive, high-potential, and new manager audiences to develop and expand leadership capability across the enterprise. We also offer leadership development programs to recent graduates who seek valuable career experience with The Cigna Group, as well as opportunities for college students to join The Cigna Group for a paid summer internship. The Cigna Group offers an education reimbursement program for both full- and part-time employees who meet the continuing education criteria. We believe these strategies and programs contribute to employee engagement and retention.
For additional information regarding the Board’s oversight of human capital management, see “Responsibilities of the Board – Leadership Succession Planning and Human Capital Management Oversight.” For additional information regarding our commitment to Board diversity, see “Election of Directors – Commitment to Board Diversity.”
The Cigna Group Foundation
The Cigna Group Foundation’s charitable giving philosophy is aligned to our mission to improve the health and vitality of those we serve. The Cigna Group Foundation focuses on opportunities to make a difference in the health of our communities and create a better future, through partnerships that address socioeconomic status, education, neighborhood and physical environment, employment, and social support networks, as well as access to health care, otherwise known as social determinants of health. Our philanthropy goes beyond financial contributions to include employee engagement, volunteer activities, and community involvement.
In 2023, The Cigna Group Foundation funded approximately $15.6 million towards the following focus areas: health and well-being, education and workforce development, community and social issues, military, veterans and first responders, disaster relief, global and trending causes, employee programs, The Cigna Group Scholars, and Healthier Kids For Our Future.
Through The Cigna Group Foundation’s signature program, Healthier Kids For Our Future, we continued to address challenges affecting children’s health and well-being. 2023 marked the final year of Healthier Kids For Our Future.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	47

CORPORATE GOVERNANCE MATTERS
In 2023, The Cigna Group Foundation also supported grant programs aligned to its mission and strategy:
•Health and well-being grants were awarded to nonprofit organizations that focus on efforts to improve overall access to care, treatment and medication, chronic disease treatment and prevention, behavioral health conditions, dental health, wellness programs, and maternal, prenatal, and newborn health.
•Education and workforce development grants focused on pre-kindergarten through post-secondary and adult education programs designed to improve school readiness, facilitate academic achievement, and drive the pursuit of careers in health care intended to improve health outcomes for all populations.
•Other areas of focus included direct service programming grants to support active-duty military, veterans, first responders, and their families leading to economic empowerment and career and workforce readiness. The Cigna Group Foundation continuously addresses topical issues facing communities by providing support to areas impacted by natural disasters and/or community devastation. The Cigna Group Foundation also provides support outside the United States, aligned to health equity and access to care goals.
The Cigna Group Foundation continued its support of employees through The Cigna Group Scholars Program in 2023, providing $3,000 academic scholarships each to nearly 240 dependents and grandchildren of our employees. This program helps our employees’ families and the next generation of students pursue their academic dreams.
In 2023, The Cigna Group Foundation also recognized employees’ philanthropic passions, outstanding efforts towards volunteerism, and the connections made between personal health and charitable giving by funding approximately $3 million to preferred causes of The Cigna Group employees through matching gifts, healthy lifestyles, and community service grants.
Lobbying Activity and Political Contributions
Active, principles-based, nonpartisan engagement with policy makers is of paramount importance to our ability to fulfill our mission to improve the health and vitality of those we serve. Consistent with our commitment to thoughtful and constructive engagement in public dialogues around the world, The Cigna Group engages in advocacy through regulated lobbying activity at federal and state levels and the disbursement of political contributions in accordance with applicable federal and state laws. In limited circumstances, contributions are made via corporate funds and more commonly through The Cigna Group Employee Political Action Committee (PAC), which is funded through the voluntary contributions of eligible employees. For more than a decade, the Company has voluntarily provided annual reports that describe the governance of our lobbying efforts and political activity with detailed contribution information. In 2022, the Company meaningfully enhanced these disclosures with the launch of a standalone webpage (https://www.thecignagroup.com/our-impact/esg/healthy-company/lobbying-activity-political-contributions) and increased the reporting frequency from annually to twice per year. The new disclosure page provides enhanced transparency into the governance framework and priorities of our lobbying and political activity as well as trade association membership dues and detailed contribution reports that include information regarding the political candidates, parties, and committees that the Company supported through the PAC or by direct corporate contributions, including recipient names and amounts given.
Certain Transactions
Transactions with Related Persons
The Cigna Group has not adopted a written policy concerning the review, approval, or ratification of related-person transactions. The Cigna Group compiles information about transactions between The Cigna Group and The Cigna Group directors, director nominees, executive officers, and any immediate family members and affiliated entities identified by directors, director nominees, and executive officers as having any form of relationship with The Cigna Group, as well as shareholders that identified themselves since the beginning of 2023 as beneficially owning more than 5% of the Company’s common stock. The Cigna Group’s Office of the Corporate Secretary conducts an analysis to determine whether there may be disclosure required under SEC rules as a related-person transaction. On an annual basis, the Corporate Governance Committee reviews the analysis prepared by the Company with the Board.

48	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS
A member of Mr. Wiseman’s family is an employee of The Cigna Group. The position that employee holds is not an executive officer or enterprise-level strategic role. Target total annual compensation for this position is determined by reference to a range of compensation for similarly situated roles and is approximately $125,000 to $210,000. Actual compensation was established in accordance with the Company’s compensation practices applicable to non-executive employees with equivalent qualifications, experience, and responsibilities. The position also is eligible for standard benefits provided to other non-executive employees. The Board does not view this employment relationship as presenting a conflict for Mr. Wiseman. There were no other related-person transactions requiring disclosure under SEC rules.
Compensation Committee Interlocks and Insider Participation
The People Resources Committee is composed of four independent directors: Kathleen M. Mazzarella (Chair), Eric J. Foss, Philip O. Ozuah, M.D., Ph.D., and George Kurian. There are no compensation committee interlocks.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	49

CORPORATE GOVERNANCE MATTERS
Non-Employee Director Compensation
Overview
The director compensation program at The Cigna Group is designed to attract and retain highly qualified independent directors by addressing the time, effort, expertise, and accountability required of active board membership. The Board believes that the director compensation program:
•aligns with shareholder interests because it delivers a majority of Board compensation through an equity-based component, the value of which is tied to The Cigna Group stock price; and
•is competitive based on the work required of directors serving on the board of an entity of the Company’s size, complexity, and scope.
The Corporate Governance Committee annually reviews director compensation and assists the Board in the administration of director compensation plans. The Board approves the amount and form of director compensation. The Corporate Governance Committee from time to time engages an independent compensation consultant to assist in its review of director compensation.
Director Compensation Program
The Corporate Governance Committee reviews the Company’s non-employee Director Compensation Program, initially adopted in 2018, on an annual basis. In 2023, the Corporate Governance Committee, with the assistance of Pay Governance, reviewed the director compensation program to ensure that our pay practices remained competitive and aligned with peer companies. As part of this review, the Corporate Governance Committee analyzed benchmarking data from the Company’s compensation peer group and general industry peer group. Following this review, the Committee decided to make no changes to the Director Compensation Program for 2023, which is reflected below.

Retainer Type	Annual Amount ($)	Method of Payment

Board	190,000	The Cigna Group common stock
	120,000	Cash
Lead Director	50,000	Cash
Committee Chair	25,000	Cash
There is no retainer for committee membership or service on the Executive Committee. No compensation is paid for directors who are also employees of the Company.
Deferral of Payments
Under the Deferred Compensation Plan of 2005 for Directors of The Cigna Group (Deferral Plan), directors may elect to defer the payment of the cash and/or common stock portion of their annual retainers. Deferred common stock compensation is credited to a director’s deferred compensation account as a number of shares of hypothetical common stock and ultimately paid in shares. Deferred cash compensation is ultimately paid in cash, and directors have a choice of hypothetical investment funds whose rates of return are credited to that account. These funds include a stock fund related to The Cigna Group and several other funds selected from those offered to all employees of The Cigna Group under The Cigna Group 401(k) Plan. Directors may elect to receive payments under the Deferral Plan in a lump sum or installments. Lump sum payments are made, or payment installments begin, in January of the year following a director’s separation from service.

50	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS
Stock Ownership Guidelines
The Cigna Group requires directors to maintain a stock ownership level of at least five times the value of the cash portion of the annual board retainer (currently $600,000) of common stock of The Cigna Group. Under the guidelines, directors have five years from their election to the Board to satisfy this ownership obligation. Common stock, deferred common stock, restricted stock units, and hypothetical shares of common stock of The Cigna Group held by a director count toward the stock ownership guidelines for directors whose service started before February 2014. Directors whose service started after February 2014 may only count common stock and deferred common stock for compliance with stock ownership guidelines. As of December 31, 2023, all of the directors were in compliance with the stock ownership guidelines and each of our directors met or exceeded their ownership requirements or were within the five-year share accumulation period.
Financial Planning and Matching Charitable Gift Programs
Directors may participate in the same financial planning and tax preparation program available to executive officers of The Cigna Group. Under this program, The Cigna Group will make direct payments or reimburse directors for financial planning services that are provided by firms designated by The Cigna Group and for tax preparation services in the amount of up to $6,500 annually. Each director whose service started before 2006 and has at least nine years of board service upon separation from service also is eligible for direct payments or reimbursement in the amount of up to $5,000 for financial planning and tax preparation services during the one-year period following separation from service.
Directors also may participate in the matching charitable gift program available to The Cigna Group employees on the same basis on which employees participate. In addition, upon a director’s retirement, in recognition of the retiring director’s service, the Board may make a donation in the amount of $10,000 to a charitable organization of the director’s choice.
Insurance Coverage
The Cigna Group provides each director, on the same basis as employees and at no cost to the director, group term life insurance coverage and business travel accident insurance coverage. The Cigna Group also provides $1 million of personal umbrella liability insurance coverage for directors. Directors may purchase additional coverage at the group rate.
Directors also may purchase or participate in, by paying premiums on an after-tax basis, additional life insurance, medical care, long-term care, property/casualty personal lines, and various other insurance programs available on a broad basis to employees of The Cigna Group. Directors and their eligible dependents who are eligible for subsidized coverage under the group benefit programs of another entity or employer are not permitted to participate in The Cigna Group’s employer-sponsored group health plans. Directors also may elect to purchase worldwide emergency assistance coverage. This program, which provides international emergency medical, personal, travel, and security assistance, also is available to executive officers of The Cigna Group and certain other employees of The Cigna Group who frequently travel abroad for business.
The Cigna Group provides each retired director whose service started before 2006 and who has at least nine years of Board service upon separation from service with $10,000 of group term life insurance coverage, with premiums paid by The Cigna Group. In addition, these directors may also participate for two years following separation from service in the medical care programs currently offered by The Cigna Group to retired employees, with premiums paid by the director on an after-tax basis.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	51

CORPORATE GOVERNANCE MATTERS
Director Compensation Table for 2023
The table below includes information about the compensation paid to non-employee directors in 2023. Mr. Cordani, the only Company employee on the Board, does not receive any director compensation for his Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total Compensation ($)
(a)	(b)	(c)	(d)	(e)

William J. DeLaney	120,000	190,000	283	310,283
Eric J. Foss	145,000	190,000	283	335,283
Elder Granger, M.D.	145,000	190,000	283	335,283
Neesha Hathi	120,000	190,000	283	310,283
George Kurian	120,000	190,000	283	310,283
Kathleen M. Mazzarella	145,000	190,000	283	335,283
Mark B. McClellan, M.D., Ph.D.	120,000	190,000	283	310,283
Philip O. Ozuah, M.D., Ph.D.(1)	90,000	158,333	165	248,498
Kimberly Ross	145,000	190,000	2,783	337,783
Eric C. Wiseman	170,000	190,000	283	360,283
Donna F. Zarcone	145,000	190,000	2,783	337,783
(1)Dr. Ozuah joined the Board effective June 1, 2023.

Fees Earned or Paid in Cash (Column (b))
Column (b) reflects the annual cash retainers for Board and committee service received by each director. Cash retainers are paid during a calendar quarter to directors who are in active service at any time during that quarter. Director fees listed in this column may be deferred by directors under the Deferral Plan (see “Deferral of Payments” above).
Stock Awards (Column (c))
Column (c) lists the aggregate grant date fair value of The Cigna Group common stock awarded to directors as part of their Board retainer, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, applying the same model and assumptions that The Cigna Group applies for financial statement reporting purposes as described in Note 19 to The Cigna Group consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (disregarding any estimates for forfeitures). The common stock portion of the Board retainer is awarded annually on the date of the annual meeting of shareholders to directors who are in active service on the date of the meeting (and who will continue in active service following the date of the meeting). The annual award covered director service for the period of April 2023 through the next annual meeting in April 2024.
Directors who commence service as a director on a date other than the date of the annual meeting receive an award of common stock on the effective date of their appointment, with a grant date value equal to a prorated portion of the common stock retainer based on the number of full months until the next annual meeting divided by 12 months. The number of shares of common stock awarded is determined by dividing the dollar amount of the applicable award by the closing price of common stock, as reported on the NYSE, on the date of the award. Fractional shares are not awarded. The number of shares of common stock awarded is rounded down to a whole number of shares and the cash value of any fractional share is paid as soon as practicable during the quarter after the award date. Common stock awards listed in this column may be deferred by directors under the Deferral Plan. See “Director Ownership” below for amounts and a description of equity-based awards outstanding as of December 31, 2023.

52	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

CORPORATE GOVERNANCE MATTERS
All Other Compensation (Column (d))
Column (d) includes:
•matching charitable awards made by The Cigna Group Foundation as part of its matching gift program (also available on a broad basis to The Cigna Group employees) in the amount of $2,500 for each of Ms. Zarcone and Ms. Ross; and
•the dollar value of Company-paid life insurance premiums for all directors.
As permitted by SEC rules, the above table does not include any amounts related to perquisites or personal benefits as there were no perquisites or personal benefits that exceeded $10,000.
Director Ownership
The table below shows The Cigna Group securities held by each non-employee director as of December 31, 2023. The value of these securities was calculated using $299.45, which was The Cigna Group’s closing stock price on December 29, 2023.

Name	Common Stock (#) (a)	Deferred Common Stock (#) (b)	Restricted Stock Units (#) (c)	Hypothetical Shares of Common Stock (#) (d)	Vested Stock Options (#) (e)	Total Ownership (#) (f)	Total Ownership Value ($) (g)

William J. DeLaney	20,376	0	0	0	2,691	23,067	6,436,235
Eric J. Foss	34,737	0	0	0	0	34,737	10,401,995
Elder Granger, M.D.	0	4,932	0	0	3,923	8,855	2,020,845
Neesha Hathi	2,192	0	0	0	0	2,192	656,394
George Kurian	2,601	0	0	902	0	3,503	1,048,973
Kathleen M. Mazzarella	4,932	0	0	0	0	4,932	1,476,887
Mark B. McClellan, M.D., Ph.D.	4,932	0	0	0	0	4,932	1,476,887
Philip O. Ozuah, M.D., Ph.D.	624	0	0	0	0	624	186,857
Kimberly A. Ross	3,335	0	0	0	0	3,335	998,666
Eric C. Wiseman	4,200	17,781	0	7,646	0	29,627	8,871,805
Donna F. Zarcone	765	11,293	13,500	2,948	0	28,506	8,536,122

Deferred Common Stock (Column (b))
Column (b) includes the equity portion of the 2023 retainer and any previous year’s Board retainer granted in The Cigna Group common stock or deferred stock units that have been deferred under the Deferral Plan.
Restricted Stock Units (Column (c))
Column (c) includes restricted stock units held by Ms. Zarcone. The restricted stock units will settle in shares of The Cigna Group common stock upon separation of service. All of these restricted stock units are vested.

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CORPORATE GOVERNANCE MATTERS
Hypothetical Shares of Common Stock (Column (d))
Column (d) includes (1) share equivalents resulting from voluntary deferrals of cash compensation hypothetically invested in the stock fund of The Cigna Group; (2) hypothetical shares of The Cigna Group common stock credited to directors’ restricted deferred compensation accounts under the terms of the retirement plan in effect between 1997 and 2005; and (3) hypothetical shares of The Cigna Group common stock acquired pursuant to a pre-2006 requirement that directors invest or defer a portion of their Board retainer in shares of hypothetical common stock of The Cigna Group. Although these securities are not common stock, the value of the hypothetical shares of common stock of The Cigna Group credited to a director’s deferred compensation account is tied directly to the value of The Cigna Group common stock.
Vested Stock Options (Column (e))
Column (e) includes The Cigna Group stock options received in the merger in exchange for stock options of Express Scripts Holding Company (ESHC) that were awarded to Mr. DeLaney and General Granger as part of their compensation for service on the ESHC board of directors. All outstanding ESHC stock options vested and became exercisable upon the closing of the merger under the terms of the ESHC 2016 Long-Term Incentive Plan.
Total Ownership Value (Column (g))
Value of vested stock options is calculated by multiplying the number of shares issuable upon exercise of the stock option by the difference between the closing price on December 29, 2023 ($299.45) and the option’s exercise price.

54	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

Compensation Matters
The Cigna Group believes that aligning executive compensation to the achievement of enterprise goals that support our business strategy and drive our innovation will result in the creation of meaningful and sustained long-term value for our shareholders and other stakeholders.

Advisory Approval of Executive Compensation (Proposal 2)	56
Compensation Discussion and Analysis	57
Executive Summary	58
Processes and Procedures for Determining Executive Compensation	61
Executive Compensation Policies and Practices	62
Elements of Compensation	66
Employment Arrangements and Post-Termination Payments	80
Other Practices	83
Report of the People Resources Committee	86
Executive Compensation Tables	87
2023 Summary Compensation Table	87
Grants of Plan-Based Awards in 2023	90
Outstanding Equity Awards at Year-End 2023	92
Option Exercises and Stock Vested in 2023	94
Pension Benefits for 2023	95
Nonqualified Deferred Compensation for 2023	98
Potential Payments Upon Termination or Change of Control	99

Compensation Matters

Advisory Approval of Executive Compensation (Proposal 2)

The Board of Directors unanimously recommends that shareholders vote FOR the advisory approval of the Company’s executive compensation.
Our Board is committed to strong governance and recognizes that The Cigna Group shareholders and other stakeholders have an interest in our executive compensation policies and practices. Our executive compensation program is designed to base the substantial majority of our executive officers’ compensation on The Cigna Group performance, aligning the interests of our executive officers with those of our shareholders and other stakeholders and rewarding them for the creation of long-term value.
As discussed more fully in the Compensation Discussion and Analysis, the primary principles underlying our compensation philosophy are that our compensation program should motivate superior enterprise results while minimizing risk and remaining committed to the Company’s ethics and values; align the interests of the Company’s executives with those of our long-term shareholders and other stakeholders; emphasize performance-based compensation over fixed compensation; incentivize long-term results more heavily than the achievement of short-term results; and provide market-competitive compensation opportunities designed to attract and retain highly qualified executives.
In recognition of the preference of shareholders expressed at The Cigna Group 2023 annual meeting of shareholders, the Board has determined to continue to hold “say-on-pay” advisory votes on an annual basis. The next vote on the frequency of “say-on-pay” advisory votes will be held at the 2029 annual meeting of shareholders. Consistent with this practice and SEC rules, we are asking you to approve the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Executive Compensation Tables, and accompanying narrative disclosure.

This advisory vote is intended to address our overall compensation policies and practices related to the named executive officers, rather than any specific element of compensation. In considering your vote, we encourage you to review the Proxy Statement Summary, the Compensation Discussion and Analysis, and the Executive Compensation Tables and related narrative disclosures appearing below. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.

56	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes the compensation policies, programs, and decisions regarding our named executive officers (NEOs) for 2023, which include our CEO, Chief Financial Officer, and the three other most highly-compensated executive officers as of the end of 2023.
The People Resources Committee (the Committee) oversees the Company’s executive compensation policies and programs and, with input from the CEO, makes all compensation decisions for our executive officers, with the exception of our CEO, for whom the independent members of the Board make compensation decisions based on Committee recommendations.
Compensation information is described throughout this CD&A and the Executive Compensation Tables for the following executive officers:

Name	Title
David M. Cordani	Chairman and Chief Executive Officer
Brian C. Evanko(1)	Executive Vice President, Chief Financial Officer, The Cigna Group, and President and Chief Executive Officer, Cigna Healthcare
Noelle K. Eder	Executive Vice President, Global Chief Information Officer
Nicole S. Jones	Executive Vice President, Chief Administrative Officer, and General Counsel
Eric P. Palmer(1)	Executive Vice President, Enterprise Strategy, The Cigna Group, and President and Chief Executive Officer, Evernorth Health Services

(1)Effective February 5, 2024, Mr. Evanko assumed the role of President and Chief Executive Officer, Cigna Healthcare, in addition to his role as Executive Vice President and Chief Financial Officer, The Cigna Group, and Mr. Palmer assumed the role of Executive Vice President, Enterprise Strategy, The Cigna Group, in addition to his role as President and Chief Executive Officer, Evernorth Health Services.

This CD&A is organized as follows:
Executive Summary provides an overview of our compensation philosophy, our pay-for-performance alignment, and our compensation governance and controls.	Page 58
Processes and Procedures for Determining Executive Compensation provides an overview of the Committee’s role in executive compensation, the process for determining executive officer compensation, and the independent compensation consultant’s role.
Page 61
Executive Compensation Policies and Practices describes our compensation objectives and practices, as well as how we set target total direct compensation.	Page 62
Elements of Compensation describes each form of compensation we pay and how our executive compensation program is tied strongly to performance.	Page 66
Employment Arrangements and Post-Termination Payments summarizes any employment agreements, our severance, and other post-termination arrangements, as well as our change of control arrangements.	Page 80
Other Practices describes our stock ownership guidelines, our clawback policy, our hedging and pledging restrictions, and risk oversight.	Page 83

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	57

COMPENSATION MATTERS
Executive Summary
We believe that aligning executive compensation to the achievement of enterprise goals that support our business strategy and drive our innovation will result in the creation of meaningful and sustained long-term value for our shareholders and other stakeholders.
The primary principles underlying our compensation philosophy are that our compensation program should:

Incentivize Performance	Align Interests	Emphasize Performance-Based Pay	Focus on Long-Term	Pay Competitively

Motivate superior enterprise results while minimizing risk and remaining committed to our ethics and values	Align interests of executives with those of our long-term shareholders and other stakeholders	Emphasize performance-based compensation over fixed compensation	Incentivize long-term results more heavily than short-term results	Provide market-competitive compensation opportunities to attract and retain highly qualified executives

2023 Performance and Accomplishments
In 2023, The Cigna Group delivered on our overall financial commitments and advanced our strategic goals.

Adjusted Revenues(1)	Adjusted Income from Operations, per share(1)	Returned to Shareholders (share repurchases and dividends)

$195.3 billion	$25.09	$3.7 billion

Information about our many other accomplishments in 2023, including our initiatives to advance better health for all and execute our growth strategy, are described in the Proxy Statement Summary.
(1)We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2023 for more complete financial information. Adjusted income from operations, adjusted income from operations per share, and adjusted revenues are financial measures used by the Company that are not determined in accordance with generally accepted accounting principles in the United States (GAAP). Additional information regarding these measures, including definitions and reconciliations to the most directly comparable GAAP measures, namely shareholders net income, shareholders net income, per share, and total revenues, respectively, can be found on Annex A.
Pay-for-Performance Alignment
The Cigna Group’s compensation program emphasizes performance-based incentives through two different programs: our Enterprise Incentive Plan (EIP), which is a cash-based annual bonus program designed to reward the achievement of annual goals, and our long-term incentive (LTI) equity awards. LTI grants are made annually and comprise: (1) strategic performance shares (SPSs), the payout of which is based upon achievement of absolute and relative performance goals over a three-year performance period; (2) stock options, which have realizable value only if our stock price appreciates following the grant date; and (3) restricted stock, the value of which remains aligned with the trading price of The Cigna Group stock. In furtherance of our efforts to align executive compensation with shareholder interests by linking more compensation to underlying performance, the Board again weighted the SPS proportion of Mr. Cordani’s LTI award for 2023 at 60% of the total LTI award. In determining both EIP awards and LTI grants, the Committee, and the independent members of the Board with respect to Mr. Cordani, considers several factors, including achievement of enterprise goals and individual contribution.
Emphasis on Performance-Based Incentives
For 2023, performance-based incentives represented approximately 93% of Mr. Cordani’s total direct compensation, including 77% in LTI and 16% in EIP awards. On average, performance-based incentives represented 86% of total direct compensation for our other NEOs, including an average of 66% in LTI and 20% in EIP incentive awards.

58	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS

CEO Total Direct Pay Mix	Other NEO Average Total Direct Pay Mix

☐	Base salary	¢	Stock options
¢	Annual Incentive	¢	Restricted stock
¢	SPS award	¢	Performance-based
*Totals may not add to 100% due to rounding

60% of the CEO’s 2023 Long-Term Incentive award was granted as Strategic Performance Shares, strengthening alignment with shareholder interests.

Enhancements to 2024 Enterprise Incentive Plan Design
Historically, the EIP had been designed to provide the Committee with the ability to exercise some discretion in determining EIP funding and the Committee believes that limited discretion can be an important tool. In practice however, the discretion was rarely exercised by the Committee. In response to feedback provided by certain of our shareholders, the Committee has formalized its historical practices. Beginning with the 2024 EIP, the Committee has: (1) discontinued the use of funding ranges in determining payouts for each performance measure in favor of a formulaic approach; and (2) limited the amount of discretion that may be used in determining EIP pool funding to no more than 10% from formulaically calculated results. Further, we have expanded our disclosure to include additional relevant details and information regarding: (1) the performance goals, results, and payout percentage for our adjusted income from operations and adjusted revenues measures; (2) the payout percentage for our strategic priorities measure; and (3) the overall EIP funding percentage. This enhanced disclosure can be found on pages 70 –71.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	59

COMPENSATION MATTERS
Strong Compensation Governance and Controls

What We Do	Strong alignment between pay and performance, with performance measures designed to align the interests of executives with those of our shareholders and other stakeholders.

The vast majority of executive compensation is performance based and tied to financial results, total shareholder return, or both. Additional performance measures include consideration of performance against certain ESG metrics as well as other strategic metrics.

60% of our CEO’s 2023 LTI award was comprised of strategic performance shares with a three-year performance period.
A disgorgement of awards (clawback) policy that complies with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act, and NYSE Rule 303A.14.

Clawback provisions in equity award grant agreements that go beyond the requirements of the Dodd Frank Act and the NYSE rules, permitting the Company to recoup the value of such awards upon breaches of certain restrictive covenant obligations, including non-competition; willful misconduct; or failure to assist the Company in securing its intellectual property rights when requested to do so.

“Double trigger” requirement for change of control benefits.
Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes to existing programs or policies.
Payouts on the relative TSR performance measure are capped at 100% if absolute TSR is negative for the three-year performance period for SPS awards granted after 2022.
Robust stock ownership guidelines and post-vesting share retention requirements for equity awards to align executives’ interests with those of our shareholders.

Management of long-term incentive plan (LTIP) annual share usage (or burn rate) and total dilution through the Committee’s establishment of an annual share usage limit, which is below the maximum permitted under the plan.

Committee oversight of people development policies and processes, including fair and equitable pay practices for our employees.
CEO and executive officer succession plans overseen by the Board, with leadership from the Committee.
Retention of an independent compensation consultant, whose performance is assessed by the Committee annually.
An annual assessment by the Committee of potential risks in our incentive compensation programs and policies.
No payments to be made under the annual incentive plan unless a minimum required level of financial performance is achieved.
Incentive plans include absolute and relative performance measures.
All long-term awards are denominated and settled in equity.
Robust shareholder engagement.
Approximately 93% of our CEO’s and 86%, on average, of our other NEOs’ total direct compensation is performance based.

60	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS

WHAT WE DON’T DO	Limited perquisites and no gross-ups on perquisites.
No excise tax gross-ups.
No redundancy between short- and long-term incentive plan performance measures.
No hedging or pledging of The Cigna Group stock by any directors, executive officers, or employees.
No discounting, reloading, or repricing of stock options without shareholder approval.
No payment of dividends on restricted stock prior to vesting. Unvested SPS awards do not accrue dividends or count towards share ownership guidelines.

Processes and Procedures for Determining Executive Compensation
People Resources Committee Oversight of Executive Compensation
The Committee is comprised entirely of independent directors. Pursuant to its charter, the Committee provides oversight of the Company’s compensation and benefit plans and policies that apply to executive officers. The Committee regularly reviews The Cigna Group’s compensation programs against the Company’s strategic goals, industry practices, and emerging trends to assess the linkage between executive pay and performance and alignment with the interests of our shareholders and other stakeholders. To ensure independent oversight of executive compensation matters, at each of its regularly scheduled meetings, the Committee members meet without members of management present.
Process for Executive Compensation Decisions
Shareholder Support of Our Executive Compensation Program
The Committee and the Board consider the results of the annual shareholder executive compensation “say-on-pay” vote in determining the ongoing design and administration of the Company’s executive compensation programs. The Committee also considers feedback on our executive compensation program received as part of our ongoing communications with shareholders. Information regarding our 2023 engagement is included in “Corporate Governance Matters – Shareholder Engagement for Corporate Governance.” Approximately 88% of votes cast at our 2023 annual meeting of shareholders were in favor of the advisory vote on executive compensation, reflecting continued strong support for our executive compensation programs and practices.
When determining NEO compensation, the Chief Human Resources Officer (CHRO) along with either the independent compensation consultant, in the case of Mr. Cordani, or the CEO, in the case of other NEOs, presents benchmarking data and recommendations based on performance and enterprise goals to the Committee. For Mr. Cordani, the Committee makes compensation recommendations to the independent members of the Board for approval. For other NEOs, the Committee reviews and determines compensation. Mr. Cordani is not present when the Committee and the independent members of the Board consider his compensation. At the request of the Committee, the CHRO and the independent compensation consultant may attend Committee sessions that consider CEO compensation. The CHRO is generally present for the discussion of compensation for all executive officers.
Compensation Consultant Role in Executive Compensation
While the Committee or the independent members of the Board ultimately make all executive compensation decisions, the Committee may engage the services of outside advisors for assistance. The Committee utilized Pay Governance as its compensation consultant in 2023 to provide independent, objective analysis, advice, and information and to generally assist the Committee in the performance of its duties. The Committee may, as appropriate, request information and recommendations from the compensation consultant to help structure and evaluate The Cigna Group compensation programs, practices, and plans. As part of its engagement, at the direction of the Committee, the compensation consultant will work with the Committee chair, the CHRO, and The Cigna Group compensation department in their work on the Committee’s behalf, including providing the following analyses:
•Relative compensation levels and pay practices to assess the alignment between three- and five-year realizable pay and The Cigna Group performance and compensation philosophy.

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•Competitive market data for each executive officer to assist in setting compensation targets.
•Market research on incentive plans to assist in the design of short- and long-term incentive compensation plans.
•Review of incentive measures in the EIP and SPS program to provide the Committee with objective reference points to consider when determining target goals.
•Annual share use, burn rate, and total dilution and overhang of The Cigna Group’s equity programs to provide the Committee with context for its determination of the maximum share limit.
At the request of the Committee, a representative of Pay Governance regularly attends the Committee’s meetings and meets with the Committee without members of management present, further enabling robust discussion.
The Committee’s policy requires that the compensation consultant be independent of the Company. Independence under the policy requires that the compensation consultant: (1) is retained by and reports solely to the Committee for all executive compensation services; (2) does not provide any services or products to the Company or management except with approval of the Committee’s chair; and (3) is otherwise free from conflicts. The Committee has assessed Pay Governance’s independence pursuant to the policy of The Cigna Group, and NYSE rules, including considering whether Pay Governance had any relationships with the Company, our executive officers, or our Committee members that would impair its independence, and concluded that Pay Governance is free from conflicts of interest and is independent. In addition, each year the Committee receives assurances and confirmation of independence from its compensation consultant.
The Committee regularly reviews and evaluates its compensation consultant engagement and annually reviews the compensation consultant’s performance.
Executive Compensation Policies and Practices
Compensation Objectives and Practices
The Cigna Group executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders and other stakeholders, directly link to Company and individual performance, and attract and retain executive talent. By emphasizing performance-based awards over fixed compensation, we strive to motivate superior enterprise results that we believe will result in the creation of meaningful and sustained long-term value for our shareholders while delivering on our mission and promises for our customers and clients.
To further our compensation philosophy, the Committee uses the following compensation practices, processes, and instruments:
•A regular and rigorous analysis of relevant market compensation data for each executive officer position, which includes market data for our peers as well as broad-based general industry data from companies of similar size and scope.
•An annual realizable pay-for-performance assessment of the degree of alignment between Company results and executive compensation.
•An annual analysis of each executive officer’s contributions to the achievement of the Company’s short- and long-term performance goals.
•An annual incentive plan aligned to the Company’s annual financial and other strategic goals.
•An equity-based incentive plan (LTIP) that aligns compensation with long-term shareholder value creation.
•The retention of an independent compensation consultant to assist the Committee in its design and implementation of the Company’s executive compensation programs.
•Ongoing monitoring of compensation and governance best practices and investors’ views on compensation and adjusting our compensation program as appropriate in light of changes in those best practices.
For information on the oversight of the executive compensation program, see “Processes and Procedures for Determining Executive Compensation” in this CD&A.

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COMPENSATION MATTERS
Compensation Data
The Committee establishes compensation levels based on a variety of factors, including an analysis of relevant published market compensation data of the Company’s compensation peer group and a general industry peer group.
Peer Groups
The Committee utilizes three peer groups:

Compensation Peer Group	Used in setting target compensation levels, comprised of companies from which we compete for talent
General Industry Peer Group	Used as an additional reference in setting target compensation to provide a broader perspective on market practices, particularly for those executive officers with job functions that could apply to a variety of industries, in recognition of the fact that The Cigna Group often competes for talent with companies beyond its compensation peer group
TSR Peer Group	Used to assess relative TSR performance within the SPS program; comprised of peer companies against which we measure our performance and compete for capital
Compensation Peer Group. The compensation peer group comprises companies primarily in the managed health care, pharmacy benefit management, consumer/retail distribution, multi-line financial services/insurance, and national distribution/logistics industries, with the individual peer companies generally having revenues greater than $50 billion to 2.5 times that of The Cigna Group and market capitalizations of approximately 0.33 to 3.0 times that of the Company’s market capitalization. The 2023 compensation peer group consists of the companies listed in the table below.

Compensation Peer Group for 2023

AT&T Inc.	FedEx Corporation	Sysco Corporation
Cardinal Health, Inc.	HCA Healthcare, Inc.	Target Corporation
Cencora, Inc. (f/k/a AmerisourceBergen Corporation)	Humana Inc.	T-Mobile US, Inc.
Centene Corporation	The Kroger Co.	UnitedHealth Group Incorporated
Citigroup Inc.	Lowe’s Companies, Inc.	United Parcel Service, Inc.
Costco Wholesale Corporation	McKesson Corporation	Verizon Communications Inc.
CVS Health Corporation	MetLife, Inc.	Walgreens Boots Alliance, Inc.
Elevance Health, Inc. (f/k/a Anthem, Inc.)	Prudential Financial, Inc.	Wells Fargo & Company

General Industry Peer Group. The Committee uses the S&P 150 as the general industry peer group, which reflects a broader representation of the market for talent.

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COMPENSATION MATTERS
TSR Peer Group.
Performance periods beginning in and after 2022. The Committee approved a refreshed TSR Peer Group, beginning with the 2022-2024 performance period, to reflect the expanding and evolving nature of the Company’s business strategy and the companies against which we measure our performance and compete for capital. The TSR Peer Group consists of the companies listed in the table below, which comprised the S&P 500 Health Care Providers and Services Index at the time the 2023-2025 SPSs were awarded.

2023 TSR Peer Group

Cardinal Health, Inc.	Humana, Inc.
Cencora, Inc. (f/k/a AmerisourceBergen Corporation)	Laboratory Corporation of America Holdings
Centene Corporation	McKesson Corporation
CVS Health Corporation	Molina Healthcare, Inc.
DaVita Inc.	Quest Diagnostics Incorporated
Elevance Health, Inc. (f/k/a Anthem, Inc.)	UnitedHealth Group Incorporated
HCA Healthcare, Inc.	Universal Health Services, Inc.
Henry Schein, Inc.
Performance periods beginning prior to 2022. For SPS programs with performance periods beginning prior to 2022, our TSR peer group included the companies listed in the table below.

TSR Peer Group for Periods Beginning Prior to 2022

Cardinal Health, Inc.	Humana, Inc.
Cencora, Inc. (f/k/a AmerisourceBergen Corporation)	McKesson Corporation
Centene Corporation	UnitedHealth Group Incorporated
CVS Health Corporation	Walgreens Boots Alliance, Inc.
Elevance Health, Inc. (f/k/a Anthem, Inc.)
2024 Peer Group. In 2023, the Committee, with the assistance of its independent compensation consultant, reviewed the Company’s peer groups. The Committee did not make changes to the 2023 peer groups and will use the same peer groups for 2024.
Tally Sheets
The Committee reviews tally sheets for all of its executive officers as part of its annual compensation award determination process. The tally sheets summarize historical actual compensation and current target compensation for each officer. The Committee believes that tally sheets are a useful reference tool when considering whether compensation decisions reflect the Company’s compensation philosophy and performance but are not a determining factor when making executive compensation decisions.

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COMPENSATION MATTERS
Target Total Direct Compensation Positioning
The Committee’s decisions regarding target total direct compensation and target pay mix are consistent with its principles that: (1) performance-based incentives should be emphasized over fixed compensation; and (2) long-term incentives should be more heavily weighted than annual incentives.
Target total direct compensation consists of base salary, the annual incentive target, and the annual LTI target. The Committee (and the independent members of the Board with respect to Mr. Cordani) approves each of these amounts for the NEOs on an annual basis, generally seeking to target an executive officer’s total direct compensation in a “competitive range” around the 50th percentile of the relevant market data. When setting target total direct compensation, the Committee evaluates survey data and other public information, such as proxy data, available for both the compensation peer group and the general industry peer group.
While the Committee targets total direct compensation in the median competitive range, there may be variation in the target pay mix such that target amounts for individual compensation elements may modestly be above or below the competitive range for an individual pay element. In addition to evaluating market data when determining target pay mix and target total direct compensation, the Committee also considers internal pay equity among the NEOs where appropriate. Target total direct compensation for a NEO also may vary outside of the competitive range of the 50th percentile of the market data due to factors such as performance, tenure in role, range of data available, negotiated arrangements, and market and economic conditions. In general, compensation levels for executive officers who are newer to their positions tend to be at the lower end of the competitive range or below median, while seasoned executive officers with strong performance are typically positioned at the higher end of the competitive range established by the Committee.
As part of its review for 2023 compensation in January and February 2023, the Committee approved adjustments to the base salaries for Mr. Evanko, Ms. Eder, and Ms. Jones and to the 2023 EIP and LTI targets for Mr. Evanko, Ms. Eder, and Mr. Palmer, in each case to ensure that their respective compensation reflected the scope of the responsibilities of their role as well as to position their compensation within a competitive range of the market median for such roles. In September 2023, as previously disclosed, Ms. Eder’s and Ms. Jones’ responsibilities were expanded to include operations and human resources, respectively. In connection with the expansion of their roles, as well as to position Ms. Eder’s and Ms. Jones’ compensation within a competitive range of the market for such roles, as previously disclosed, the Committee approved further adjustments to their respective base salary, 2023 EIP, and 2024 LTI targets. Target total direct compensation for our NEOs as a group resulted in a target compensation opportunity in the aggregate within the competitive range established by the Committee of both our compensation and general industry peer groups for 2023.

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COMPENSATION MATTERS
Elements of Compensation
The 2023 executive compensation program of The Cigna Group consisted of the following elements:

Element		Purpose

Base Salary		Fixed compensation, designed to attract and retain key talent, reflective of the individual’s roles and responsibilities, individual performance, and market data.
Enterprise Incentive Plan (EIP)		Performance-based cash incentive designed to reward enterprise performance relative to pre-established annual goals and individual performance, accomplishments, and contributions.
	Strategic Performance Shares (SPS)	Performance-based equity incentive designed to reward achievement of a predetermined financial goal and relative TSR over a three-year performance period, with vesting at the end of the performance period.
Long-Term Incentives (LTI)	Stock Options	Performance-based equity incentive aligned with stock price appreciation, with ratable vesting over three years.
	Restricted Stock	Performance-based equity incentive designed to promote strong retention and alignment with shareholders’ interests, with ratable vesting over three years.
Retirement and Deferred Compensation		Savings-based component aligned to competitive market practice; includes 401(k) plans and voluntary non-qualified deferred compensation programs. Any accrued benefits from prior defined benefit pension plans are now frozen.
Limited Perquisites and Other Benefits		Limited perquisites designed to attract and retain key talent or to provide for the safety and security of executive officers.

Base Salary
Base salary is the only fixed portion of a NEO’s target total direct compensation and, consistent with the Committee’s philosophy that executive pay should strongly align with the interests of our shareholders, represents a small portion of target total direct compensation.
Base salary levels are set with reference to both competitive market data and individual experience and performance. Base salaries are reviewed annually and may be adjusted as a result of updated information for our compensation and general industry peer groups and an assessment of an executive’s role and performance contributions, including the executive’s demonstration of The Cigna Group’s core values and the achievement of the expectations associated with the executive’s role.
The table below shows 2023 annual base salaries for each of the NEOs, reflective of the Committee’s, and with respect to Mr. Cordani’s, the independent members of the Board’s, review of target total direct compensation positioning as further discussed above.

Base salaries, reflective of executives’ roles and responsibilities and competitively benchmarked, represent only 7% of CEO pay and 14%, on average, of other NEOs’ pay, with performance-based incentives driving the balance of each executive’s total pay.
NEO	2023 Annual Base Salary ($)[1]

David M. Cordani	1,500,000
Brian C. Evanko	950,000
Noelle K. Eder	850,000
Nicole S. Jones	850,000
Eric P. Palmer	1,000,000
(1)As adjusted in September 2023 for Ms. Eder and Ms. Jones.

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COMPENSATION MATTERS

The Enterprise Incentive Plan rewards executives for performance relative to measurable financial and strategic goals that are aligned with, and drive execution of, the Company’s business strategy.

Annual Incentives
Enterprise Incentive Plan (EIP) Overview
Annual incentives are paid under the EIP. The EIP is designed to reward executives for the achievement of short-term, or annual, performance goals. On an annual basis, the Committee approves:
•EIP performance measures and goals, which are designed to align with, and drive the execution of, the Company’s business strategy – and ultimately the results and value we deliver to those we serve: clients, customers, patients, and shareholders.
•Individual EIP award targets for the NEOs, except for Mr. Cordani’s target, which is approved by the independent members of the Board upon the recommendation of the Committee.
•Aggregate funding levels for actual EIP awards based on Company achievement of predetermined performance goals.
•Actual individual EIP awards for the NEOs, except for Mr. Cordani’s award, which is approved by the independent members of the Board upon the recommendation of the Committee.
Subject to certain limits described below, actual annual incentive awards can range from 0% to 200% of the individual’s EIP target, allowing the Committee to differentiate awards based on an individual’s contributions and how those contributions impacted the attainment of enterprise goals.
EIP Performance Measures and Goals
Each year, the Committee sets enterprise performance measures, weightings, and goals for annual incentive awards based on the Company’s business priorities and annual operating plan. The operating plan aligns with our strategy; long-term commitment to our customers, clients, communities, and shareholders; and expected performance in the industry. The Committee utilizes its independent compensation consultant to evaluate the appropriateness of the measures and weightings and the degree of challenge in the EIP performance goals. The performance measures are designed to align with, and drive execution of, the Company’s business strategy. For 2023, performance measures included adjusted income from operations (weighted 50%), adjusted revenues (weighted 25%), and strategic priorities (weighted 25%), which includes critical initiatives to drive sustained attractive performance, measured by quantitative metrics. This balance of measures is consistent with the short-term incentive practices of many of our peers and enables the Committee to reward financial performance, while also incentivizing the achievement of other strategic goals. More detailed information on these measures is included in the 2023 Performance Measures, Goals and Actual Results Table.
In setting the target performance goals for each measure, the Committee considered the Company’s publicly disclosed revenues and earnings estimates, its strategic priorities and anticipated investments, competitor results and outlook, analyst commentary, the Company’s then-current expectations for the industry, the economic environment, and various market forces impacting the Company and related uncertainties. The Committee believed that target performance represented competitively attractive goals that would be challenging to achieve in light of the circumstances the Company expected to face in 2023, without encouraging excessive risk-taking.
For the adjusted income from operations and adjusted revenues measures, the Committee specifies target levels of performance, as well as minimum performance levels required to receive any incentive payouts and maximum performance levels above which no additional incentives will be paid. To aid the Committee in setting the financial performance targets, and to assess the reasonableness and rigor of those targets, the Committee directed its compensation consultant to evaluate the Company’s historic relationship between pay and performance in comparison with its compensation peer group. The compensation consultant also reviewed performance goals determined by the Committee in the context of historic performance and analyst expectations of future performance for The Cigna Group and its TSR peer group.

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COMPENSATION MATTERS
The strategic priorities category is designed to advance the interests of our shareholders and other stakeholders and position us for long-term growth by incentivizing and recognizing progress in areas beyond financial results that support our mission, values, and business strategy. For 2023, the areas of focus for the strategic priorities category included: (1) improving affordability and effectiveness; (2) advancing ESG initiatives; and (3) increasing cross-enterprise leverage. In determining performance relative to the strategic priorities measure, the Committee considers year-over-year improvements, based upon quantitative data. For each area of focus, the Committee selected quantifiable measures that: (1) are enterprise-wide and regularly reviewed by leadership to assess Company performance in key areas; (2) can be quantified and projected; and (3) assess the performance of the area of focus for the strategic priority.
Executive Officer EIP Funding and Award Determination Process
The key considerations to funding the 2023 EIP and determining individual award amounts are discussed below.

Achieve Earnings Minimum
Achieving profitability goals is critically important to the Company’s long-term success. If the Company does not meet a predefined minimum level of adjusted income from operations, then no annual incentives are paid to executive officers.

Company Performance Drives Funding Level

If the Company achieves the minimum adjusted income from operations, the Committee may fund the EIP pool from 0% to 200% based upon the results of each performance measure against pre-established targets, with threshold performance below which no incentives are earned, and maximum performance above which no additional incentives are earned.
The Company’s actual performance relative to each measure is formulaically calculated to establish a preliminary funding percentage. The EIP funding mechanism ensures that no awards are paid unless a minimum level of performance is achieved and that NEOs’ EIP awards reflect the Company’s performance. Historically, in setting the actual funding percentage, the Committee had the ability to consider factors such as the Company’s performance as a whole or achievement of goals within the performance category. In practice, this discretion was rarely exercised by the Committee and, beginning with the 2024 EIP, in determining the enterprise EIP pool funding, the Committee may not deviate more than 10% from the formulaically calculated results. The Committee believes this limited discretion is an important tool for the Committee, given situations that are not fully captured by the formulaic metrics.

Award Amounts Based on Individual Contributions to Company Performance
Once EIP funding has been determined, the Committee (and for Mr. Cordani, the independent members of the Board upon the recommendation of the Committee) considers each NEO’s individual contributions and how such contributions impacted the achievement of the EIP goals to determine individual award amounts. Actual awards can range from 0% to 200% of a NEO’s EIP target, allowing the Committee to differentiate payouts based on each individual’s contributions.

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COMPENSATION MATTERS
2023 Performance Measures, Goals, and Actual Results
The Committee considers performance measures for the EIP program for the upcoming year at its October and December meetings and then considers and approves the actual performance targets for the approved measures at its meetings in January and February. For 2023, the Committee established the performance measures, weightings, and performance goal ranges below, which were used to determine the aggregate funding for EIP awards.
At its meetings in January and February 2024, the Committee reviewed and approved the actual performance relative to goals for each EIP measure. In evaluating performance under the strategic priorities measure, the Committee considered performance against various factors as set forth below.

Strategic Priority Areas of Focus	Relevance to Business Strategy	Quantitative Measurements	Rationale for Quantitative Measurements

Improving Affordability and Effectiveness
These priorities drive improvements to the unit cost levels and clinical outcomes by encouraging continuous innovation and efforts to improve affordability — providing greater value to our clients, improving health outcomes for our customers, and advancing our growth strategy.
		•Medical and pharmacy trend	Medical and pharmacy trend, which measures changes in average claims cost per member, year over year, is a good indicator of affordability for our clients.
•Enterprise adjusted SG&A expense ratio
The enterprise adjusted SG&A expense ratio is a good indicator of effectiveness because it measures our selling, general, and administrative expenses, excluding special items, in relation to adjusted revenues on a consolidated basis.

Advancing ESG Initiatives
As a global health company, our mission is at the core of our ESG commitments and strategy. For 2023, our ESG focus areas included efforts relative to diversity, equity and inclusion and improvement of health equity.
•Increased representation of women and ethnic minorities in leadership roles and succession plans •Voluntary turnover rates among women and ethnic minorities
In the absence of employee engagement survey data, the Committee selected these performance metrics for inclusion because: (1) they demonstrate our performance relative to our diversity, equity and inclusion commitments to our workforce; and (2) aspirational goals for these measures had been established at the beginning of the year and tracked internally throughout 2023.

		•Increased customer participation in social care delivery and diabetes management services	These measures assesses our progress in addressing health disparities in underserved populations.
Increasing Cross-Enterprise Leverage	This supports our continued growth by leveraging our scale and expertise across multiple business lines to deepen our relationships with, and create greater value for, our stakeholders.	•Expansion of Evernorth Health Services revenue derived through programs offered by Evernorth Health Services to Cigna Healthcare clients	This measure assesses how well we extend the innovative health services of Evernorth Health Services to our Cigna Healthcare customers and clients to improve health and value.

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COMPENSATION MATTERS
The following table sets forth the Company’s performance relative to the performance measures, the weighted performance measure funding percentage, and the overall EIP calculated funding percentage.

Adjusted Income from Operations
Reinforces the importance of sustained, profitable growth across the enterprise by rewarding financial performance that reflects the underlying results of operations of the Company’s businesses.

Weighting	Target Performance Goals(1)
50%	2.2% to 11.7% growth over 2022 performance(2)

Actual Result(3)	Performance
Achieved 98.6% of target, with adjusted income from operations of 7.45 billion, reflecting 6.6% growth over 2022 performance, as adjusted to reflect the divestiture of certain international businesses	Slightly unfavorable to target

Weighted Performance Measure Funding Percentage	49.3%

Adjusted Revenues Focuses on enterprise growth and promotes collaboration across business units and drives customer focus.
Weighting	Target Performance Goals(1)
25%	2.6% to 7.0% growth over 2022 performance

Actual Result(3)	Performance
Achieved 139.1% of target, with adjusted revenues of $195.3 billion, reflecting 9.2% growth over 2022 performance, as adjusted to reflect the divestiture of certain international businesses	Favorable to target

Weighted Performance Measure Funding Percentage	34.8%

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COMPENSATION MATTERS

Strategic Priorities
Advances the interests of our shareholders and other stakeholders by positioning us for long-term growth through the focus on progress in areas that support our mission, values, and business strategy.

Weighting
25%

Improving Affordability and Effectiveness
Measures	Performance

Medical and pharmacy trend	Somewhat unfavorable to target
Enterprise adjusted SG&A expense ratio	At target
Advancing ESG Initiatives
Measures	Performance

Representation of women and ethnic minorities in leadership roles and succession plans	At target
Voluntary turnover of women and ethnic minorities	At target
Customer enrollment in social care delivery service	Unfavorable to target
Customer enrollment in diabetes management program	Significantly favorable to target
Increasing Cross Enterprise Leverage
Measures	Performance

Expansion of Evernorth Health Services revenue derived through programs offered by Evernorth Health Services to Cigna Healthcare clients	Favorable to target
Weighted Performance Measure Funding Percentage	25.0%
Overall EIP Calculated Funding	109.1%
(1)As previously disclosed, in future years, the Committee will no longer use funding ranges in determining payouts for each performance measure and will use a formulaic approach for gauging success on each measure.
(2)Considered the anticipated onboarding costs ahead of transitioning 20 million Centene customers to our Express Scripts platform.
(3)We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2023 for more complete financial information. Adjusted income from operations and adjusted revenues are financial measures used by the Company that are not determined in accordance with generally accepted accounting principles in the United States (GAAP). The Committee may make adjustments to the actual levels of achievement under each performance measure to: (1) exclude the impact of any unusual or extraordinary results that do not reflect the on-going business operations and/or that are not the result of normal business risks; and (2) avoid creating unintended incentives for management to make decisions solely on the basis of achieving incentive results. Additional information regarding these measures, including definitions and reconciliations to the most directly comparable GAAP measures, namely shareholders net income and total revenues, respectively, can be found on Annex A.
Based on the Company’s performance relative to each of the performance measures, the Committee approved funding the EIP pool at 109%.

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COMPENSATION MATTERS
2023 Individual EIP Targets and Awards
EIP target levels and actual awards for the 2023 performance year for each of the NEOs are set forth in the table below. EIP target levels are reflective of the Committee’s, and with respect to Mr. Cordani’s, the independent members of the Board’s, review of target total direct compensation positioning and other factors as further discussed above. In determining actual payout amounts, the Committee (and for Mr. Cordani, the independent members of the Board upon the recommendation of the Committee) started with the EIP calculated funding factor as the baseline for EIP awards and then assessed each NEO’s individual contributions during 2023. Payouts under the 2023 EIP rewarded our NEOs for our performance in 2023, reflecting pay-for-performance alignment.

NEO	2023 EIP Target ($)	Actual EIP Payout ($)	Payout as a Percentage of Target (%)

David M. Cordani	3,000,000	3,300,000	110
Brian C. Evanko	1,500,000	1,650,000	110
Noelle K. Eder	900,000	1,125,000	125
Nicole S. Jones	900,000	1,035,000	115
Eric P. Palmer	1,500,000	1,650,000	110

Mr. Cordani
In early 2024, the Committee, together with the Lead Independent Director, assessed Mr. Cordani’s 2023 performance in the context of the Company’s overall performance for the year. This assessment included a review of the Company’s financial performance in 2023 and the strategic positioning of the Company for the future, as well as Mr. Cordani’s individual contributions. Following this review, the Committee made recommendations to the independent members of the Board related to Mr. Cordani’s EIP award for 2023. The independent members of the Board considered these recommendations as part of their own independent review of Mr. Cordani’s performance. More specifically, the Board considered the following factors:
Enterprise Performance. Mr. Cordani led Cigna’s delivery of strong value for our customers and clients resulting in attractive financial results amid a disrupted, rapidly evolving environment. These results include:
•Adjusted income from operations of $7.45 billion, adjusted income from operations per share of $25.09, and adjusted revenues of $195.3 billion;
•The return of $3.7 billion in capital to shareholders through share repurchases and dividends; and
•Achieved enterprise SG&A ratio of 7.3%, in line with plan, through focused management of expenses.
Strategy Execution. Mr. Cordani oversaw the advancement of a number of initiatives to evolve Cigna’s strategy, including:
•Laid the groundwork that resulted in reaching agreement to divest the Medicare Advantage, Cigna Supplemental Benefits, Government Pharmacy, and CareAllies businesses to Health Care Service Corporation (HCSC), announced in early 2024, driving meaningful value across the enterprise and for all stakeholders, and sharpening our focus on opportunities in the Cigna Healthcare and Evernorth Health Services segments;
•Executed the onboarding plan of our new Centene client relationship to bring Evernorth’s best-in-class pharmacy solutions to 20 million Centene members, also expanding our reach and impact in serving Government-sponsored customers with service-based offerings;
•Created a strategic partnership with CarepathRx Health System Solutions to deepen specialty pharmacy relationships with health systems, providers, and hospitals;
•Launched ClearCareRX and ClearNetwork to continue driving greater transparency of prescription medications, while preserving and protecting client choice;
•Launched the Pathwell suite of capabilities that help navigate customers to more cost efficient and higher quality locations for infused/specialty medications and musculoskeletal pain and built scalable, flexible foundational architecture to enable more dynamic benefits;

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•Provided clients with additional flexibility by offering a new option for simple "cost-plus" pharmacy pricing for brand, generic, and specialty medications through Express Scripts;
•Introduced IndependentRx and enhanced the MoreThanRx solution suite, ensuring greater access to patients living in rural areas through partnerships and independent pharmacies;
•Removed nearly 25% of medical services from prior authorization requirements to simplify the care experience for Cigna Healthcare customers and clinicians;
•Partnered with Monogram Health to provide in-home primary and specialty care to Cigna Healthcare Medicare Advantage customers with chronic kidney disease and end-stage renal disease;
•Advanced our strategic partnership with VillageMD to expand access, improve quality, lower costs and develop a new platform for innovative care models;
•Positioned ourselves to offer enhanced, localized health and well-being solutions with global capabilities in the Kingdom of Saudi Arabia by securing the first branch license granted to an international insurance provider;
•Continued to execute on affordability initiatives to reduce total cost of care and drive improvement in our MCR and unit cost position;
•Continued to execute on our talent strategy, including the initial phase of the Company’s Future of Work, which is deepening relationships, shifting away from working in silos, and fostering a thriving culture, and the implementation of key leadership changes designed to continue accelerating growth across Evernorth Health Services and Cigna Healthcare; and
•Continued to execute on our technology strategy, including in-flight programs to support sustainable expense reductions, expanding future value-driven foundational capabilities, and driving broader enterprise opportunities for simplification.
Environmental, Social and Governance. Mr. Cordani oversaw the advancement of a number of ESG initiatives that are integral to the Company’s strategy, producing meaningful results which include:
•Continued to advance our ESG strategy and framework centered on 13 material topics organized under four interconnected pillars: Healthy Environment, Healthy Society, Healthy Workforce and Healthy Company, that underscore our mission to improve the health and vitality of those we serve;
•Maintained strong advancement of programs, policies and practices to improve social determinants of health, including virtual interventions on diabetes;
•Achieved goal of $1 billion in annual diverse supplier spend two years ahead of schedule and named to the 2023 "Best-of-the-Best" Corporations for Inclusion by the National LGBT Chamber of Commerce (NGLCC) and partners in the National Business Inclusion Consortium (NBIC);
•Continued progress on our goal to reach gender parity in our leadership pipeline by 2024; and
•Received external recognition from numerous raters and rankers for DEI efforts and results.
Regulatory Environment and Compliance. Mr. Cordani continues to represent Cigna and the health services industry in a number of forums in Washington, D.C. and across the country to reinforce the needs of the Company’s customers and clients. He engaged substantively and extensively throughout 2023 with federal policymakers and committee chairmen who lead Congressional consideration of prescription drug affordability and pharmacy benefit services legislation, and Express Scripts’ new business initiatives. He also oversaw continued enhancements to our ethics and compliance governance models, including through regular meetings and engagement with the Chief Compliance and Risk Officer of the Company on key topics, enhancements to our Ethics program, including increased awareness and expansion of reporting channels, and by reinforcing the tone at the top of Cigna’s core values and commitment to ethical decision-making.
Taking all of these factors into account, the independent members of the Board awarded Mr. Cordani an EIP payout for 2023 of $3,300,000, or 110% of his 2023 EIP target.
Other NEOs
For all other NEOs, Mr. Cordani made recommendations to the Committee regarding EIP awards based on his evaluation of each NEO’s performance and contributions to enterprise goals. The Committee considered Mr. Cordani’s recommendations when determining EIP awards. While not exhaustive, below are certain key factors the Committee considered when making award determinations.

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COMPENSATION MATTERS
Mr. Evanko. As Executive Vice President and Chief Financial Officer, Mr. Evanko continued to support and enable the achievement of the Company’s financial objectives and led the partnership between the Company’s finance function and business teams throughout 2023. In addition, Mr. Evanko’s role expanded in June 2023 as he assumed oversight for the U.S. Government business, for which he led a seamless transition. Mr. Evanko provided critical guidance and leadership to many of the Company’s strategic initiatives throughout the year, including reaching agreement to divest the Medicare Advantage, Cigna Supplemental Benefits, Government Pharmacy, and CareAllies businesses to Health Care Service Corporation (HCSC), and initiating and leading a project to reduce operating expenses, resulting in significant savings in 2023 and going forward. During 2023, Mr. Evanko successfully led the strategic management and deployment of the Company’s capital, supported and enabled the delivery of enterprise EPS objectives, and continued to strengthen investor communications. Within the Finance organization, Mr. Evanko continued to advance the development and deployment of critical talent, including continued progress relative to diversity, equity and inclusion. As a result of Mr. Evanko’s contributions in 2023, he was awarded a 2023 EIP payment of $1,650,000, or 110% of his target.
Ms. Eder. As Executive Vice President, Global Chief Information Officer, Ms. Eder continued the implementation of the Company’s technology strategy in 2023, which further enabled business value and drove cross-enterprise leverage. Through Ms. Eder’s leadership, the technology team’s focus on availability, security, and resiliency continued to expand and strengthen, meaningfully contributing to corporate earnings in 2023 through portfolio efficiency and business value delivery. Ms. Eder continued to drive innovation, including accelerating transformation and capabilities to drive engagement, digital-first, virtual-led experiences, and core and emerging business models. Ms. Eder continued to lead the strong execution of asset simplification in 2023, exceeding the Company’s defined goals of asset and baseline spend reductions and resulting in less complexity, greater efficiency, and an overall reduction in risk. Ms. Eder’s role expanded in September 2023 as she assumed leadership for the Company’s operations organization, and she has begun to lead the combined technology and operations teams to work seamlessly together to better leverage collective knowledge and insights to deliver improved real-time, personalized and connected experiences for customers, patients, clients and provider partners. Ms. Eder continued to retain top tier talent during 2023 and made continued progress relative to diversity, equity, and inclusion through the hiring and promotion of diverse talent within her organization. As a result of her contributions in 2023, Ms. Eder was awarded a 2023 EIP payment of $1,125,000, or 125% of her target.
Ms. Jones. As Executive Vice President, Chief Administrative Officer, and General Counsel in 2023, Ms. Jones continued to lead the Company’s legal, compliance, communications and government affairs functions, and in September 2023 she was named Chief Administrative Officer and her role expanded to include Human Resources. Ms. Jones effectively led the partnership across these functions and between them and the Company’s businesses and other corporate functions. She continued to advance the Company’s enterprise ESG strategy, its internal and external thought leadership relative to our Healthy Workforce and Healthy Company pillars, and advancement of Cigna’s position on a number of important legislative matters. She continued to play a key leadership role in communicating and reinforcing the Company’s strategy, both internally and externally, including the continued advancement of the Vitality platform. Ms. Jones provided key legal and regulatory support on a number of key initiatives, including the announced agreement to divest the Medicare Advantage, Cigna Supplemental Benefits, Government Pharmacy, and CareAllies businesses to Health Care Service Corporation (HCSC) and the resolution of legal matters related to our Medicare Advantage business. Ms. Jones continued to play an instrumental leadership role in increasing focus on ESG for the enterprise, as well as continued strong progress relative to diversity, equity and inclusion within the functions she leads. As a result of Ms. Jones’ contributions in 2023, she was awarded a 2023 EIP payment of $1,035,000, or 115% of her target.
Mr. Palmer. In his role as President and Chief Executive Officer, Evernorth Health Services, Mr. Palmer continued to lead the Company’s largest growth platform and positioned the enterprise for ongoing success. In 2023, Evernorth delivered strong financial results and superior client and patient value. Through Mr. Palmer’s leadership, Evernorth achieved strong client retention, strong new growth in scaled businesses, accelerated growth in new solutions, and the launch of new solutions in the pharmacy benefit services business. Mr. Palmer’s leadership led to continued leadership in pharmacy benefit services supply chain value, patient value at Accredo, and eviCore client value, while continuing implementation of the biosimilar strategy producing meaningful advances in affordability. Client and patient NPS results were strong, with positive feedback from clients and brokers on partnership, collaboration and responsiveness. Mr. Palmer oversaw the onboarding plan of our new Centene client relationship, bringing Evernorth’s best-in-class pharmacy solutions to 20 million Centene members and expanding our reach and impact in serving Government-sponsored customers with service-based offerings.
There was continued progress in cross-enterprise leverage through improved collaboration between Evernorth and Cigna Healthcare on marketing, sales, and product strategy, execution, and enablement. Mr. Palmer continues to develop his leadership team, with a number of senior leaders assuming expanded roles during 2023, as well as

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COMPENSATION MATTERS
continuing to focus on advancement of diversity, equity, and inclusion within his organization. As a result of his contributions in 2023, Mr. Palmer was awarded a 2023 EIP payment of $1,650,000, or 110% of his target.
Annual Incentive Plan Changes for 2024
Information regarding changes to our EIP program to limit the Committee’s discretion in measuring performance and funding the EIP pool, and the Company’s commitment to enhancing disclosure can be found at “— Enhancements to 2024 Enterprise Incentive Plan Design” above.” For the 2024 EIP, to motivate and drive execution of the Company’s business strategy and the achievement of enterprise results, the Committee approved the following performance measures and weightings.

Measure	Alignment with Business Strategy	Weighting

Adjusted Income from Operations	Reinforces the importance of sustained profitable growth across the enterprise by rewarding financial performance that reflects the underlying results of operations of the Company’s businesses.	50%
Growth	Focuses on enterprise growth, as measured quantitatively by adjusted revenues (20% of EIP weighting), and expansion of services and addressable markets, as measured by growth in Health System Services, behavioral health, and virtual services (10% of EIP weighting); amplifies the expansion of revenue in our accelerated growth business, promotes cross-enterprise leverage, and drives revenue diversification.	30%
Strategic Priorities	Advances the interests of our shareholders and other stakeholders by positioning us for long-term growth through the focus on progress in areas that support our mission, values, and business strategy.	20%
For 2024, the areas of focus for the strategic priorities will be as follows:

Strategic Priority Areas of Focus	Relevance to Business Strategy	Quantitative Measurements

Operating Effectiveness and Efficiency	These priorities advance our efforts to improve affordability for our customers and clients and deliver value to our shareholders.	•Enterprise Adjusted SG&A Expense Ratio
ESG
As a global health company, our mission is at the core of our ESG commitments and strategy. For 2024, our ESG focus areas will again include our efforts relative to diversity, equity, and inclusion and improvement of health equity.

•Improvement in diversity, equity, and inclusion advancement for women and ethnic minorities, measured by representation in leadership roles as well as voluntary turnover among women and ethnic minorities

•Progress on goals relative to improvement of health equity, measured by improvements in preventative screenings for customers residing in high Social Determinants Index areas

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COMPENSATION MATTERS
Long-Term Incentives

Long-term incentives are designed to reward sustained financial success and strategic accomplishments that benefit The Cigna Group and its shareholders over the long term. 60% of the CEO’s LTI and 50% of the other NEOs’ LTI are granted in performance shares requiring performance against pre-established metrics.

LTI Overview
Long-term incentives are 100% equity-based and administered under The Cigna Group Long-Term Incentive Plan. Awards in 2023 were delivered through a mix of strategic performance shares, stock options, and restricted stock to motivate superior enterprise results and to further align the interests of the Company’s executive officers and its shareholders.

2023 CEO LTI Award Mix	2023 Other NEO LTI Award Mix

■ Strategic Performance Shares	■ Stock Options	■ Restricted Stock

SPS awards have a three-year performance period and are denominated in shares of Company common stock. At the end of the three-year performance period, the actual number of shares earned is based on The Cigna Group's performance against pre-established enterprise goals and the actual value of the award remains aligned with the trading price of the Company’s stock relative to goals set at the beginning of the performance period.

Realized option value depends upon stock price appreciation from the time the options are granted until they are exercised. Options generally vest in equal installments over three tears and have a ten-year term.

Restricted stock provides strong retention value as awards vest in equal installments over a three-year period, and the value of the award remains aligned with the trading price of the Company’s stock.

2023 Individual LTI Targets and Awards
Each NEO’s LTI target is set by the Committee (or in the case of Mr. Cordani, the independent members of the Board upon the recommendation of the Committee) with reference to the compensation peer group and the general industry peer group market data for the officer’s role. Mr. Cordani’s LTI target is set as a range, and the target for each of the other NEOs is set as an absolute dollar value. The primary consideration in each case is the comparison to the 50th percentile LTI level of the relevant market data for both peer groups.
While the Board maintains flexibility in determining Mr. Cordani’s LTI award, the Board intends that, for Mr. Cordani, LTI awards will fall within the target range. Mr. Cordani’s LTI award is based primarily on his individual contributions and enterprise performance, as well as an assessment of then-current market data. For the other executive officers, an executive could receive a grant between 0% and 150% of the executive’s individual LTI target value. In determining awards for the other NEOs, the Committee primarily evaluates individual contributions, but also may take into consideration enterprise performance, succession planning needs, and other factors as circumstances warrant.

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COMPENSATION MATTERS
The annual LTI award for Mr. Cordani for 2023 was delivered 60% in SPS awards having a 2023-2025 performance period, 20% in stock options, and 20% in restricted stock, with the equity mix consistent with the mix of equity delivered in 2022. The annual LTI awards for the other NEOs in 2023 were delivered 50% in SPS awards having a 2023-2025 performance period, 25% in stock options and 25% in restricted stock, with the mix of equity consistent with the equity mix delivered in 2022.
The table below provides more detail about the annual LTI target and actual grant values for 2023, reflective of the Committee’s, and with respect to Mr. Cordani’s, the independent members of the Board’s, review of target total direct compensation positioning as further discussed above.

NEO	2023 LTI Target ($)	Actual LTI Grant Value ($)(1)

David M. Cordani	13,000,000 to 17,000,000	16,000,000
Brian C. Evanko	4,150,000	5,188,000
Noelle K. Eder	2,925,000	3,364,000
Nicole S. Jones	2,900,000	3,335,000
Eric P. Palmer	5,000,000	6,250,000
(1)The LTI Grant Value referenced in the table differs from the sum of the Stock Award and Option Award grant date fair values referenced in the 2023 Summary Compensation Table. This is largely due to the timing and determination of the grant date fair value of SPS awards under ASC Topic 718. Under ASC Topic 718, SPS grant date fair values reflect a probable achievement level of the TSR performance condition as of grant date; however, this probable achievement level is not determined until after the Committee has determined the dollar amount of the LTI grant. Thus, an SPS award’s grant date fair value for accounting purposes may be higher or lower than the dollar amount of the LTI grant approved by the Committee if the TSR probable achievement level is above or below target, respectively. For more information on the TSR performance condition, please see the “Stock Awards” footnote for the 2023 Summary Compensation Table.

Strategic Performance Share Program
Our SPS program is designed to reward sustained long-term financial discipline and strategic accomplishments that benefit The Cigna Group and its shareholders over the long-term.

Grants

At the time of grant, a total LTI dollar value is approved for each NEO. The SPS portion of the award is converted into a specific number of SPSs on the grant date based on The Cigna Group’s stock price on that date.

Vesting

SPSs vest in the first quarter of the year following the end of the three-year performance period.

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COMPENSATION MATTERS

Payout Determination

The Committee determines a performance factor of 0% to 200% based on Company achievement of two pre-established measures during the performance period. That factor is multiplied by each SPS award to determine the number of shares to be paid in respect of vested awards.

Measure: Adjusted income from operations per share, measured on a cumulative basis over three years, within the range of externally communicated targets excluding dividends	Measure: Relative TSR, compounded over the three-year performance period, relative to TSR peer group, for which the performance/payout curve is as follows:(1) (2) (3)
	85th percentile or higher	200%
	75th to 85th percentile	175% to 200%
	50th to 75th percentile	100% to 175%
	25th to 50th percentile	25% to 100%
	Below 25th percentile	0%

Weighting: 50%	Weighting: 50%

Alignment with Business Strategy: Rewards NEOs for sustained profitable growth across the enterprise	Alignment with Business Strategy: Rewards NEOs for stock performance and value creation relative to The Cigna Group’s peer group at the time of the award

Threshold Performance: Performance that would result in funding of less than 35% of target yields no payment for this measure	Threshold Performance: 25th percentile compared with the TSR peer group

Final Payout

SPS awards are ultimately settled in The Cigna Group stock, so the actual value of the awards is based on the number of shares earned and The Cigna Group’s stock price at the time of payment.

(1)In the event a company in the TSR peer group is removed due to a corporate transaction or otherwise, the Company’s TSR will be measured against the remaining companies.
(2)Relative TSR is measured by calculating four levels of achievement, at each of the 25th, 50th, 75th and 85th percentiles, and then using straight line interpolation based on Company stock performance (rather than rank) within the relevant level of achievement to determine payout for the measure.
(3)Beginning with the 2023-2025 performance period, relative TSR performance is measured using the average December stock price at the beginning and end of each performance period for The Cigna Group and each of its peers. Payouts on the relative TSR performance measure are capped at 100% if absolute TSR is negative for the performance period.
The SPS program is designed to reward performance results against long-term, pre-established stretch targets that are difficult to achieve but not unattainable. Each year, the Committee approves the performance measures for the SPS performance period. The Committee believes that the SPS performance measures are effective in rewarding the Company’s long-term success and value created for shareholders.

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COMPENSATION MATTERS
2021–2023 SPS Program
Over the course of the three-year performance period, cumulative adjusted income from operations per share grew to $68.93, resulting in a payout at 113% for this measure. Relative TSR was at the top end of the 42nd to 50th percentile range, resulting in 99% for this performance measure. As a result, in February 2024, the Committee approved a payout of the 2021–2023 SPSs at 106% of target. The performance goals for the 2021–2023 SPSs are presented in the table below, along with actual results for the three-year performance period.

Measure	Weighting	Target Performance Goals	Actual Result

Adjusted income from operations per share	50%	Cumulative adjusted income from operations per share of $63.50 to $70.00	$68.93 (113% of target)
Relative TSR	50%	50th percentile	At the top end of the 42nd to 50th percentile range (based on three-year annual compounded TSR of 14.9%) (99% of target)
The calculations utilized to determine the payout were reviewed for accuracy by PricewaterhouseCoopers LLP. Shares earned by the NEOs upon payout of the 2021–2023 SPSs are reflected in the Outstanding Equity Awards at Year-End 2023 table and on Form 4s filed with the SEC on March 5, 2024.
2020–2022 SPS Program
The shares earned under the 2020–2022 SPS program were measured using performance through December 31, 2022 and were delivered in March 2023. The total share value realized by each NEO on the payment date is reflected in the Option Exercises and Stock Vested Table. The performance measures, targets, results and payout for the 2020–2022 SPS program are discussed in greater detail in our definitive proxy statement for our 2022 annual meeting of shareholders, filed with the SEC on March 17, 2023.
Retirement and Deferred Compensation
401(k) Retirement Plans and Supplemental 401(k) Plan
All U.S. full-time employees are eligible to participate in one of the Company’s tax-qualified 401(k) plans. Each 401(k) plan, except The Cigna Group Supplemental 401(k) Plan, provides for employee contributions as well as Company matching contributions, on the same terms as similarly situated employees within the applicable plan.
Certain employees are eligible for The Cigna Group Supplemental 401(k) Plan. Beginning in 2020, all U.S.-based NEOs are eligible. The Supplemental 401(k) Plan is a non-qualified deferred compensation plan that provides an annual credit to employees equal to 1.5% of employee earnings that cannot be treated as eligible earnings under the regular 401(k) Plan due to Internal Revenue Code limits and cannot be the basis for employee or Company matching contributions under the regular 401(k) Plan. Earnings eligible for the credit are salary and bonus amounts that exceed the IRS annual limit on eligible earnings ($330,000 in 2023) or that an employee defers under The Cigna Group Deferred Compensation Plan. Credits accumulate with hypothetical interest equal to the rate of return under the 401(k) Plan’s Fixed Income Fund (2.95% as of January 1, 2023 and 3.30% as of January 1, 2024). The account will vest under the same rules that apply to the regular 401(k) Plan. The account balance will be paid after termination of employment in accordance with the plan.
Nonqualified Deferred Compensation Plans
The Cigna Group provides the NEOs and certain other employees with the opportunity to defer base salary and annual incentive awards.
The Cigna Group Deferred Compensation Plan. The Cigna Group does not make any contributions to this plan on behalf of employees. This plan provides eligible employees an opportunity to postpone both the receipt of compensation and income tax on that compensation – typically until after termination of employment with The Cigna Group. Participants elect when to receive payment and can choose either a single lump sum or annual installments. For amounts deferred before 2005, participants can request an accelerated payment of all or part of their account balance subject to a 10% penalty. Otherwise, early withdrawals are permitted only in the case of the participant’s financial hardship.

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COMPENSATION MATTERS
Defined Benefit Pension Plans
The Cigna Pension Plan and the Cigna Supplemental Pension Plan were frozen on July 1, 2009. Benefits earned under these plans have been determined based on eligible earnings through July 1, 2009. The freeze did not affect benefits earned before July 1, 2009. The Company’s NEOs hired before July 1, 2009 have vested benefits in the Pension Plan and the Supplemental Pension Plan.
Additional information about pension benefits can be found in the Pension Benefits for 2023 table and accompanying narrative.
Limited Perquisites and Other Benefits
The Cigna Group’s executive compensation program provides limited perquisites to executive officers, offered primarily to attract and retain key talent or to provide for an executive officer’s safety and security. Perquisites generally have included an annual allowance under our executive financial services program (as described below), payments for residential security system monitoring and maintenance, and relocation benefits when a move is required. In addition, pursuant to a policy approved by the Committee, Mr. Cordani is required to use the corporate aircraft for business and personal travel to minimize and more efficiently use travel time, protect the confidentiality of travel and our business, and enhance Mr. Cordani’s personal safety and security.
Mr. Cordani is fully responsible for any personal income taxes associated with his personal use of the corporate aircraft.
The Cigna Group’s executive financial services program offers executive officers other than the CEO an annual allowance of up to $6,500 for the costs of financial or estate planning (including associated legal services) and tax return preparation. Mr. Cordani is reimbursed for all such expenses incurred. The Cigna Group also provides $1 million of personal umbrella liability insurance coverage for executive officers, who may purchase additional coverage at the group rate.
The NEOs also are eligible to receive all of the benefits offered to The Cigna Group employees generally, including medical and other health and welfare benefits as well as voluntary benefits.
Employment Arrangements and Post-Termination Payments
Employment Arrangements
We typically do not enter into individual employment contracts with our executive officers. Consistent with our approach of rewarding performance, employment is not guaranteed, and either The Cigna Group or the executive officer may terminate the relationship at any time. An executive officer receives an offer letter upon hire or promotion that describes initial compensation terms, such as base salary, any sign-on or other cash bonus or equity awards, any relocation assistance and target opportunities for annual cash incentive and long-term equity incentive compensation.
Executive Severance Benefits
The Company maintains the Cigna Executive Severance Benefits Plan (the Executive Severance Benefits Plan) for our executive officers, which provides severance benefits in the event of a termination of employment without cause (not including by reason of death or disability), which we believe to be consistent with market practice. The Executive Severance Benefits Plan helps accomplish the Company’s compensation philosophy of attracting and retaining exemplary talent. The Committee believes it is appropriate to provide executives with the rewards and protections afforded by the plan, as it reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances beyond their control. In connection with such termination, the CEO would receive base pay for 104 weeks plus 200% of his current EIP target. Each other executive officer would receive base pay for 78 weeks plus 150% of the executive’s current EIP target. Receipt of any payments or benefits under the Executive Severance Benefits Plan requires that the executive comply with any non-disclosure, non-competition, non-solicitation, and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited. In addition, each executive officer would receive a payment equal to the executive’s prorated EIP target and, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the executive’s EIP target. The Company will also pay a COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.

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COMPENSATION MATTERS
Other Post-Termination Arrangements
Stock options, restricted stock, RSUs, and SPSs that are scheduled to vest within 12 months of an executive officer’s involuntary termination without cause will be eligible to continue to vest as scheduled, subject to continued compliance with applicable non-disclosure, non-competition, non-solicitation, and cooperation agreements during the period of continued vesting. The number of shares issued in respect of any SPSs that vest following termination will be determined based on actual performance for the applicable performance period. Awards that are not scheduled to vest within 12 months of the termination date are forfeited upon an involuntary termination without cause.
Upon an executive officer’s disability, death, or retirement, stock options, restricted stock, RSUs, and SPS awards may vest, depending on the nature of the award, the termination event, and the terms of the grant agreements.
For a full explanation of how equity awards are treated in the event of an executive officer’s disability, death, or retirement, please see “Executive Compensation Tables – Potential Payments Upon Termination or Change of Control.”
Change of Control Arrangements

The Cigna Group change of control arrangements are designed to incent executive officers to act in shareholders’ best interests when evaluating and integrating business combinations.

The Executive Severance Benefits Plan continues to apply to executive officers in the event of a qualified separation of service of the executive officer upon a change of control. A mere change of control itself (i.e., a “single trigger”) does not trigger benefits. The intent of the plan is to encourage executives to continue to act in shareholders’ best interests in evaluating potential transactions and ensure management talent will be available to assist with the transaction and business integration.
Under the Executive Severance Benefits Plan and The Cigna Group Long-Term Incentive Plan, an executive officer will be eligible for benefits, as determined by the plan administrator, if such executive officer’s employment is terminated upon or during the two-year period following a change of control (i.e., a “double trigger”) if such termination is:
•initiated by the Company other than “for cause” as defined in the applicable plan; or
•initiated by the executive officer for “good reason” as defined under the applicable plan.
Benefits in a double-trigger situation include the following:
•A lump sum cash severance payment equal to 156 weeks (approximately three years) of base salary plus three times the higher of (1) the most recent annual incentive paid and (2) the target annual incentive. The intent of the formula for the annual incentive amount is to reward the executive officer for the level of expected performance prior to the change of control.
•A payment equal to such individual’s prorated EIP target for the year of termination plus, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the greater of (1) the executive officer’s current annual incentive target or (2) the annual incentive target for the year of the change of control.
•Full vesting of all unvested stock options, restricted stock, and RSUs. As a result, if an executive is involuntarily terminated without cause or resigns for good reason within a two-year period following a change of control, the executive is able to realize the shareholder value to which the executive contributed while employed at the Company.
•Vesting of all outstanding SPS awards based on the target vesting percentage of 100%. The intent of this formula is to provide executive officers with a reasonable estimate of the potential payouts and to avoid placing executive officers at a disadvantage as a result of a change of control.
•At the Company’s expense, twelve months of basic life insurance plan coverage and six months of reasonable outplacement services following a change of control.
•A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.

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COMPENSATION MATTERS
Receipt of any payments or benefits requires that the executive comply with any non-disclosure, non-competition, non-solicitation, and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited.
We do not provide gross-ups as part of our regular executive compensation program. If any portion of the change of control benefits paid to an executive officer would be subject to a change of control excise tax, then either (1) the executive will receive the full amount of the benefits and be responsible for paying any resulting excise tax or (2) the change of control benefits will be reduced by such an amount as to avoid the excise tax entirely, whichever alternative provides the executive with the greater amount of after-tax benefits.
For more information, see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control.”

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COMPENSATION MATTERS
Other Practices

Our executive officers’ interests are well aligned with the interests of our long-term shareholders, evidenced by their significant stock holdings and further strengthened by the Company’s rigorous policies and practices.

Stock Ownership Guidelines and Share Retention Requirements
We believe that the ownership of meaningful levels of The Cigna Group stock by our executive officers is a critical factor in aligning the long-term interests of management and our shareholders. To promote this goal, we have adopted robust stock ownership guidelines that apply to all of our executive officers, including our NEOs. As of December 31, 2023, all of our NEOs serving as executive officers at year-end were in compliance with the stock ownership guidelines and met or exceeded their ownership requirements. The chart below shows the stock ownership requirements and actual value of holdings as a multiple of base salary as of December 31, 2023 for the CEO (Mr. Cordani); the CEO, Evernorth (Mr. Palmer); and the average of the other NEOs serving as executive officers at year end (Mr. Evanko, Ms. Eder, and Ms. Jones), based on the closing stock price of $299.45 on December 29, 2023.(1)

■	Stock Ownership Guideline Requirement
■	Actual Equity Holdings (for Other NEOs, chart shows average equity holdings)

(1)In connection with his increased responsibilities as President and Chief Executive Officer, Cigna Healthcare, Mr. Evanko’s ownership requirement increased to six times his base salary effective February 5, 2024. Mr. Evanko met this increased ownership requirement as of December 31, 2023.

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COMPENSATION MATTERS

Features of Our Stock Ownership Guidelines

•Wholly owned shares, time-based restricted stock, time-based restricted stock units, stock equivalents, and shares owned through benefit plans (such as investments in the Company stock fund of The Cigna Group 401(k) Plan or the deferred compensation plans) are counted toward meeting the guidelines.
•SPSs and stock options do not count toward meeting the ownership guidelines.
•Executive officers have five years from date of hire, promotion, or any other event that changes their multiple of base salary to meet their applicable ownership requirement. Prior to meeting their stock ownership requirement, executives may only engage in transactions that increase their holdings. Once an executive attains the required holding level, the executive must maintain the requirement on a continuous basis, even if the requirement is met before the end of the five-year period.

Share Retention Requirements Encourage a Long-Term Ownership Philosophy

•Once ownership requirements are met, executive officers may not sell more than 50% of the shares held above their applicable guideline in any single open trading period; and executive officers must retain, for at least one year, a minimum of 50% of the shares acquired upon exercise of any stock options and 50% of the shares acquired upon vesting of restricted stock or restricted stock unit grants, net of shares withheld or sold for taxes or payment of exercise prices, fees and expenses.

Other Practices Regarding Transactions in The Cigna Group Stock

•Executive officers may only transact in The Cigna Group securities during approved open trading periods after satisfying pre-clearance requirements or pursuant to Rule 10b5-1 trading plans. The Cigna Group has updated its policies and practices in response to the SEC’s amendments to Rule 10b5-1 under the Securities Exchange Act of 1934.
•CEO approval is required for all transactions in The Cigna Group stock by executive officers.
•General Counsel approval is required for all transactions in The Cigna Group stock by the CEO.

Disgorgement of Awards (Clawback) Policy
The Board has the authority to recoup compensation paid to executive officers in the event of a restatement of financial results, beyond the mandates of Sarbanes-Oxley Act of 2002.
Effective October 2023, we adopted a standalone clawback policy that is compliant with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act, and NYSE Rule 303A.14. This policy provides that, upon the occurrence of an accounting restatement of the Company’s financial statements to correct an error, the Committee must recoup incentive-based compensation that was erroneously granted, earned, or vested to our current and former “officers” (as defined under Rule 16a-1 of the Exchange Act) based wholly or in part upon the attainment of any financial reporting measure, subject to limited exceptions.
Additionally, pursuant to our Corporate Governance Guidelines, the Board will, as deemed appropriate and to the full extent permitted by law, require reimbursement of any bonus or other cash incentive compensation awarded to an executive officer and/or cancel unvested restricted or deferred stock awards previously granted to the executive officer if:
•the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were later the subject of a restatement;
•the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and
•the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.
In addition, The Cigna Group’s stock option, restricted stock, RSUs, and SPS awards include a clawback provision. The provision applies to any NEO, who:
•breaches certain restrictive covenant obligations, such as confidential information protection, non-competition, and non-solicitation;
•engages in willful misconduct; or
•fails to assist the Company to secure its intellectual property rights when requested to do so.

84	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
If a NEO engages in any of the above “violation events,” any gains realized from the exercise of options over the two years before termination and thereafter and the value of any restricted stock, RSUs, or SPS vesting over the year before termination or thereafter are required to be paid back to The Cigna Group. These provisions are designed to discourage employees from engaging in activities that can cause The Cigna Group competitive or reputational harm.
Awards granted to senior executives under Express Scripts’ long-term incentive plans are subject to recovery in the event of a restatement of financial results, regardless of whether misconduct was the cause of the restatement.
Hedging and Pledging Restrictions
Our Securities Transactions and Insider Trading Policy (the Insider Trading Policy) prohibits our directors, executive officers, and all employees from engaging in hedging and pledging transactions. Prohibited transactions include, but are not limited to, trading in put or call options, short sales, zero cost collars, and forward sale contracts.
Risk Oversight
As part of its responsibilities, the Committee considers whether The Cigna Group’s compensation programs and policies encourage unnecessary or excessive risk-taking behavior. At the request of the Committee, on an annual basis, a comprehensive review of executive and employee incentive compensation programs is conducted to determine whether incentive compensation plans are likely to promote risk-taking behavior that could have a material adverse effect on the Company. The findings of this review are presented to, and discussed by, the Committee each year. The review analyzes:
•compensation governance processes, including general design philosophy and risk considerations in structuring compensation and incentive plans;
•situations where compensation programs may have the potential to raise material risks to the Company;
•internal controls that mitigate the risk of incentive compensation having an unintended negative impact; and
•plan design features that further mitigate compensation risk, including clawback arrangements, holding periods, earnings thresholds, payment structures, and plan caps.
After conducting the review and assessing potential risks, the Committee determined that the Company’s incentive programs do not create risks that are reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Treatment
Section 162(m)(6) of the Internal Revenue Code pertains to the deductibility of compensation paid by health insurers, including The Cigna Group. Under Section 162(m)(6) of the Internal Revenue Code, any per-person compensation in excess of $500,000 paid to any employee or, generally, any individual service provider, will not be deductible by The Cigna Group. The tax deduction limitation under Section 162(m)(6) results in the loss of some tax benefits related to employee compensation in excess of the $500,000 per-person deduction limit. While the Committee considers the impact of Section 162(m)(6), it believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting the executive compensation program, even if non-deductible compensation expenses could result.
Separately, the Committee also considers the accounting consequences of its compensation decisions.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	85

COMPENSATION MATTERS
Report of the People Resources Committee
The People Resources Committee of the Board of Directors reviewed and discussed with The Cigna Group’s management the Compensation Discussion and Analysis. Based on this review and discussion, the People Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC. The Board accepted the Committee’s recommendation.

People Resources Committee

Kathleen M. Mazzarella, Chair Eric J. Foss George Kurian Philip O. Ozuah

86	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
Executive Compensation Tables
2023 Summary Compensation Table
This table includes information regarding compensation for each of the NEOs. Other tables in this Proxy Statement provide more detail about specific types of compensation with respect to 2023.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

David M. Cordani Chairman and Chief Executive Officer	2023	1,500,000	—	12,656,213	3,200,020	3,300,000	80,585	310,437	21,047,255
	2022	1,500,000	—	12,644,278	2,900,029	3,600,000	†	321,197	20,965,504
	2021	1,500,000	—	11,745,385	3,625,042	2,700,000	†	301,839	19,872,266
Brian C. Evanko Executive Vice President, Chief Financial Officer, The Cigna Group, and President and Chief Executive Officer, Cigna Healthcare(1)	2023	923,077	—	3,852,298	1,296,909	1,650,000	15,415	57,158	7,794,857
	2022	836,731	—	3,493,584	1,078,170	1,500,000	†	57,196	6,965,681
	2021	800,000	—	2,721,665	840,007	900,000	†	34,835	5,296,507
Noelle K. Eder Executive Vice President, Global Chief Information Officer	2023	770,961	—	2,497,811	840,982	1,125,000	†	36,380	5,271,134
	2022	718,366	—	2,316,966	715,034	840,000	†	34,619	4,624,985
Nicole S. Jones Executive Vice President, Chief Administrative Officer, and General Counsel	2023	807,116	—	2,476,811	833,807	1,035,000	9,473	47,809	5,210,016
	2022	768,366	—	2,583,969	797,503	1,020,000	†	62,909	5,232,747
	2021	750,000	—	2,701,577	833,775	935,000	†	52,246	5,272,598
Eric P. Palmer Executive Vice President, Enterprise Strategy, The Cigna Group, and President and Chief Executive Officer, Evernorth Health Services(1)	2023	1,000,000	—	4,640,956	1,562,541	1,650,000	16,976	58,838	8,929,311
	2022	986,731	—	4,556,446	1,406,274	1,562,500	†	50,842	8,562,793
	2021	948,462	—	4,179,824	1,290,005	1,187,500	†	39,890	7,645,681
(1)Effective February 5, 2024, Mr. Evanko assumed the role of President and Chief Executive Officer, Cigna Healthcare, in addition to his role as Executive Vice President and Chief Financial Officer, The Cigna Group, and Mr. Palmer assumed the role of Executive Vice President, Enterprise Strategy, The Cigna Group, in addition to his role as President and Chief Executive Officer, Evernorth Health Services.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	87

COMPENSATION MATTERS
Stock Awards (Column (e))
Amounts in this column represent the grant date fair value of stock awards computed in accordance with ASC Topic 718 as described in Note 19 to The Cigna Group’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and, for SPSs, are based upon the probable outcome of the performance conditions. All awards were made under the LTIP.
The SPSs are subject to performance conditions. The grant date fair value of SPS awards granted in 2023 reflects the probable achievement level of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. Relative TSR performance comprises 50% of the weighting of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO, as reflected in the CD&A. The remaining 50% of SPS weighting, subject to adjusted income from operations per share performance, has an accounting fair value that is equivalent to the assumed award value granted to each NEO.
The amount reported in column (e) is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures, as follows:

	Value of Restricted Stock Granted In 2023	Value of SPSs Granted In 2023

Name	Grant Date Fair Value ($)	Grant Date Fair Value ($)	At Highest Performance Achievement* ($)

David M. Cordani	3,200,054	9,456,159	14,256,240
Brian Evanko	1,297,168	2,555,130	3,852,151
Noelle K. Eder	841,112	1,656,700	2,497,664
Nicole S. Jones	834,041	1,642,770	2,476,664
Eric P. Palmer	1,562,611	3,078,345	4,640,956
*The value at the highest performance achievement reflects adjusted income from operations per share, at 200% of target and projected achievement of total shareholder return relative to Cigna’s TSR peer group based on accounting assumptions. Under ASC Topic 718, the vesting condition related to the total shareholder return is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed based on achievement of the underlying market condition.
Option Awards (Column (f))
The column represents the grant date fair value of option awards made under the LTIP computed in accordance with ASC Topic 718 applying the same model and assumptions as The Cigna Group applies for financial statement reporting purposes, as described in Note 19 to The Cigna Group’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (disregarding any estimates for forfeitures).
Non-Equity Incentive Plan Compensation (Column (g))
This column reflects performance-based compensation awarded under the EIP.
Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))
This column includes the aggregate change in the actuarial present value of accumulated benefits under the pension plans, which value increases and decreases from period to period and is subject to the assumptions discussed in connection with the Pension Benefits for 2023 Table. Information regarding accumulated benefits under the pension plans is also discussed in the narrative to the Pension Benefits for 2023 Table. The amounts in this column do not include deferred compensation because we do not provide above-market earnings to our executive officers. The “†” symbol in the table represents a negative change in pension value.

88	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
All Other Compensation (Column (i))
This column includes:
•The Cigna Group matching contributions to the NEOs’ accounts under its 401(k) and supplemental 401(k) plans in the following amounts: Mr. Cordani — $88,050 Mr. Evanko — $47,896; Ms. Eder — $35,714; Ms. Jones — $38,957; and Mr. Palmer — $49,988.
•We have included the perquisites and other personal benefits that we provided to certain NEOs in 2023. 2023 perquisites valued at incremental cost (the cost incurred by The Cigna Group due to the NEO’s personal use or benefit) are as follows:
•For Mr. Cordani, perquisites included the use of the corporate aircraft for personal travel ($178,704); fees for financial planning, tax preparation, and legal services related to tax and estate planning ($36,456); costs for security system monitoring and maintenance; and costs for personal umbrella liability coverage.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	89

COMPENSATION MATTERS
Grants of Plan-Based Awards in 2023
This table provides information about annual incentive targets for 2023 and grants of plan-based awards made in 2023 to the NEOs. The disclosed dollar and share amounts do not necessarily reflect the actual amounts that will be paid or issued to the NEOs. Those amounts will be known only if and when the awards vest or become payable.

Name (a)	Grant Date (b)	Award Type (c)							All Other Stock Awards: Number of Shares of Stock or Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise or Base Price of Option Awards ($/Sh) (l)	Closing Market Price on Date of Grant ($/Sh) (m)	Grant Date Fair Value of Stock and Option Awards ($) (n)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold ($) (d)	Target ($) (e)	Max. ($) (f)	Threshold (#) (g)	Target (#) (h)	Max. (#) (i)

David M. Cordani	—	EIP Target	—	3,000,000	6,000,000
	2/22/23	SPS				4,073	32,586	65,172					9,456,159
	2/22/23	RSG							10,862				3,200,054
	2/22/23	Option								40,140	294.61	294.92	3,200,020
Brian C. Evanko	—	EIP Target	—	1,500,000	3,000,000
	2/22/23	SPS				1,101	8,805	17,610					2,555,130
	2/22/23	RSG							4,403				1,297,168
	2/22/23	Option								16,268	294.61	294.92	1,296,909
Noelle K. Eder	—	EIP Target	—	900,000	1,800,000
	2/22/23	SPS				714	5,709	11,418					1,656,700
	2/22/23	RSG							2,855				841,111
	2/22/23	Option								10,549	294.61	294.92	840,982
Nicole S. Jones	—	EIP Target	—	900,000	1,800,000
	2/22/23	SPS				708	5,661	11,322					1,642,770
	2/22/23	RSG							2,831				834,041
	2/22/23	Option								10,459	294.61	294.92	833,807
Eric P. Palmer	—	EIP Target	—	1,500,000	3,000,000
	2/22/23	SPS				1,326	10,608	21,216					3,078,345
	2/22/23	RSG							5,304				1,562,611
	2/22/23	Option								19,600	294.61	294.92	1,562,541

90	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Columns (e) and (f))
Amounts in column (f) represent annual incentive targets for the 2023 performance period. Individual award values can range from 0% to 200% of target (as reflected in column (g)). The actual amounts earned by each NEO and paid in 2023 are as follows: Mr. Cordani — $3,300,000; Mr. Evanko — $1,650,000; Ms. Eder — $1,125,000; Ms. Jones — $1,035,000; and Mr. Palmer — $1,650,000.
Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (g), (h) and (i))
Represents SPSs awarded for the 2023-2025 performance period. The SPS awards are not fully vested until paid in the year following the close of the three-year performance period. The People Resources Committee will determine payout of this SPS award, if any, in 2026 based on achievement of the three-year performance goals.
The number of shares paid can range from 0% to 200% of the number of SPSs awarded. Threshold shares represent a threshold value for the SPS awards at 12.5% of target, which represents the lowest non-zero level of share payout under these awards, assuming achievement at threshold for relative total shareholder return.
All Other Stock Awards (Column (j))
Represents restricted stock granted under the LTIP and approved by the People Resources Committee at its February 2023 meeting as part of each NEO’s long-term incentive award. Restricted stock represented 25% of the long-term incentive awards for executive officers in 2023, excluding Mr. Cordani, whose restricted stock award represented 20% of his total long-term incentive award. These restricted stock awards will vest in three equal annual installments beginning March 1, 2024.
All Other Option Awards (Column (k))
Represents stock option awards granted under the LTIP and approved by the People Resources Committee at its February 2023 meeting as part of each NEO’s long-term incentive award. Stock options represented 25% of the long-term incentive awards for executive officers in 2023 excluding Mr. Cordani, whose stock option award represented 20% of his total long-term incentive award. These stock options will vest in three equal annual installments beginning March 1, 2024.
Exercise or Base Price of Option Awards (Column (l))
Pursuant to the LTIP, the stock option exercise price is the average of the high and low trading price of The Cigna Group common stock on the date of the award.
Grant Date Fair Value of Stock and Options Awards (Column (n))
These amounts represent the grant date fair value of equity awards computed in accordance with ASC Topic 718, applying the same model and assumptions The Cigna Group uses for financial statement reporting purposes. The award values represented in the table are theoretical and may not correspond to the actual value that will be recognized by the NEO. The grant date fair value of SPS awards granted in 2023 reflects the probable achievement level based on accounting assumptions of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. TSR performance comprises 50% of the weighting of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO (as reflected in the CD&A).

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	91

COMPENSATION MATTERS
Outstanding Equity Awards at Year-End 2023
This table provides information about unexercised stock options and unvested stock awards (restricted stock and SPSs) held as of December 31, 2023 by the NEOs.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock that Have Not Vested (#)(1) (f)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(1) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2) (i)

David M. Cordani	142,801	0	139.2200	3/1/2026	60,977	$18,259,563	70,909	$21,233,700
	119,053	0	149.1350	2/28/2027
	93,490	0	197.3500	2/28/2028
	63,553	0	183.4405	2/27/2029
	66,718	0	192.0200	2/26/2030
	53,903	26,952	213.8000	2/24/2031
	19,094	38,190	227.0200	2/23/2032
	0	40,140	294.6100	2/22/2033
Total	558,612	105,282			60,977	$18,259,563	70,909	$21,233,700
Brian C. Evanko	5,806	0	120.8950	2/25/2025	17,209	$5,153,235	18,304	$5,481,133
	6,269	0	139.2200	3/1/2026
	5,849	0	149.1350	2/28/2027
	6,311	0	197.3500	2/28/2028
	8,286	0	183.4405	2/27/2029
	12,010	0	192.0200	2/26/2030
	12,490	6,246	213.8000	2/24/2031
	7,099	14,198	227.0200	2/23/2032
	0	16,268	294.6100	2/22/2033
Total	64,120	36,712			17,209	$5,153,235.05	18,304	$5,481,133
Noelle K. Eder	6,408	0	171.3850	9/14/2030	12,186	$3,649,098	12,009	$3,596,095
	9,368	4,684	213.8000	2/24/2031
	4,708	9,416	227.0200	2/23/2032
	0	10,549	294.6100	2/22/2033
Total	20,484	24,649			12,186	$3,649,097.7	12,009	$3,596,095
Nicole S. Jones	17,666	0	149.1350	2/28/2027	14,741	$4,414,192	12,687	$3,799,122
	14,484	0	197.3500	2/28/2028
	12,946	0	183.4405	2/27/2029
	15,346	0	192.0200	2/26/2030
	12,398	6,199	213.8000	2/24/2031
	5,251	10,502	227.0200	2/23/2032
	0	10,459	294.6100	2/22/2033
Total	78,091	27,160			14,741	$4,414,192.45	12,687	$3,799,122
Eric P. Palmer	6,701	0	139.2200	3/1/2026	24,238	$7,258,069	22,997	$6,886,452
	6,073	0	149.1350	2/28/2027
	17,530	0	197.3500	2/28/2028
	18,125	0	183.4405	2/27/2029
	20,016	0	192.0200	2/26/2030
	19,182	9,591	213.8000	2/24/2031
	9,259	18,519	227.0200	2/23/2032
	0	19,600	294.6100	2/22/2033
Total	96,886	47,710			24,238	$7,258,069.1	22,997	$6,886,452

92	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
(1)The following table shows the vesting dates of stock options, restricted stock, and SPSs that have not vested, held as of December 31, 2023 by the NEOs.

	Number of Stock Options that Have Not Vested (a)	Vesting Date (b)	Vesting Amount (c)	Number of Shares or Units that Have Not Vested (i) (d)	Vesting Date (i) (e)	Vesting Amount (f)	Number of Equity Incentive Plan Award Shares or Units that Have Not Vested (ii) (g)	Vesting Date (ii) (h)	Vesting Amount (i)

David M. Cordani	26,952	3/1/2024	26,952	35,946	3/1/2024	35,946	70,909	2025	38,323
	38,190	3/1/2024	19,095	5,652	3/1/2024	5,652		2026	32,586
		3/1/2025	19,095	8,517	3/1/2024	4,258
	40,140	3/1/2024	13,380		3/1/2025	4,259
		3/1/2025	13,380	10,862	3/1/2024	3,620
		3/1/2026	13,380		3/1/2025	3,621
					3/1/2026	3,621
Total			105,282			60,977			70,909
Brian C. Evanko	6,246	3/1/2024	6,246	8,329	3/1/2024	8,329	18,304	2025	9,499
	14,198	3/1/2024	7,099	1,310	3/1/2024	1,310		2026	8,805
		3/1/2025	7,099	3,167	3/1/2024	1,583
	16,268	3/1/2024	5,422		3/1/2025	1,584
		3/1/2025	5,423	4,403	3/1/2024	1,467
		3/1/2026	5,423		3/1/2025	1,468
					3/1/2026	1,468
Total			36,712			17,209			18,304
Noelle K. Eder	4,684	3/1/2024	4,684	6,248	3/1/2024	6,248	12,009	2025	6,300
	9,416	3/1/2024	4,708	983	3/1/2024	983		2026	5,709
		3/1/2025	4,708	2,100	3/1/2024	1,050
	10,549	3/1/2024	3,516		3/1/2025	1,050
		3/1/2025	3,516	2,855	3/1/2024	951
		3/1/2026	3,517		3/1/2025	952
					3/1/2026	952
Total			24,649			12,186			12,009
Nicole S. Jones	6,199	3/1/2024	6,199	8,268	3/1/2024	8,268	12,687	2025	7,026
	10,502	3/1/2024	5,251	1,300	3/1/2024	1,300		2026	5,661
		3/1/2025	5,251	2,342	3/1/2024	1,171
	10,459	3/1/2024	3,486		3/1/2025	1,171
		3/1/2025	3,486	2,831	3/1/2024	943
		3/1/2026	3,487		3/1/2025	944
					3/1/2026	944
Total			27,160			14,741			12,687
Eric P. Palmer	9,591	3/1/2024	9,591	12,792	3/1/2024	12,792	22,997	2025	12,389
	18,519	3/1/2024	9,259	2,012	3/1/2024	2,012		2026	10,608
		3/1/2025	9,260	4,130	3/1/2024	2,065
	19,600	3/1/2024	6,533		3/1/2025	2,065
		3/1/2025	6,533	5,304	3/1/2024	1,768
		3/1/2026	6,534		3/1/2025	1,768
					3/1/2026	1,768
Total			47,710			24,238			22,997
i.These columns include unvested restricted stock and SPSs granted for the 2021–2023 performance period. The number of SPSs reported in these columns reflects the shares vested in March 2024 for the 2021–2023 performance period at their actual payout percentage. As of December 31, 2023, the relevant performance conditions had been satisfied, but the awards were not fully vested until payout in March 2024.

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COMPENSATION MATTERS
ii.These columns include unvested SPSs granted for the 2022–2024 and 2023-2025 performance periods. The SPS awards are not fully vested until paid in the year following the close of the three-year performance period. The People Resources Committee determines payout, if any, in the year of vesting based on achievement of three-year performance goals. It is not possible to determine SPS award vesting amounts until the end of the three-year performance period. Notwithstanding this, the SPS amounts reported in these columns assumes that each of the performance measures is achieved at target (100%). Because payment will be made in The Cigna Group common stock, the actual value will be based on The Cigna Group’s common stock price at the time of payment.
(2) Based on the closing price of the Company’s common stock on December 29, 2023 ($299.45).
Option Exercises and Stock Vested in 2023
This table provides information about the number of shares of The Cigna Group common stock acquired and value realized by the NEOs upon exercise of stock options and the vesting of restricted stock and SPS awards during 2023. No SPSs awarded for the 2021-2023, 2022-2024, or 2023-2025 performance periods vested in 2023.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized Upon Vesting ($) (e)(1)

David M. Cordani	—	—	53,535(2)(3)	15,705,879
Brian C. Evanko	2,877	634,387	10,746(2)(3)	3,148,252
Noelle K. Eder	—	—	9.387(2)(3)	2,735,090
Nicole S. Jones	—	—	12,506(2)(3)	3,668,206
Eric P. Palmer	—	—	17,164(2)(3)	5,031,163
(1)Value realized upon exercise of option awards is calculated by multiplying the number of shares acquired upon exercise by the difference between the market price at the time of the transaction and the option’s exercise price. For stock awards, the value realized upon vesting is calculated by multiplying the number of shares acquired upon vesting by the market value per share of The Cigna Group common stock. The market value is calculated, consistent with the LTIP definition of fair market value per share, as the average of the high and the low trading price per share of The Cigna Group common stock on the applicable vesting date (or on the most recent previous trading day if the vesting date occurred on a non-trading day).
(2)Includes the vesting on February 24, 2023 of 2020-2022 SPS awards as follows: Mr. Cordani — 37,549; Mr. Evanko — 6,759; Ms. Eder — 5,410; Ms. Jones — 8,637; and Mr. Palmer — 11,265. The market value on February 24, 2023 was $294.27 per share
(3)Includes the following restricted share vesting events:
•February 24, 2023 – shares vested as follows: Mr. Cordani — 6,076 shares; Mr. Evanko — 1,094 shares; Ms. Jones — 1,398 shares; and Mr. Palmer — 1,823 shares. The market value on February 24, 2023 was $294.27 per share.
•March 1, 2023 – shares vested as follows: Mr. Cordani — 9,910 shares; Mr. Evanko — 2,893 shares; Ms. Jones — 2,471 shares; Mr. Palmer — 4,076 shares; and Ms. Eder — 2,032 shares. The market value on March 1, 2023 was $289.44 per share.
•September 14, 2023 – 1,945 shares for Ms. Eder. The market value on September 14, 2023 was $285.32 per share.

94	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
Pension Benefits for 2023
This table shows the present value as of December 31, 2023 of the estimated pension benefits payable upon retirement at age 65 to each of the NEOs who participate in a pension plan. The amounts shown are present values and not necessarily the actual amounts that will be paid to the NEOs because those amounts will not be known until the pension benefits become payable.

Name (a)	Plan Name (b)	Number of Years Credited Service # (c)(1)	Present Value of Accumulated Benefit ($) (d)(2)	Payments During the Last Fiscal Year ($) (e)

David M. Cordani	Cigna Pension Plan (Part A)	18	21,332	—
	Cigna Pension Plan (Part B)	18	348,774	—
	Cigna Supplemental Pension Plan	18	194,502	—
	Cigna Supplemental Pension Plan of 2005	18	636,465	—
Brian C. Evanko	Cigna Pension Plan (Part B)	12	145,656	—
	Cigna Supplemental Pension Plan of 2005	12	3,044	—
Nicole S. Jones	Cigna Pension Plan (Part B)	3	55,835	—
	Cigna Supplemental Pension Plan of 2005	3	55,934	—
Eric P. Palmer	Cigna Pension Plan (Part B)	11	152,651	—
	Cigna Supplemental Pension Plan of 2005	11	11,280	—
(1)Mr. Cordani, Mr. Evanko, Ms. Jones, and Mr. Palmer have not received additional credited years of service under the Cigna Pension Plan, Cigna Supplemental Pension Plan and the Cigna Supplemental Pension Plan of 2005 since 2009, when such plans were frozen.
(2)Assumptions used in the calculations of the amounts in this column are included in Note 18 to our audited financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K. The actuarial present values of the prior period benefits were, in part, computed as a projected lump sum payout payable at normal retirement age (age 65), which was then discounted to the present value as of December 31, 2023 using the same assumptions as those used for financial reporting purposes. The assumptions are interest discount rates of 5.11% for the Cigna Pension Plan and 5.09% for the Cigna Supplemental Pension Plan and the Cigna Supplemental Pension Plan of 2005, and the PRI-2012 White Collar Table with Improvement Scale MP 2021 on a generational basis for those plans.
Cigna Pension Plan
The Cigna Pension Plan (CPP), a tax-qualified plan, was frozen effective July 1, 2009, and does not cover employees hired after that date. From 2000 to July 2009, the CPP covered all U.S.-based full-time employees, including the NEOs serving during that time. The Cigna Group makes all the contributions necessary to fund CPP benefits for deposit into a trust fund. The annual contributions meet or exceed the amount required to meet the applicable minimum funding requirements. Benefits are payable only after the termination of an employee’s service with The Cigna Group.
The CPP consists of Parts A and B, as described below. Part A covered certain employees hired before 1989, while Part B covered all other eligible U.S. employees. The CPP’s benefit formulas applied equally to NEOs and other employees. CPP benefits are based on an employee’s years of credited service and eligible earnings.
•“Credited service” is generally the period of an employee’s service with a company of The Cigna Group while the individual participated in the CPP. An employee received credit for one year of credited service for any calendar year in which the employee was credited with at least 1,000 hours of service. No employee has received credit for any service after 2009.
•“Eligible earnings” include base salary and annual incentive pay, but not payments under any long-term incentive compensation plans. Earnings after July 1, 2009 are not eligible earnings.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	95

COMPENSATION MATTERS
Part A
For credited service before April 1, 2008, Part A provides an annual retirement benefit stated in terms of a single life annuity payable at age 65. That annual benefit equals:
•the employee’s years of credited service (up to a maximum of 30 years);
•multiplied by 2% of the higher of the employee’s average annual eligible earnings over (a) the final 36 months of service, and (b) the three consecutive calendar years with the highest eligible earnings; and
•minus an offset equal to approximately half of the employee’s annual Social Security benefits.
On March 31, 2008, this formula was frozen so that credited service after March 31, 2008 and eligible earnings after July 1, 2009 are not counted.
Part A benefits under the frozen formula are generally payable only in annuity form as early as age 55. An actuarial reduction applies if benefit payments begin before age 65. All Part A participants are 100% vested.
Effective April 1, 2008, The Cigna Group adopted a new cash balance formula under Part A. For credited service on or after April 1, 2008, the plan provides a retirement benefit stated as a lump sum hypothetical account balance. That account balance equals the sum of (1) the employee’s accumulated annual benefit credits and (2) quarterly interest credits.
For each year that an employee earned a year of credited service, the employee’s account received annual benefit credits equal to a percentage of eligible earnings: 8% for 2008 eligible earnings after March 31, 2008; 9% for 2009 eligible earnings through July 1, 2009; and 3% once an employee has 30 years of credited service.
On the last day of each calendar quarter until an employee’s benefit is paid, the employee’s account also receives interest credits, which are based on an annual rate equal to the lesser of 9% or the yield on the five-year U.S. Treasury Constant Maturity Notes for the month of November of the preceding calendar year, plus 25 basis points. However, the annual rate will not be less than 4.5%.
The hypothetical account balance is payable as early as an employee’s termination of employment. Payments may be made in annuity form or lump sum, at the employee’s election, subject to the terms of the CPP.
Part B
Part B provides a retirement benefit stated as a lump sum hypothetical account balance similar to the Part A cash balance benefit described above. However:
•Annual Part B benefit credits range from 3% to 8.5% of eligible earnings, based on the employee’s age and accumulated years of credited service.
•Effective July 1, 2009, when the Plan was frozen, any Part B participant employed by The Cigna Group on April 1, 2009 became 100% vested.
Cigna Supplemental Pension Plan and Cigna Supplemental Pension Plan of 2005
The Cigna Supplemental Pension Plan (CSPP), an unfunded, nonqualified plan, was frozen effective December 31, 2004, and replaced with the Cigna Supplemental Pension Plan of 2005 (CSPP 2005), also an unfunded, nonqualified plan, which was frozen effective July 1, 2009.
The CSPP provides an additional pension benefit to any employee whose CPP benefit is limited by one or more federal income tax laws, including limitations on compensation recognition, limitations on retirement benefits amounts, and an exclusion from eligible earnings of any compensation deferred under a nonqualified deferred compensation arrangement. The additional benefit equals the amount by which those limits reduce the pension benefit an employee would otherwise receive under the CPP. The same plan provisions, including the definitions of service and earnings, apply equally to all employees with compensation above the qualified plan limits, including the NEOs.

96	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
In calculating CSPP benefits, the above limits are ignored; otherwise, the regular CSPP formulas and other terms and conditions apply. CSPP benefits are paid in the year after an employee reaches age 55 or separates from service with The Cigna Group, whichever is later. Pre-2005 benefits are ordinarily paid in a lump sum, based on the rules of the CSPP, but an employee who makes a timely election in compliance with applicable tax law may have all or part of the benefit that was earned and vested before 2005 paid in equivalent monthly installments. Any lump sum more than $100,000 is payable in two installments, with the second installment paid one year after the first. Supplemental pension plan benefits earned after 2004 are covered under the CSPP 2005, which provides only for payments in a lump sum in the year after an employee separates from service or reaches age 55, whichever is later.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	97

COMPENSATION MATTERS
Nonqualified Deferred Compensation for 2023
This table provides information about the contributions, earnings and balances for the NEOs under deferred compensation plans as of and for the year ended December 31, 2023.

Name (a)	Plan Name (b)	Executive Contributions in Last FY ($) (c)	Registrant Contributions in Last FY(1) ($) (d)	Aggregate Earnings in Last FY ($) (e)	Aggregate Withdrawal/Distributions ($) (f)	Aggregate Balance at Last FYE ($) (g)(2)

David M. Cordani	Cigna Deferred Compensation Plan	—	—	(85,848)	—	984,462
	Supplemental 401(k)	—	71,550(3)	24,101	—	908,200
Brian C. Evanko	Supplemental 401(k)	—	31,396(3)	3,582	—	155,755
Noelle K. Eder	Supplemental 401(k)	—	19,214(3)	804	—	47,141
Nicole S. Jones	Supplemental 401(k)	—	22,457(3)	6,188	—	237,286
Eric P. Palmer	Cigna Deferred Compensation Plan	—	—	(20,988)	—	263,289
	Supplemental 401(k)	—	33,488(3)	5,524	—	225,301
(1)Cigna’s contributions to the Supplemental 401(k) Plan are included in the “All Other Compensation” column of the 2023 Summary Compensation Table.
(2)Amounts contributed by a NEO and by the Company in prior years have been reported in the Summary Compensation Tables in the previously filed proxy statements in the year earned to the extent such person was a named executive officer for purposes of the SEC’s executive compensation disclosure.
(3)Includes a contribution made to the NEO under The Cigna Group Supplemental 401(k) Plan in 2023 with respect to 2023 compensation.
Cigna Deferred Compensation Plan
The Cigna Group credits deferred compensation with hypothetical investment earnings during the deferral period as follows:
•Deferred cash compensation is credited with amounts that equal the gains (or losses) on the actual investment options available under The Cigna Group 401(k) Plan. The 401(k) Plan investment options include a default fixed income fund with an annual interest rate applicable for 2023 of 2.95%, which is not considered an “above market” interest rate as that term is defined by the SEC. The fixed income fund is the only hypothetical investment option available to non-executive employees.
•Deferred shares of The Cigna Group common stock are credited with amounts equal to any dividends that are paid on actual shares of The Cigna Group common stock. These hypothetical dividends are treated as deferred cash compensation.
Generally, payments of deferrals after 2004 will be made or will begin during one of the following periods: July of the year following the year of an executive’s separation from service; the 90-day period beginning January 1 of the year following the year of an executive’s death; or a date specified by the officer or by The Cigna Group. Deferred compensation balances represent a general unsecured and unfunded obligation of The Cigna Group.
Subject to limitations under The Cigna Group’s Insider Trading Policy, executive officers who participate in The Cigna Group Deferred Compensation Plan can defer up to 100% of their base salary and annual incentive award and may change their hypothetical investment allocations on deferrals once per quarter.

98	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
Potential Payments Upon Termination or Change of Control
The Contingent Payments Table reflects the estimated amount of incremental compensation that would become payable to each of the NEOs under existing plans and arrangements if the NEO’s employment had terminated in certain scenarios on December 29, 2023, the last business day of 2023, given the NEO’s compensation and service levels as of such date and, if applicable, based on our closing stock price on December 29, 2023 ($299.45 per share).
All change of control benefits are “double-trigger,” which means that they are payable only upon a change of control followed by a qualifying termination of employment. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of the benefits described below, as the People Resources Committee, or for Mr. Cordani, the independent members of the Board, determines appropriate.
The actual incremental amounts that would be paid upon a NEO’s termination of employment or in connection with a change of control can be determined only at the time of any such event. The calculation of the hypothetical amounts paid to each of the NEOs in the circumstances described below relies on assumptions used in making the calculations. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than those reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price, and specific plan terms that govern administration of payments. See also “Employment Arrangements and Post-Termination Payments” in the CD&A for a description of The Cigna Group’s policies on severance pay.
In calculating the hypothetical payment amounts, we have assumed that: (1) change of control and termination occur as of December 29, 2023; (2) payments of benefits are made in a lump sum on December 29, 2023 unless otherwise noted; and (3) the value of options would be equal to the value realized upon exercise of those options that accelerate as a result of the applicable event and that were in-the-money as of December 29, 2023. However, the actual exercise date of options is not known and payment dates would vary because of Internal Revenue Code rules relating to deferred compensation.
The table shown below does not include certain non-forfeitable payments or benefits, such as 401(k), supplemental 401(k), vested deferred compensation, pension plans, and the value of previously vested in-the-money options, assuming exercise. In each case, the NEO would, subject to certain limitations, receive these payments or benefits upon termination, including voluntary termination or termination for cause.
Contingent Payment Descriptions
The aggregate amounts in the Contingent Payments Table appear under the following headings:
•Severance, which refers to salary continuation upon involuntary termination, or salary continuation upon involuntary termination and change of control for the NEOs.
•Annual Incentive, which refers to annual cash incentive awards payable to the NEOs.
•Vesting of Previously Awarded Long-Term Incentives, which refers to retention and continued vesting of in-the-money options, restricted stock, and SPSs.
•Other Benefits, which includes the cost to the Company for outplacement services and/or Company-paid basic life insurance.
Hypothetical payment amounts represent an approximation of the potential payment.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	99

COMPENSATION MATTERS

Contingent Payments All Actions Assume a December 29, 2023 Termination Date
	Involuntary Termination Not for Cause ($) (a)	Termination Upon a Change of Control ($) (b)	Early Retirement or Retirement ($) (c)	Termination Upon Death or Disability ($) (d)

David M. Cordani
Severance	9,000,000	15,300,000	0	0
Annual Incentive	3,000,000	3,000,000	3,000,000	0
Vesting of Previously Awarded Long-Term Incentives	17,962,456	44,152,700	33,822,274	44,152,700
Other Benefits	38,770	38,770	0	0
TOTAL	30,001,226	62,491,470	36,822,274	44,152,700
Brian C. Evanko
Severance	3,675,000	7,350,000	0	0
Annual Incentive	1,500,000	1,500,000	0	0
Vesting of Previously Awarded Long-Term Incentives	4,734,073	12,135,395	0	12,135,395
Other Benefits	38,770	38,770	0	0
TOTAL	9,947,843	21,024,165	0	12,135,395
Noelle K. Eder
Severance	2,625,000	5,250,000	0	0
Annual Incentive	900,000	900,000	0	0
Vesting of Previously Awarded Long-Term Incentives	3,417,720	8,273,430	0	8,273,430
Other Benefits	38,770	38,770	0	0
TOTAL	6,981,490	14,462,200	0	8,273,430
Nicole S. Jones
Severance	2,625,000	5,610,000	0	0
Annual Incentive	900,000	900,000	0	0
Vesting of Previously Awarded Long-Term Incentives	4,286,179	9,415,398	0	9,415,398
Other Benefits	38,770	38,770	0	0
TOTAL	7,849,949	15,964,168	0	9,415,398
Eric P. Palmer
Severance	3,750,000	7,687,500	0	0
Annual Incentive	1,500,000	1,500,000	0	0
Vesting of Previously Awarded Long-Term Incentives	6,887,766	16,185,383	0	16,185,383
Other Benefits	38,770	38,770	0	0
TOTAL	12,176,536	25,411,653	0	16,185,383

100	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
Involuntary Termination not for Cause (Column (a))
Pursuant to the Executive Severance Benefits Plan, upon a termination of employment without cause (not including by reason of death or disability), executive officers would receive the following:
•In the case of the CEO, base pay for 104 weeks plus 200% of his current EIP target; in the case of each other executive officer, base pay for 78 weeks plus 150% of such executive officer’s current EIP target.
•A payment equal to the executive officer’s prorated EIP target for the year of termination and, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the executive officer’s EIP target.
•Stock options, restricted stock, and SPS awards that are scheduled to vest within 12 months of an involuntary termination not for cause will continue to vest, and SPSs will be paid out based on actual performance. Awards that are not scheduled to vest within 12 months of the termination date would be forfeited. For stock options, the value shown was determined by subtracting the exercise price from the closing price of The Cigna Group common stock on December 29, 2023 ($299.45). For restricted stock and SPS awards, the value represents the number of shares of restricted stock or SPSs (at target performance) multiplied by the closing price of The Cigna Group’s common stock on December 29, 2023.
•Six months of outplacement services paid by the Company. For purposes of this estimate, a cost of $15,000 for outplacement services was used.
•A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
Receipt of any payments or benefits under the Executive Severance Benefits Plan requires that the executive comply with any non-disclosure, non-competition, non-solicitation, and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited.
Termination upon a Change of Control (Column (b))
The payments and benefits discussed are hypothetical and contingent in nature. However, if a change of control were to occur, executive officers who are terminated (other than as the result of conviction of a felony involving fraud or dishonesty directed against The Cigna Group) within two years after a change of control would be entitled to the following payments and benefits:
•156 weeks of pay, at the base salary rate in effect at termination.
•Three-times the higher of the executive’s last annual incentive payout and the amount of the executive’s annual incentive target immediately before the change of control.
•A prorated portion of his or her annual incentive target for the year in which termination occurs.
•Payout of all outstanding SPSs based on 100% of the applicable award. The value shown for each NEO represents the number of SPSs estimated to vest multiplied by $299.45, the closing price of The Cigna Group common stock on December 29, 2023.
•Unvested stock options and restricted stock awards would vest. Options granted prior to 2021 would expire on the earlier of the original expiration date or three months after the termination date. Options granted beginning in 2021 would expire on the earlier of the original expiration date or three years after the termination date.
•Six months of outplacement services paid by the Company. For purposes of this estimate, a cost of $15,000 for outplacement services was used.
•A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
If, within two years after a change of control, any of the following changes affect an executive officer and the executive officer then resigns following written notification to The Cigna Group, the resignation will be treated as a termination upon a change of control: any reduction in compensation; any material reduction in authority, duties, or responsibilities; or a relocation of the executive’s office more than 35 miles from its location on the date of the change of control.
Our LTIP and Executive Severance Benefits Plan provide that if any portion of the change of control benefits paid to an executive officer would be subject to an excise tax, then either (1) the executive will receive the full amount of the benefits and will pay any resulting excise tax or (2) the change of control benefits will be reduced enough to avoid the excise tax entirely, whichever alternative provides the executive with the greater amount of after-tax benefits. Based on our assumptions and calculations, no excise tax would be due under the scenario set forth in the table above.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	101

COMPENSATION MATTERS
Early Retirement or Retirement (Column (c))
On December 29, 2023, of the NEOs serving as executive officers, only Mr. Cordani was eligible for early retirement or retirement benefits.
Upon early retirement (on or after age 55 and at least five years of service) or retirement (on or after age 65 and at least five years of service), the amount of any benefits or payments to a NEO is subject to the discretion of the People Resources Committee and/or the terms of any agreement executed by the Company and the retiring NEO that has been approved by the Committee. From the range of possible decisions the People Resources Committee may make about payments and benefits, a reasonable assumption of payments or benefits that a NEO would receive upon retirement include:
•A prorated portion of that individual’s annual incentive target; and
•Subject to the People Resources Committee’s approval:
•Payout of a prorated portion of previously awarded SPSs based on 100% of the 2021–2023 SPS award, 67% of the 2022–2024 SPS award, and 33% of the 2023–2025 SPS award;
•Continued vesting of any unvested options. All outstanding options would expire on the earlier of the original expiration date or three years after the termination date in the event of an early retirement or expire on the original expiration date in the event of a retirement; and
•Continued vesting of any restricted stock awards.
Death or Disability (Column (d))
If a NEO dies while still an active employee, certain benefits are available to that individual’s estate or surviving spouse. Restrictions on restricted stock awards would lapse upon death or disability. Vesting of any unvested options would be accelerated and the options would become exercisable and expire on the original expiration date. Any outstanding SPSs would receive an immediate payout of 100% of the outstanding awards for the 2021-2023, 2022-2024, and 2023-2025 performance periods.
Pay Ratio
The ratio of our CEO’s total annual compensation to our median employee’s total annual compensation (the CEO Pay Ratio) is a reasonable, good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For our 2023 CEO Pay Ratio, we identified our median employee using our global employee population as of December 31, 2023 and used taxable compensation for the full year as our consistently applied compensation measure, as permitted by SEC rules. We believe this measure reasonably reflects the annual compensation of our employees.
The Cigna Group is a global health company with employees in 25 countries. For purposes of the calculation of our 2023 CEO Pay Ratio, on December 31, 2023 our global employee population consisted of 67,761 U.S. and 4,716 non-U.S. employees. In accordance with SEC rules, we excluded all employees in the 22 countries with our smallest employee populations, totaling in the aggregate 2,836 employees (approximately 3.9% of our total employee population at December 31, 2023). Employees from the following countries were excluded: Australia (9 employees), Bahrain (4 employees), Belgium (249 employees), Canada (561 employees), Cayman Islands (10 employees), Chile (2 employees), China (28 employees), France (4 employees), Germany (1 employee), Hong Kong (324 employees), India (333 employees), Italy (5 employees), Kenya (302 employees), Kuwait (1 employee), Lebanon (16 employees), Malaysia (425 employees), Netherlands (6 employees), Oman (7 employees), Saudi Arabia (39 employees), Singapore (119 employees), Switzerland (59 employees), and United Arab Emirates (332 employees). After excluding employees in these countries, our employee population as of December 31, 2023 consisted of 69,641 employees (including 67,761 employees in the U.S. and 1,880 employees outside of the U.S.).
We calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. Based on our calculation for 2023, our CEO’s annual total compensation for 2023 was $21,047,255 and our median employee’s annual total compensation for 2023 was $75,191. Accordingly, we estimated our CEO Pay Ratio for 2023 to be 279.9:1. Due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, the ratio may or may not be comparable to CEO pay ratios presented by other companies.
Other Compensation Information
The CD&A section of this Proxy Statement sets forth the financial and other factors considered by the People Resources Committee when reviewing and setting the compensation of our CEO, and other named executive officers

102	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
for the 2023 performance year. As required by Item 402(v) (the Rule) of Regulation S-K, the following sets forth information regarding compensation of our principal executive officer (PEO) and our other non-PEO named executive officers. In accordance with the Rule, the discussion below and its related tables include an amount referred to as “compensation actually paid” as defined in Item 402(v)(2)(iii). The calculation of this amount includes, among other things, the revaluation of unvested and outstanding equity awards. In accordance with the Rule, the revaluation of stock and option awards includes, as applicable:
•The year-end fair value of the awards granted in the covered fiscal year (i.e., 2023) that are outstanding and unvested as of the end of the covered fiscal year;
•The change in fair value from the end of the prior fiscal year (i.e., 2022) to the end of the covered fiscal year with respect to any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year;
•The fair value, as of the vesting date, of any awards that were granted and vested in the same covered year; and
•The change in fair value from the end of the prior fiscal year to the vesting date or forfeiture date with respect to any awards granted in prior years that vested or failed to vest, as applicable, in the covered fiscal year. Stock awards include the dollar amount of accrued dividend equivalents.
Importantly, as of the valuation dates in the table, none of the amounts included in “compensation actually paid” for our PEO and other NEOs relating to stock option and performance share awards have been paid to our PEO or other NEOs. The amounts actually received will depend upon the Company’s performance and the Company’s stock price, including at the time the performance shares are actually delivered and the vested options are actually exercised, as the case may be.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	103

COMPENSATION MATTERS
Pay Versus Performance
The performance-based orientation of the Company is reflected in the Board’s view that executive compensation should incentivize superior performance, reward executives for the performance achieved, and be strongly aligned with the interests of our long-term shareholders.
As discussed in the CD&A, 93% of Mr. Cordani’s compensation (and 86% of other NEOs’ compensation) is performance-based – the largest component of which is long-term incentive compensation (LTI). In each of 2022 and 2023, the Board weighted the SPS award proportion (i.e., awards paid out in Company stock based on earnings growth and relative shareholder return performance over a three-year period) of Mr. Cordani’s LTI award at 60%, an increase from the 50% that had been awarded in prior years. 50% of the other NEOs’ LTI compensation was comprised of SPS awards in 2023. As a result, the People Resources Committee believes that the rewards and compensation payouts to our NEOs are aligned with our shareholders’ interests.
In 2022, the SEC adopted Pay versus Performance rules requiring that companies disclose how NEOs’ “Compensation Actually Paid” relates to the disclosures in the Summary Compensation Table and to the financial performance of the company.
The disclosure below summarizes the key points demonstrated in the accompanying tables.
Summary Compensation Table Totals Versus Compensation Actually Paid
Cumulative total shareholder return for The Cigna Group for the four-year period referenced in the tables below (2020-2023) was above that of the Standard & Poor’s (S&P) 500 Health Care Index, the peer group used for purposes of this Pay Versus Performance section. As described in the table below, the Compensation Actually Paid to Mr. Cordani and our other NEOs calculated pursuant to the Pay Versus Performance rules for 2023 was lower than the amounts reported in the Summary Compensation Table by 62% and 49%, respectively, driven in large part by our lower total shareholder return in 2023 relative to 2022, a year in which shareholder return for The Cigna Group exceeded 40% and led the health care industry. In 2022, Compensation Actually Paid to Mr. Cordani and our other NEOs exceeded the amounts reported in the Summary Compensation Table by 174% and 144%, respectively, versus 22% and 20% lower than Summary Compensation Table amounts in 2021 and 2020, respectively, for Mr. Cordani, and 27% and 16% lower than Summary Compensation Table amounts in 2021 and 2020, respectively, for our other NEOs.
Mr. Cordani:

Fiscal Year	Summary Compensation Table Total	Compensation Actually Paid	Ratio of Compensation Actually Paid to Summary Compensation Table Total

2023	$21,047,255	$8,153,258	0.39
2022	$20,965,504	$57,388,994	2.74
2021	$19,872,266	$15,448,906	0.78
2020	$19,929,493	$15,872,537	0.80
Other NEOs:

Fiscal Year	Summary Compensation Table Total	Compensation Actually Paid	Ratio of Compensation Actually Paid to Summary Compensation Table Total

2023	$6,801,329	$3,521,133	0.52
2022	$6,346,552	$15,496,862	2.44
2021	$7,164,215	$5,232,498	0.73
2020	$7,075,762	$5,955,295	0.84

104	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
This is due to the following:
•The amounts reported in the Summary Compensation Table are largely based on the grant date fair value of equity compensation awards made during the applicable fiscal year whereas Compensation Actually Paid is based on the fair value of equity awards made during the year valued at year-end, plus any change in the value of prior years’ awards, including awards granted in the applicable reporting year. Thus, Compensation Actually Paid reflects all or portions of four years’ worth of equity awards, while the amounts reported in the Summary Compensation Table are based on only the equity awards granted in the applicable reporting year.
•Summary Compensation Table compensation is not affected by annual changes in stock price or the Company’s TSR performance on an absolute or relative basis. As noted in the CD&A, a significant portion of the executive officers’ equity compensation payout is based on the Company’s TSR performance relative to peers. The Company’s TSR underperformed against the peer group in years 2020, 2021, and 2023, leading to annual Compensation Actually Paid values that were lower than their relative Summary Compensation Table values in those fiscal years. By comparison, Company TSR growth was significant in 2022 on an absolute basis and also outperformed the peer group, leading to 2022 Compensation Actually Paid values for the NEOs well above their relative Summary Compensation Table values.
Compensation Actually Paid versus Company TSR and Peer Group TSR
From 2020 through 2023, Mr. Cordani and the other NEOs’ Compensation Actually Paid amounts were generally aligned with the Company’s absolute TSR and its relative TSR as compared to the peer group used for this Pay Versus Performance analysis, namely the S&P 500 Health Care Index. This is due primarily to the Company’s use of equity incentives, which are tied directly to the Company’s stock price and financial performance on an absolute basis and relative to its peers. In addition, 50% of an SPS award’s payout is aligned to relative TSR performance as compared to a custom peer group, which has changed over time and, for awards granted in 2020 and 2021, differs from the broader S&P 500 Health Care Index.
The Company’s TSR underperformed relative to the S&P 500 Health Care Index in 2020 and 2021, leading to annual Compensation Actually Paid values that were lower than their relative Summary Compensation Table values in those fiscal years. In 2022, however, the Company saw significant TSR growth and outperformed the peer group. This stock price growth translated to significantly increased Compensation Actually Paid values for Mr. Cordani and the other NEOs for 2022. The Company’s TSR for 2023 was lower than the Company’s 2022 TSR on an absolute and relative basis, leading to Compensation Actually Paid values that were lower than both the Summary Compensation Table value for 2023 and the 2022 Compensation Actually Paid values.
The graph below compares The Cigna Group cumulative TSR to the S&P 500 Index and the S&P 500 Health Care Index for the five-year period ended December 31, 2023, which we believe provides a more fulsome understanding of the Company’s market performance given the longer time horizon. The stock performance shown in the graph is not intended to forecast or be indicative of future performance.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	105

COMPENSATION MATTERS

Five Year Cumulative Shareholder Return*
December 31, 2018 – December 31, 2023
$200
$100
$–
12/31/18
12/31/19
12/31/20
12/31/21
12/31/22
12/31/23
Cigna
S&P 500
S&P 500 Health Care Index

*Assumes that the value of the investment in Cigna common stock and each index was $100 on December 31, 2018 and that all dividends were reinvested.

Compensation Actually Paid versus Net Income
The Company’s annual net income in 2023 was slightly below 2022, primarily driven by the recognition of a loss on the sale of a business. Between 2020 and 2022, Mr. Cordani and other NEOs’ Compensation Actually Paid has generally appreciated, but decreased in 2023. This is due to the following:
•the significant emphasis the Company places on equity incentives, which are more sensitive to absolute stock price performance and stock price performance relative to peers; and
•the fact that the Company does not use year-over-year changes in net income to determine compensation levels or incentive plan payouts. Instead, adjusted income from operations has been the Company’s income measure of performance in its incentive plans and one of the Company’s most important performance measures for determining compensation.
Compensation Actually Paid versus Adjusted Income from Operations per Share
Similar to the discussion of the relationship between Compensation Actually Paid and Company/Peer Group TSR above, Mr. Cordani and other NEOs’ Compensation Actually Paid amounts are generally aligned with the Company’s adjusted income from operations per share results over the reporting period. Adjusted income from operations per share long-term goals account for 50% of each SPS award’s total payout. Final results for adjusted income from operations per shares in years 2021, 2022, and 2023, relative to internal goals established at the beginning of each SPS award’s performance measurement period, have contributed to the Compensation Actually Paid values for Mr. Cordani and other NEOs seen in 2023. By the end of 2023, all SPS awards granted in years 2021, 2022, and 2023 were trending above their targeted adjusted income from operations per share results.

106	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
Pay Versus Performance Table

	Summary Compensation Table Total for Mr. Cordani ($)	Compensation Actually Paid to Mr. Cordani ($)	Average Summary Compensation Table Total for NEOs (other than Mr. Cordani) ($)	Average Compensation Actually Paid to NEOs (other than Mr. Cordani) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income(2) (in millions) ($)	Company -Selected Measure: Adjusted Income from Operations, per share (3) ($)
Fiscal Year					Company TSR ($)	Peer Group TSR(1) ($)
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	$21,047,255	$8,153,258	$6,801,329	$3,521,133	154.34	143.18	5,164	25.09
2022	$20,965,504	$57,388,994	$6,346,552	$15,496,862	167.71	140.29	6,704(4)	23.36(4)
2021	$19,872,266	$15,448,906	$7,164,215	$5,232,498	114.34	143.09	5,370(4)	20.48(4)
2020	$19,929,493	$15,872,537	$7,075,762	$5,955,295	101.83	113.45	8,458	18.45
(1)Peer Group reflects published data for the S&P 500 Health Care Index.
(2)Reflects “Shareholders’ Net Income” per SEC requirements.
(3)For purposes of this section, we have identified Adjusted Income from Operations, per share as our Company-Selected Measure, the calculation of which is described in our Annual Report on Form 10-K for the year ended December 31, 2023. Additional information regarding our use of non-GAAP measures and reconciliations to the most directly comparable GAAP measure can be found on Annex A.
(4)Effective January 1, 2023, The Cigna Group adopted amended accounting guidance for long-duration insurance contracts. Fiscal year 2022 and 2021 amounts have been retrospectively adjusted to conform to this new basis of accounting. See Note 2 - Summary of Significant Accounting Policies to The Cigna Group’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2023 for additional information.
To calculate the Compensation Actually Paid reflected in the Pay Versus Performance Table above, the following amounts were deducted from and added to the Summary Compensation Table total compensation for each fiscal year:
Mr. Cordani’s Summary Compensation Table Total to Compensation Actually Paid Reconciliation

Fiscal Year	Salary ($)	Stock Awards ($)	Bonus & Non-Equity Incentive Comp. ($)	All Other Comp. ($)	Change in Pension Value & NQDC Earnings ($)	Summary Comp. Table Total ($)	Stock Award Deductions from Summary Comp. Table Total(1) ($)	Stock Award Additions to Summary Comp. Table Total(2) ($)	Comp. Actually Paid(3) ($)

2023	$1,500,000	$15,856,233	$3,300,000	$310,437	$80,585	$21,047,255	$(15,856,233)	$2,962,236	$8,153,258
2022	$1,500,000	$15,544,307	$3,600,000	$321,197	$0	$20,965,504	$(15,544,307)	$51,967,797	$57,388,994
2021	$1,500,000	$15,370,427	$2,700,000	$301,839	$0	$19,872,266	$(15,370,427)	$10,947,067	$15,448,906
2020	$1,500,000	$14,560,254	$3,500,000	$179,341	$189,898	$19,929,493	$(14,560,254)	$10,503,298	$15,872,537

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	107

COMPENSATION MATTERS
Average NEOs’ (other than Mr. Cordani) Summary Compensation Table Total to Compensation Actually Paid Reconciliation

Fiscal Year	Salary ($)	Stock Awards ($)	Bonus & Non-Equity Incentive Comp. ($)	All Other Comp. ($)	Change in Pension Value & NQDC Earnings ($)	Summary Comp. Table Total ($)	Stock Award Deductions from Summary Comp. Table Total(1) ($)	Stock Award Additions to Summary Comp. Table Total(2) ($)	Comp. Actually Paid(3) ($)

2023	$875,288	$4,500,529	$1,365,000	$50,046	$10,466	$6,801,329	$(4,500,529)	$1,220,332	$3,521,133
2022	$827,549	$4,236,986	$1,230,625	$51,392	$0	$6,346,552	$(4,236,986)	$13,387,296	$15,496,862
2021	$995,385	$4,731,519	$604,500	$829,680	$3,131	$7,164,215	$(4,731,519)	$2,799,802	$5,232,498
2020	$1,001,923	$4,503,476	$1,470,625	$55,835	$43,903	$7,075,762	$(4,503,476)	$3,383,009	$5,955,295
(1)Represents the grant date fair value of equity-based awards granted each year.
(2)Reflects the value of equity calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown. The equity component of Compensation Actually Paid for each fiscal year is further detailed in the tables below:

Mr. Cordani’s Compensation Actually Paid Equity Valuation for Each Fiscal Year
2023 Compensation Actually Paid Equity Valuation

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2023 ($)	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2023 ($)	Change in Fair Value of Awards that Vested in 2023 ($)	Fair Value of Awards Forfeited or Cancelled in 2023 ($)	Equity Value in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)

Stock Options	$3,106,749	$(2,098,800)	$(2,374,503)	$0	$(1,366,555)
Restricted Stock	$3,252,626	$(451,849)	$(640,466)	$0	$2,160,310
Strategic Perf Shares	$8,773,351	$(5,212,929)	$(1,391,941)	$0	$2,168,481
Total	$15,132,725	$(7,763,578)	$(4,406,911)	$0	$2,962,236

108	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
2022 Compensation Actually Paid Equity Valuation

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2022 ($)	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2022 ($)	Change in Fair Value of Awards that Vested in 2022 ($)	Fair Value of Awards Forfeited or Cancelled in 2022 ($)	Equity Value in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)

Stock Options	$7,876,809	$6,875,723	$444,986	$0	$15,197,518
Restricted Stock	$4,232,869	$1,767,720	$38,838	$0	$6,039,426
Strategic Perf Shares	$17,751,119	$12,979,546	$188	$0	$30,730,853
Total	$29,860,797	$21,622,989	$484,012	$0	$51,967,797

2021 Compensation Actually Paid Equity Valuation

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2021 ($)	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2021 ($)	Change in Fair Value of Awards that Vested in 2021 ($)	Fair Value of Awards Forfeited or Cancelled in 2021 ($)	Equity Value in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)

Stock Options	$4,385,246	$382,720	$(555,181)	$0	$4,212,785
Restricted Stock	$3,893,606	$392,213	$26,005	$0	$4,311,824
Strategic Perf Shares	$6,977,016	$(4,619,317)	$64,758	$0	$2,422,457
Total	$15,255,868	$(3,844,384)	$(464,418)	$0	$10,947,067

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	109

COMPENSATION MATTERS
2020 Compensation Actually Paid Equity Valuation

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2020 ($)	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2020 ($)	Change in Fair Value of Awards that Vested in 2020 ($)	Fair Value of Awards Forfeited or Cancelled in 2020 ($)	Equity Value in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)

Stock Options	$3,749,535	$(241,674)	$(1,637,861)	$0	$1,870,000
Restricted Stock	$3,794,705	$45,261	$(114,871)	$0	$3,725,095
Strategic Perf Shares	$7,929,201	$(1,965,506)	$(1,055,492)	$0	$4,908,203
Total	$15,473,441	$(2,161,919)	$(2,808,224)	$0	$10,503,298
Average NEO’s (other than Mr. Cordani) Compensation Actually Paid Equity Valuation for Each Fiscal Year
2023 Compensation Actually Paid Equity Valuation

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2023 ($)	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2023 ($)	Change in Fair Value of Awards that Vested in 2023 ($)	Fair Value of Awards Forfeited or Cancelled in 2023 ($)	Equity Value in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)

Stock Options	$1,100,520	$(639,461)	$(594,895)	$0	$(133,836)
Restricted Stock	$1,152,358	$(138,275)	$(182,536)	$0	$831,548
Strategic Perf Shares	$2,071,979	$(1,252,141)	$(297,218)	$0	$522,621
Total	$4,324,857	$(2,029,877)	$(1,074,648)	$0	$1,220,332

110	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

COMPENSATION MATTERS
2022 Compensation Actually Paid Equity Valuation

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2022 ($)	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2022 ($)	Change in Fair Value of Awards that Vested in 2022 ($)	Fair Value of Awards Forfeited or Cancelled in 2022 ($)	Equity Value in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)

Stock Options	$2,714,064	$1,556,183	$91,685	$0	$4,361,932
Restricted Stock	$1,458,559	$444,168	$36,761	$0	$1,939,488
Strategic Perf Shares	$4,077,759	$3,008,083	$33	$0	$7,436,426
Total	$8,250,382	$5,008,434	$128,479	$0	$13,387,296
2021 Compensation Actually Paid Equity Valuation

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2021 ($)	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2021 ($)	Change in Fair Value of Awards that Vested in 2021 ($)	Fair Value of Awards Forfeited or Cancelled in 2021 ($)	Equity Value in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)

Stock Options	$1,349,900	$84,814	$(143,363)	$0	$1,291,351
Restricted Stock	$1,198,577	$132,175	$(345,777)	$0	$984,975
Strategic Perf Shares	$1,861,457	$(1,240,350)	$49,621	$147,252	$523,476
Total	$4,409,934	$(1,023,361)	$(439,519)	$147,252	$2,799,802

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	111

COMPENSATION MATTERS
2020 Compensation Actually Paid Equity Valuation

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2020 ($)	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2020 ($)	Change in Fair Value of Awards that Vested in 2020 ($)	Fair Value of Awards Forfeited or Cancelled in 2020 ($)	Equity Value in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)

Stock Options	$1,159,710	$(52,264)	$(444,007)	$0	$663,439
Restricted Stock	$1,173,719	$35,275	$(56,462)	$0	$1,152,532
Strategic Perf Shares	$2,452,495	$(533,442)	$(352,015)	$0	$1,567,038
Total	$4,785,924	$(550,431)	$(852,484)	$0	$3,383,009
(3)No pension-related adjustments associated with the Cigna Pension Plan were necessary in the calculation of Compensation Actually Paid as the plan is frozen and there were no prior service costs established in the last three years.
Most Important Measures in Determining FY2023 Compensation Actually Paid
The performance measures listed below represent the most important measures The Cigna Group used to determine Named Executive Officer compensation for fiscal year 2023. The use of each measure is further described in the Compensation Discussion and Analysis (CD&A) within the section titled “Elements of Compensation.”

Most Important Company Performance Measures

Adjusted Income from Operations	Affordability and Effectiveness
Adjusted Revenues	Advancing ESG Initiatives
Relative Total Shareholder Return	Cross-Enterprise Leverage
Adjusted Income from Operations per Share

The NEOs (other than Mr. Cordani) reflected in columns (d) and (e) of the Pay Versus Performance Table are represented by the following individuals for each fiscal year as shown below:

2023	2022	2021	2020
Brian C. Evanko	Brian C. Evanko	Brian C. Evanko	Eric P. Palmer
Noelle K. Eder	Noelle K. Eder	Nicole S. Jones	Nicole S. Jones
Nicole S. Jones	Nicole S. Jones	Eric P. Palmer	Timothy Wentworth
Eric P. Palmer	Eric P. Palmer	Timothy Wentworth	Matthew Manders
Matthew Manders

112	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

Audit Matters
Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3)

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of The Cigna Group.

The Board’s Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of The Cigna Group for 2024. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1983. In order to ensure continued auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chair of the Audit Committee and the Chair of the Board are involved in the selection of PricewaterhouseCoopers LLP’s lead engagement partner.
The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider PricewaterhouseCoopers’ appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders.
A representative from PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	113

AUDIT MATTERS
Policy for the Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee pre-approves the annual audit and quarterly review services engagement and all other audit and permissible non-audit services (which includes audit-related, tax, and other services as further described below) provided by the Company’s independent registered public accounting firm, including related fees. Pre-approval may be either specific or general and, in some cases, has been delegated to the Chair of the Audit Committee, as described further below. Specifically:
•The Audit Committee has oversight of fee negotiations with the independent registered public accounting firm.
•The General Auditor (GA) for the Company presents to the full Audit Committee a schedule, accompanied by detailed documentation, listing all audit and permissible non-audit services expected to be performed by the Company’s independent registered public accounting firm during the calendar year. In the case of any additional permissible non-audit services concerning internal control over financial reporting and any tax services, the independent registered public accounting firm includes a written description of the scope of service and other information about the permissibility of the proposed service. The Audit Committee reviews the schedule and documentation, and pre-approves the audit and permissible non-audit services.
•The Audit Committee has granted general pre-approval for certain audit and non-audit services that it has determined do not impair the independent registered public accounting firm’s independence, as specified in the pre-approval policy.
•Under the policy, the Audit Committee has delegated specific pre-approval of additional audit and permissible non-audit services by the Chair of the Audit Committee, acting individually, so long as the proposed services do not exceed $500,000 individually or in the aggregate.
•For additional audit and permissible non-audit services that arise during the calendar year that have not been pre-approved either specifically or generally, the GA presents an updated schedule reflecting the additional services for review and consideration for pre-approval by the Audit Committee. After the GA’s presentation of the schedules as described above and, if applicable, a discussion with the Company’s independent registered public accounting firm regarding the potential effects of any permissible non-audit services related to internal control over financial reporting or permissible tax services on the independence of the Company’s independent registered public accounting firm, the Audit Committee will approve those audit and permissible non-audit services.
•The GA reports to the Audit Committee at least quarterly the full-year estimated fees for audit and non-audit services performed by the independent registered public accounting firm, including any fees that are expected to exceed pre-approved limits. The GA reports to the Audit Committee the projected ratio between audit and non-audit fees of the independent registered public accounting firm.
Fees to Independent Registered Public Accounting Firm
The Audit Committee reviewed and approved all professional services rendered to The Cigna Group by PricewaterhouseCoopers LLP consisting of the following:

	2023	2022

Audit Fees	$23,812,000	$15,966,000
Audit-Related Fees	$7,638,000	$7,098,000
Tax Fees	$422,000	$460,000
All Other Fees	$88,000	$131,000
TOTAL	$31,960,000	$23,655,000
Audit fees include the audit of our consolidated financial statements and the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act; the review of quarterly financial statements; the performance of statutory and other subsidiary-related financial statement audits; issuance of consents for registration statement filings; and issuance of comfort letters for debt offerings. Audit Fees for 2023 also include approximately $5 million in fees for carve-out financial statement audits for 2021-2023 related to the divestiture of the Medicare Advantage, Cigna Supplemental Benefits, Government Pharmacy (i.e., PDP), and CareAllies businesses.

114	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

AUDIT MATTERS
Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements, but not reported under Audit Fees. Audit-related fees include: employee benefit plan audits; internal control reviews (i.e., System and Organization Controls (SOC) Reporting); internal control readiness assessments; consultation and assessments concerning financial accounting and reporting standards; agreed-upon procedures; and regulatory filing examinations.
Tax fees include tax consulting, tax compliance services, and an IRS section 162(m)(6) assessment.
All other fees include professional services rendered by PricewaterhouseCoopers LLP not reported in any other category and include pre-approved permissible advisory and other services, including the issuance of actuarial certifications.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	115

AUDIT MATTERS
Report of the Audit Committee
The Cigna Group maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. Our Board of Directors has determined that each of the members of the Audit Committee is independent (as defined in the listing standards of the NYSE, SEC regulations and The Cigna Group’s independence standards).
The Cigna Group’s management has primary responsibility for preparing The Cigna Group’s financial statements and establishing and maintaining financial reporting systems and internal controls. Management is also responsible for reporting on the effectiveness of The Cigna Group’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of The Cigna Group’s consolidated financial statements and issuing a report on these financial statements. The independent registered public accounting firm also is responsible for, among other things, issuing an attestation report on the effectiveness of The Cigna Group’s internal control over financial reporting based on its audit. As provided in the Audit Committee’s charter, the Audit Committee’s responsibilities include oversight of these processes. As part of its oversight responsibilities, the Audit Committee meets periodically with The Cigna Group’s Chief Financial Officer, General Auditor, Chief Risk and Compliance Officer, Chief Accounting Officer, other members of management and the independent registered public accounting firm, with and without management present, to discuss the adequacy and effectiveness of The Cigna Group’s internal controls and the quality of the financial reporting process.
In the performance of its oversight responsibilities, the Audit Committee reviewed and discussed with The Cigna Group’s management the audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of The Cigna Group; reviewed and discussed with The Cigna Group’s management and with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the effectiveness of The Cigna Group’s internal control over financial reporting; discussed with PricewaterhouseCoopers LLP matters required to be discussed by the applicable requirements of the PCAOB and the SEC; discussed with PricewaterhouseCoopers LLP matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of The Cigna Group’s financial condition and results of operations, including critical accounting estimates and judgments; and received the required written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP ‘s communications with the Audit Committee concerning independence. Based on these communications, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited consolidated financial statements be included in The Cigna Group’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Audit Committee

Kimberly A. Ross, Chair William J. DeLaney Neesha Hathi Donna F. Zarcone

116	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

Shareholder Proposals
The following proposals have been submitted by John Chevedden (Proposal 4) and the National Center for Public Policy Research (Proposal 5) for the reasons stated within the respective proposal. The Company will promptly provide the addresses of the shareholders and the number of shares owned upon request directed to the Office of the Corporate Secretary. Each shareholder proposal will be voted on at our 2024 Annual Meeting if properly presented by the shareholder proponent or by a qualified representative on behalf of the shareholder proponent. As required by the SEC’s rules, we are presenting the proposals verbatim as they were submitted to us by the proponents. We have put a box around materials provided by each proponent so that readers can easily distinguish between materials provided by the proponents and materials provided by the Company. The Company is not responsible for the contents of the proposals. As described more fully in the statements in opposition, our Board of Directors unanimously recommends a vote AGAINST each of the shareholder proposals.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	117

SHAREHOLDER PROPOSALS
Shareholder Proposal – Improve the Shareholder Right to Call a Special Shareholder Meeting

Proposal 4 – Improve the Shareholder Right to Call a Special Shareholder Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 15% of our outstanding common stock the power to call a special shareholder meeting (or the lowest percentage according to state law) regardless of length of stock ownership also in accordance with state law. And to enable street name shareholders and non street name shareholder to have as much equal rights in calling for a special shareholder meeting as allowed by state law. This includes making the necessary changes in plain English.
The Board of Directors response to this proposal has been disingenuous. The Board knew better but made an unequal comparison because it compared Cigna with other companies that also require a 25% stock ownership but additionally allow special meeting petitions by all shareholders (Cigna does not allow all shareholders to petition for a special shareholder meeting) and other companies that require a 25% stock ownership and also allow shareholders to act by written consent (Cigna does not allow shareholders to act by written consent). Thus the 15% figure is appropriate for Cigna because Cigna falls short with these 2 omissions in its comparison.
This proposal exceeded 46% shareholder support in both 2022 and 2023. The Board of Directors response to this proposal was disingenuous because it stacked the votes against this proposal by making extraordinary appeals to retail shareholders to vote when retail shareholders do not have access to independent proxy voting advice.
Calling for a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call for a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.
Management will have an incentive to genuinely engage with shareholders instead of stonewalling if shareholders have a realistic Plan B option of calling a special shareholder meeting. Often the management of a company will claim that shareholders have multiple means to communicate with management — but in most cases these are low impact means that are as effective as mailing a post card to the CEO. A reasonable shareholder right to call a special shareholder meeting is an important step for effective shareholder engagement with management.
Since a special shareholder meeting can be called to replace a director, adoption of this proposal could foster better performance by our directors.
With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and our bylaws thus need to be updated accordingly.

Please vote yes: Improve the Shareholder Right to Call a Special Shareholder Meeting – Proposal 4

118	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

SHAREHOLDER PROPOSALS
Board of Directors’ Statement in Opposition to Proposal 4 – Improve the Shareholder Right to Call a Special Shareholder Meeting

The Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 4 - Improve the Shareholder Right to Call a Special Shareholder Meeting.
Earning, building and maintaining the trust of our many stakeholders – including investors, customers, clients, employees, business partners and regulators – is critical to the success and sustainability of our business. We strive to meet consistent standards of integrity in everything that we do. Our Board remains deeply committed to strong governance practices and ethical and resilient business practices and understands the importance of shareholders having the ability to call special shareholder meetings.
Following extensive shareholder outreach concerning the ability to call special shareholder meetings, and in direct response to shareholder feedback, our Board amended The Cigna Group’s By-Laws in February 2020 to permit shareholders with net long ownership of 25% or more of our outstanding common stock to call special meetings. Our Board has again carefully considered the resubmitted shareholder proposal to lower the threshold to 15%, and just as importantly, to eliminate the one-year holding period requirement, and for the reasons set forth below, unanimously recommends a vote AGAINST this proposal.
Our shareholders currently have a meaningful right to call a special meeting.
Our By-Laws permit shareholders who together hold a 25% net long ownership interest for a period of at least one full year to call a special meeting. This threshold can be achieved by as few as four shareholders based on our ownership as of December 31, 2023. We believe this threshold is appropriate and is aligned with our shareholders’ interests. Additionally, the Company’s 25% special meeting ownership threshold is the most common threshold adopted by S&P 500 companies that provide shareholders with the right to call special meetings. Specifically, as of January 1, 2024, of the 362 S&P 500 companies that provide shareholders with the right to call special meetings, 171 of those companies, or nearly half, have a 25% ownership or higher threshold, with 25% being the most common threshold.
As previously disclosed, management, with oversight of the Board, engaged extensively with our shareholders prior to adopting the existing special shareholder meeting framework. As part of our management team’s aforementioned shareholder engagement related to the special meeting right, a majority of the responsive shareholders supported the 25% ownership threshold. No other threshold received a comparable level of support, although there was some support at lower ownership thresholds.
At the Company’s past two annual meetings of shareholders, shareholders voted on substantially similar proposals submitted by the proponent – first, in 2022, to reduce the threshold to call a special shareholder meeting to a combined 10% of outstanding common stock and then, in 2023, to reduce the threshold to 15%. Neither of these proposals received majority support, yet this new proposal provides no additional meaningful support explaining why our shareholders should vote any differently this year. Our Board is committed to continuously evaluating its corporate governance practices. After carefully considering the outcome of the similar proposals presented at our 2022 and 2023 annual meetings of shareholders, the market practices described above, and the concerns expressed in this proxy statement and those for our 2022 and 2023 annual meetings, including that a lower threshold would make it easier for shareholders with narrow or special interests to call a special meeting, our Board maintains the belief that its existing special shareholder meeting structure reflects a balanced approach to enhancing shareholder rights and protecting the interests of all shareholders.
The current ownership threshold and holding period requirement permit long-term shareholders owning a reasonable minority of the outstanding shares of common stock of The Cigna Group to call special meetings while helping to avoid using corporate resources on items that may not reflect the interests of The Cigna Group and its broader shareholder base and may not garner significant shareholder support.
Based on our ownership as of December 31, 2023, as few as two shareholders, acting in combination, could call a special meeting at a 15% threshold. A relatively low threshold for qualifying ownership, like the one proposed, could expose shareholders to the risk of special meetings being called by a small number of shareholders to advance their own agendas, without regard to the long-term best interests of the Company and shareholders generally.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	119

SHAREHOLDER PROPOSALS
Additionally, our By-Laws currently provide that, to qualify for the right to request a special meeting, the shareholder’s required net long ownership interest must have been held continuously for at least one year prior to the date of the special meeting request, which the Board considers an integral component of this right. Eliminating the holding period requirement, as requested by the proposal, would empower short-term and hostile activists to the detriment of the Board’s and management’s ability to protect the interests of our long-term shareholders. Additionally, our current one-year holding period requirement is consistent with the SEC’s requirements for shareholder proposals and aligns with the Board’s belief that shareholders who have held shares for at least one year demonstrate an appreciation of and commitment to the long-term success of The Cigna Group and our efforts to create sustainable, long-term value.
The Board continues to believe that special meetings should only be reserved for extraordinary company business where the matter to be addressed cannot wait until the next annual meeting. Given the size of The Cigna Group and our shareholder base, a special meeting is a significant undertaking that requires not only substantial company expense but also a significant diversion of Board and management resources, regardless of whether the meeting is held virtually or in person. The Board maintains the belief that this expenditure of time and resources may be appropriate where a reasonably large representation of our long-term shareholders request the special meeting. However, the Board believes that the proposed 15% ownership threshold – which currently could be met by only two shareholders – does not justify the required time and resources nor the significant distraction, particularly if the meeting is requested by short-term shareholders with interests that fundamentally conflict with those of our long-term holders.
Hence, our Board believes that the 25% threshold along with the one-year holding period requirement strikes the appropriate balance between providing all shareholders with a meaningful right to call a special meeting when an extraordinary event arises, and protecting against a small minority of shareholders who can trigger the expense and disruption of a special meeting for their own, potentially short-term, special interests.
In addition to the shareholder special meeting right, The Cigna Group has a number of corporate governance policies and practices to protect the best interests of The Cigna Group and all of our shareholders, including a robust and responsive investor relations function.
As discussed elsewhere in this Proxy Statement, The Cigna Group’s corporate governance policies and practices are continuously evolving, provide transparency, and afford all shareholders avenues to voice their opinions and encourage Board accountability and responsiveness:
•Annual election of directors: Since the 2018 annual meeting, all directors are elected annually.
•Board refreshment: Our Corporate Governance Committee engages in Board succession planning on an ongoing basis. Since our 2019 annual meeting of shareholders, we have appointed four new directors, while five directors completed their service on our Board.
•Proxy access right: In 2017, following engagement with shareholders, The Cigna Group adopted a proxy access bylaw, allowing shareholders to include their nominees in the Company’s proxy materials for election at annual meetings.
•Majority voting standard: In uncontested elections, The Cigna Group has a majority voting standard.
•No supermajority voting provisions: In 2018, our Board removed all supermajority voting provisions in The Cigna Group’s governing documents so shareholders can amend all charter and By-Laws provisions by the affirmative vote of a majority of the Company’s outstanding stock.
•No poison pill: The Cigna Group does not have a shareholders’ rights plan in place.
•Clawback policy: In 2023, The Cigna Group adopted a clawback policy that complies with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act, and NYSE Rule 303A.14, while keeping its pre-existing clawback policy in place.
•Annual Meeting Q&A: The Cigna Group Annual Meeting of Shareholders format allows for meaningful shareholder participation through a general question and answer session.

120	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

SHAREHOLDER PROPOSALS
In addition to these policies and practices, and notwithstanding the proposal’s suggestion that management does not meaningfully engage with shareholders, the Board and management have been proactive in their engagement with shareholders on Company performance, governance, executive compensation, and corporate responsibility topics. Our Corporate Secretary, Senior Vice President of Investor Relations, and representatives of The Cigna Group’s Office of the Corporate Secretary, Executive Compensation, ESG, and Government Affairs teams conduct meetings to update investors and regularly convey feedback from those meetings and calls to the Chair of the Board, our Lead Independent Director, and other members of the Board and management. Over the past year, The Cigna Group invited holders of approximately 70% of our outstanding stock to engage with us on corporate governance-related topics and engaged on governance-related topics with holders of approximately 40% of our outstanding stock.
Our engagement with shareholders continues to influence our policies and practices. As disclosed in “Corporate Governance Matters –Shareholder Engagement for Corporate Governance,” we have implemented several governance enhancements in recent years for which shareholders have expressed support in our engagement discussions, including our adoption of a policy regarding ensuring a diverse candidate pool for all director searches, the adoption of amendments to our By-Laws to provide for a proxy access right and the shareholder right to call a special meeting, and the elimination of supermajority voting provisions in our governing documents.
Summary
After careful consideration, our Board determined that the implementation of this proposal is not in the best interests of The Cigna Group or our shareholders and is unnecessary given the current special meeting right that strikes the appropriate balance between protecting the rights of our long-term shareholders and mitigating risk of abuse. Our Board believes that the Company’s strong corporate governance practices, including its commitment to ongoing dialogue with its shareholders, our Board’s track record of responsiveness, and the current special meeting right, provide shareholders with the ability to raise important matters with our Board and management in a manner mindful of the Company’s particular ownership composition without the potential expense and risk associated with the proposed lower special meeting threshold without any holding period requirement.
Accordingly, our Board unanimously recommends that shareholders vote AGAINST this proposal.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	121

SHAREHOLDER PROPOSALS
Shareholder Proposal – Report to Shareholders on Risks Created by the Company’s Diversity, Equity, and Inclusion Efforts

Report to Shareholders on Risks Created by the Company's Diversity, Equity, and Inclusion Efforts

WHEREAS:
The US Supreme Court ruled in SFFA v. Harvard on June 29, 2023, that discriminating on the basis of race in college admissions violates the equal protection clause of the 14th Amendment.[1]
Attorneys General of 13 States warned Fortune 100 companies on July 13, 2023, that SFFA implicated corporate diversity, equity, and inclusion (DEI) programs.[2]
Prior legal advice regarding the legality of racially discriminatory programs has been called into question post-SFFA.[3]
Recent analysis of American Fortune 100 hiring in the wake of the 2020 race riots found that whites were excluded from 94% of the hiring decisions,[4] a statistic that itself provides prima facie proof of illegal discrimination on the basis of race by these companies, given that whites constitute 76% of the American population.[5]
A review of Cigna's website on Nov. 15, 2023, revealed the following: (1) Cigna has "committed to spending $1B annually with diverse suppliers by 2025."[6] (2) Cigna has reported entry level hiring numbers that at least suggest its DEI initiatives are translating into discriminatory hiring practices, with only 16% being men and only 35% being white.[7] (3) Cigna requires "unconscious bias training for all employees"[8] even though a 2020 Scientific American article reported that such training "will likely be ineffective at best; at worst, it's a poor use of limited resources that could cause more damage and exacerbate the very issues it is trying to solve.”[9]

RESOLVED:
Shareholders ask that the board commission and publish a report on (1) whether the Company engages in any practices directly or indirectly associated with diversity, equity, and inclusion (DEI) initiatives that may create risks of discriminating against individuals who might sue the Company (including employees, suppliers, contractors, and retained professionals) for illegal discrimination on the basis of protected categories like race and sex, and (2) the potential costs of such discrimination to the business.

SUPPORTING STATEMENT:
In just the past year, a corporation was successfully sued for a single case of discrimination against a white employee resulting in an award of more than $25 million.[10] The risk of being sued for such discrimination appears only to be rising.[11] With over 70,000 employees,[12] Cigna likely has at least 50,000 employees who are potentially the victims of this type of illegal discrimination because they are white, Asian, male, or straight.[13] Accordingly, even if only 10 percent of such employees were to file suit, and only 10 percent of those prove successful, the cost to the company could exceed $12 billion. And while racial equity audits can cost up to $4 million, this report should cost much less, as it need review only the potentially discriminatory programs, unless Cigna has established so many such programs that its liability for this discrimination must be expected to be much higher.

1 https://www.scotusblog.com/case-files/cases/students-for-fair-admissions-inc-v-president-fellows-of-harvard-college/
2 https://ag.ks.gov/docs/default-source/documents/corporate-racial-discrimination-multistate-letter.pdf?sfvrsn=968abc1a_2
3 https://freebeacon.com/democrats/starbucks-hired-eric-holder-to-conduct-a-civil-rights-audit-the-policiees-he-blessed-got-the-coffee-maker-sued/

122	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

SHAREHOLDER PROPOSALS

4 https://bloomberg.com/graphics/2023-black-lives-matter-equal-opportunity-corporate-diversity/ https://dailywire.com/news/bloomberg-flubs-data-for-bombshell-report-that-only-6-of-new-corporate-hires-are-white

5 https://www.census.gov/quickfacts/fact/table/US/PST045222
6 https://www.thecignagroup.com/our-impact/esg/healthy-workforce/diversity-equity-and-inclusion
7 https://www.thecignagroup.com/static/www-thecignagroup-com/docs/cigna-diversity-equity-and-inclusion-scorecard-report.pdf
8 https://www.thecignagroup.com/our-impact/esg/healthy-workforce/diversity-equity-and-inclusion
9 https://www.scientificamerican.com/article/the-problem-with-implicit-bias-training/
10 https://www.foxbusiness.com/features/starbucks-manager-shannon-phillips-wins-25-million-lawsuit-fired-white-donte-robinson-rashon-nelson

11 See, e.g., https://aflegal.org/america-first-legal-files-class-action-lawsuit-against-progressive-insurance-for-illegal-racial-discrimination/ ; https://aflegal.org/afl-files-federal-civil-rights-complaint-against-activision-for-illegal-racist-sexist-and-discriminatory-hiring-practices-and-sends-letter-to-activision-board-demanding-they-end-unlawful-dei-polici/ ; https://aflegal.org/america-first-legal-files-federal-civil-rights-complaint-against-kelloggs-warns-management-that-it-is-violating-fiduciary-duties/

12 https://www.thecignagroup.com/static/www-thecignagroup-com/docs/cigna-diversity-equity-and-inclusion-scorecard-report.pdf
13 https://www.census.gov/quickfacts/fact/table/US/PST045222

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	123

SHAREHOLDER PROPOSALS
Board of Directors’ Statement in Opposition to Proposal 5 – Report to Shareholders on Risks Created by the Company's Diversity, Equity, and Inclusion Efforts

The Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 5 – Report to Shareholders on Risks Created by the Company's Diversity, Equity, and Inclusion Efforts.
The Cigna Group has a long-standing and deep commitment to fair opportunity for all, regardless of gender, race, or ethnicity. Over the past several years, The Cigna Group has developed programs and practices to engage stakeholders from all backgrounds, experiences, and perspectives, which enables the Company to deliver on its mission and to innovate and create solutions that resonate with customers, partners, and communities. The development of the Company’s programs and practices includes increasing transparency about goals related to, and the progress being made on, its DEI initiatives. These initiatives are a core component of our broader ESG program, particularly our commitment to how we engage with and support our employees, customers, partners, and communities without regard to an individual’s race, color, religion, ethnicity, gender, or sexual orientation. The progress we have made as a result of our DEI initiatives has earned the trust of our many stakeholders, including our investors, customers, clients, employees, business partners, and regulators. The Company’s focus on and progress in these areas are integral components of its business strategy and should not be hindered by the diversion of management resources and attention to commission the additional, unnecessary, and problematic report sought by the proposal. For these reasons, the Board unanimously recommends a vote AGAINST this proposal.
The Cigna Group is committed to fostering equity and inclusion, and aims to promote fair and equitable treatment of our employees, customers, partners, and communities to advance our ability to improve the health and vitality of those we serve.
Through a company culture that emphasizes ethics and integrity, we are dedicated to promoting full understanding of diversity across our enterprise and in the communities we serve. We aim to adhere to the policies set forth in our Code of Ethics and Principles of Conduct, which sets forth our mission to treat all persons fairly and equitably. Pursuant to our Code of Ethics and Principles of Conduct, we aim to enroll and serve our clients, members, patients, and customers without regard to race, ethnicity, nationality, veteran status, disability, sexual orientation and gender identity and any other classifications protected under applicable laws and regulations. We believe these values have contributed to the success of our enterprise as indicated by our progress across a variety of measures as noted elsewhere in this Proxy Statement and below.
To further the extensive DEI efforts of The Cigna Group, we have instituted robust governance structures at both the Board and management level.
Our Board, directly and through the People Resources Committee, is actively engaged in the oversight of the Company’s human capital management, which includes routine updates by management on our DEI program. Our Board and the People Resources Committee regularly discuss with management and examine the Company’s employee survey results related to culture and other matters, hiring and retention, employee demographics, compensation and benefits, and employee training initiatives, as well as progress against a variety of objective measures and third-party surveys and reports. For example, at its December 2023 meeting, the Board received a broad DEI update, including key 2023 DEI accomplishments, updates regarding management-level DEI projects, highlights regarding health equity progress in 2023, refreshed workforce statistics, and DEI priorities for 2024.
In 2021, The Cigna Group further emphasized its commitment to DEI efforts in launching our DEI Council, which is chaired by our CEO and Chair of the Board and is comprised of leaders across the Company. The DEI Council focuses on advancing health equity and continuing to strengthen our diverse and inclusive culture primarily through its two committees: the Health Equity Committee, with the mission of ensuring that all people have the opportunity to achieve their full health potential regardless of social, economic, or environmental circumstances, and the Leadership Accountability Committee, with the mission of driving strategic accountability for results and ensuring shared leadership accountability that facilitate belonging, innovation, and equity for all colleagues. Additionally, several senior leaders administer the Company’s DEI efforts and related reporting, including our (a) Executive Vice President, Chief Administrative Officer, and General Counsel, (b) Executive Vice President, Chief Human Resources Officer, and Corporate Secretary and (c) Vice President of Diversity, Equity, and Inclusion, as well as their respective teams.

124	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

SHAREHOLDER PROPOSALS
We support open, respectful, and honest communications, and we provide avenues of communication for employees, customers, partners, and communities, including policies to ensure compliance with applicable laws and regulations.
The governance structures referenced above are in place not only for implementing our DEI policies and practices, but also for ensuring that these programs comply with applicable laws and regulations, including mechanisms for participation and reporting views without retaliation. A key component of our DEI initiatives is to foster an inclusive environment where all people feel valued and respected and have a sense of belonging. Our employees are encouraged to speak up, and our policies support this principle. If an employee encounters a concern about discrimination, harassment, and/or retaliation, our Code of Ethics and Principles of Conduct requires our employees to confidentially speak up in good faith and report to our Employee Relations department, which may result in an investigation and remediation process. Our Code of Ethics and Principles of Conduct as well as our Protection Against Retaliation Policy each prohibit retaliation against any individual who, in good faith, reports violations of company policy, unlawful conduct, or inappropriate activity. Finally, our management team is acutely focused on ensuring that our DEI programs operate within established law and regulations, including by working with outside counsel and other third parties to continuously evaluate these programs in a changing regulatory landscape. As a result, we believe that we are well positioned to address potential concerns and aim to mitigate the risk of litigation on the basis of discrimination.
Additionally, The Cigna Group has made its EEO-1 (Equal Employment Opportunity) data available each year since 2021 and plans to continue to do so this year.
Producing the report sought by the proposal would be onerous, unnecessary, and inefficient, and any such report could prejudice The Cigna Group in ongoing or future litigation.
We believe our existing DEI initiatives and governance structures provide meaningful guardrails and protections for The Cigna Group. Additionally, our existing and substantial DEI-related disclosures and reports provide information that allows investors to determine the effectiveness of these programs. The Company expends significant resources, including on employing dedicated full-time employees, on the support of these DEI initiatives as well as on all related reporting and compliance. Additionally, the information sought by the proposal could be prejudicial to the Company’s interests in ongoing or future employment-related litigation. Therefore, approval of this proposal would not result in an efficient use of resources and may actually harm the interests of our various stakeholders.
Our DEI initiatives have already resulted in significant progress across a variety of measures and accolades by unaffiliated third parties.
Our commitment to ensuring a diverse, equitable, and inclusive community is reflected in our workplace demographics. For example, we reported the following statistics in our 2022 Diversity Scorecard:
•Board of Directors – 40% of our independent board of directors are women and 30% are non-white.
•Management – 40% of our executive-level, 63% of our mid-level, and 84% of our entry-level positions are held by women; in addition, 15% of our executive-level, 30% of our mid-level, and 53% of our entry-level positions are held by non-white employees.
We recognize that furthering DEI is an ongoing goal, and we continue to work towards creating a culture of belonging by, among other things:
•Working to improve our ethnic minority representation in management and senior leadership roles and aspiring to reach gender parity in our leadership pipeline by increasing the representation of women at our director and senior director levels.
•Aspiring to increase the membership of our 11 Enterprise Resource Groups, which had a membership of approximately 14,350 employees as of October 31, 2023, a 10% increase over October 31, 2022.
We believe that the effectiveness of our efforts to promote DEI initiatives are reflected through our receipt of numerous awards, including:
•Fourth consecutive year that we have been recognized as a Top 50 Companies for Diversity by Fair360 (formerly known as DiversityInc.) and recognized as No. 14 on its list of Top 50 Companies for Diversity in 2023 (up from No. 24 in 2022). Ninth consecutive year that we have been recognized as “Best Place to Work for Disability Inclusion” by the Disability Equality Index.

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SHAREHOLDER PROPOSALS
•Eleventh consecutive year that we have been recognized as “2022 Best Places to Work for LGBTQ+ Equality” by the Human Rights Campaign Foundation.
•Made the Best U.S. Companies for Diversity 2023 list for National Diversity Council, and recognized as one of America’s Greatest Workplaces for Diversity by Newsweek.
•Named to the 2023 “Best-of-the-Best” Corporations for Inclusion by the National LGBT Chamber of Commerce and partners in the National Business Inclusion Consortium.
•Named one of America’s Most JUST Companies for the fourth year by JUST Capital and CNBC, including No. 1 in the Health Care Providers industry and No.6 overall in the JUST 100 (up from No. 16 in 2023).
Summary
Upon consideration of the extensive policies, procedures, and governance structures of The Cigna Group related to its DEI efforts, as well as its related DEI reporting, our Board believes that the implementation of this proposal is not in the best interests of The Cigna Group or its shareholders. The Board believes that The Cigna Group is adequately equipped to address DEI initiatives and compliance and that the information sought by the report would not advance the interests of the Company’s stakeholders in any meaningful way; instead, it could adversely impact our shareholders given the potential that such a report could prejudice the Company.
Accordingly, our Board unanimously recommends a vote AGAINST this proposal.

126	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

Ownership of The Cigna Group Common Stock
Stock Held by Directors, Nominees and Executive Officers
The following table provides information as of January 31, 2024 about the amount of The Cigna Group common stock beneficially owned by each director, nominee and executive officer named in the Summary Compensation Table, and the amount of The Cigna Group common stock beneficially owned by the directors, nominees and executive officers as a group. In general, “beneficial ownership” includes those shares a director, nominee or executive officer has the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable as of January 31, 2024 or that may become exercisable within 60 days.

Name	Amount and Nature of Beneficial Ownership(1) (#)	Percent of Class (%)

Non-Executive Directors and Nominees
William J. DeLaney	23,067	*
Eric J. Foss	34,737	*
Elder Granger, M.D.(2)	3,923	*
Neesha Hathi	2,192	*
George Kurian(2)	2,601	*
Kathleen M. Mazzarella	4,932	*
Mark B. McClellan, M.D., Ph.D.	4,932	*
Philip O. Ozuah, M.D., Ph.D.	624
Kimberly Ross	3,335	*
Eric C. Wiseman(2)	4,200	*
Donna F. Zarcone(2)	14,265	*
Named Executive Officers
David M. Cordani	1,238,752	*
Brian C. Evanko	123,994	*
Noelle K. Eder	55,720	*
Nicole S. Jones	132,746	*
Eric P. Palmer	182,035	*
All Directors, Nominees, and Executive Officers as a group including those named above (18 persons)	1,950,714	0.7%
* Less than 1% of the outstanding common stock.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	127

OWNERSHIP OF THE CIGNA GROUP COMMON STOCK
None of the shares reported are pledged as security.
(1)Includes, in addition to wholly owned shares held on January 31, 2024:
•13,500 vested restricted stock units that settle in common stock upon separation of service held by Ms. Zarcone;
•Shares acquirable within 60 days of January 31, 2024 by exercising stock options in the amount of 2,691 for Mr. DeLaney; 3,923 for General Granger; 618,039 for Mr. Cordani; 82,887 for Mr. Evanko; 33,392 for Ms. Eder; 93,027 for Ms. Jones; 122,269 for Mr. Palmer; and an aggregate of 66,895 for other executive officers.
•153,801 shares held in family trusts where Mr. Cordani’s spouse is the trustee and over which Mr. Cordani may be deemed to share voting and investment power and 1,125 shares held in a family trust where Mr. Palmer’s spouse is the trustee and over which Mr. Palmer may be deemed to share voting and investment power.
•Holdings in The Cigna Group stock fund of The Cigna Group 401(k) Plan in the amount of 1,727 for Mr. Cordani; 876 for Mr. Evanko; 156 for Ms. Eder; 1,382 for Ms. Jones; 285 for Mr. Palmer; and an aggregate of 8,105 for other executive officers.
•Shares paid upon the vesting of the 2021–2023 SPS program in the amount of 35,946 for Mr. Cordani; 8,329 for Mr. Evanko; 6,248 for Ms. Eder; 8,268 for Ms. Jones; 12,792 for Mr. Palmer; and an aggregate of 8,482 for other executive officers.
(2)The table below details, as of January 31, 2024, certain other securities, the value of which is directly tied to the value of The Cigna Group stock as described in “Non-Employee Director Compensation – Director Ownership.” Under SEC rules, shares underlying deferred common stock and hypothetical shares of common stock are not considered beneficially owned and are therefore not included in the table.

Name	Deferred Common Stock (#)	Hypothetical Shares of Common Stock (#)

Elder Granger, M.D.	4,932	—
George Kurian	—	902
Eric C. Wiseman	17,781	7,646
Donna F. Zarcone	11,293	2,948

Additional Information about Stock Held by Directors, Nominees and Executive Officers
Directors, director nominees, and executive officers as a group beneficially own approximately 0.7% of the outstanding common stock, based on 292,355,022 shares of common stock outstanding on January 31, 2024.
On January 31, 2024, The Cigna Group stock fund of The Cigna Group 401(k) plan held a total of 3,398,040 shares, or approximately 1.2% of the outstanding common stock on that date. The Company’s Retirement Plan Committee determines how the shares held in the stock fund will be voted only to the extent individual participants do not give voting instructions.
The directors, nominees, and executive officers control the voting and investment of all shares of common stock they own beneficially.

128	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

OWNERSHIP OF THE CIGNA GROUP COMMON STOCK
Stock Held by Certain Beneficial Owners
The following table and notes provide information about beneficial owners of more than five percent of The Cigna Group’s common stock. The percentage of class reported in the table below is based on 292,355,022 shares of The Cigna Group common stock outstanding as of January 31, 2024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	24,775,082	8.5%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	24,554,544	8.4%
(1)Based on information as of December 31, 2023 contained in an amended Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group. The amended Schedule 13G indicates that The Vanguard Group has shared voting power with respect to 380,777 shares; sole dispositive power with respect to 23,524,739 shares; and shared dispositive power with respect to 1,250,343 shares.
(2)Based on information as of December 31, 2023 contained in an amended Schedule 13G filed with the SEC on January 25, 2024 by BlackRock, Inc. The amended Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 22,248,118 shares and sole dispositive power with respect to 24,554,544 shares.

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Annual Meeting Information
Questions and Answers about the Proxy Materials
Why did I receive proxy materials? What is included in the proxy materials?
The Cigna Group’s Board of Directors is soliciting your proxy to vote at the 2024 Annual Meeting of Shareholders. You received proxy materials because you owned shares of The Cigna Group common stock at the close of business on March 5, 2024, the record date, and that entitles you to vote at the Annual Meeting.
Proxy materials include the notice of Annual Meeting of Shareholders, this Proxy Statement, and our annual report on Form 10-K for the year ended December 31, 2023. If you received paper copies, the proxy materials also include a proxy card or voting instruction form. The Proxy Statement describes the matters on which the Board of Directors would like you to vote, and provides information about The Cigna Group that we must disclose under Securities and Exchange Commission regulations when we solicit your proxy.
Your proxy will authorize specified persons, each of whom also is referred to as a proxy, to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.
Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of printed copies of the proxy statement and annual report?
The Cigna Group has elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. On March 15, 2024, we mailed to shareholders a notice of the internet availability of proxy materials containing instructions on how to access our proxy materials online. We believe electronic delivery will lower costs and reduce the environmental impact of our Annual Meeting because we will print and mail fewer full sets of materials.
You may request to receive printed proxy materials by following the instructions contained in the notice of internet availability. You also may contact The Cigna Group Shareholder Services. Written requests should be directed to Shareholder Services, The Cigna Group, Two Liberty Place, 5th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at 215.761.3516 or shareholderservices@TheCignaGroup.com.
How can I get electronic access to the proxy materials?
The proxy materials are available for viewing at www.proxyvote.com. The notice of internet availability of proxy materials also provides instructions on how to:
•view our proxy materials on the internet;
•vote your shares after you have viewed the proxy materials; and
•select a future delivery preference of paper or electronic copies of the proxy materials.
For shareholders who received a printed copy of our materials, you may choose to receive proxy materials electronically in the future. If you choose to do so, you will receive an email with instructions containing electronic links to the proxy materials for next year’s annual meeting and the proxy voting site.
If you hold your shares through a bank, a broker, or other custodian, you also may have the opportunity to receive the proxy materials electronically. Please check the information contained in the documents provided to you by your bank, a broker, or other custodian.
We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Annual Meeting.

130	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

ANNUAL MEETING INFORMATION
Questions and Answers about the Annual Meeting and Voting
What am I voting on at the Annual Meeting?

Management Proposal Item		Board Recommendation	More Information

1	Election of twelve director nominees named in this Proxy Statement	Vote FOR each of the nominees	Page 15
2	Advisory approval of executive compensation	Vote FOR	Page 56
3	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024	Vote FOR	Page 113

Shareholder Proposal Item		Board Recommendation	More Information

4	Improve the shareholder right to call a special shareholder meeting	Vote AGAINST	Page 118
5	Report to shareholders on risks created by the Company's diversity, equity, and inclusion efforts	Vote AGAINST	Page 122
Could other matters be decided at the Annual Meeting?
We are not aware of any other matters that will be presented and voted upon at the Annual Meeting. The proxies will have discretionary authority, to the extent permitted by law, to decide how to vote on other matters that may come before the Annual Meeting.
How many votes can be cast by all shareholders?
Each share of The Cigna Group common stock is entitled to one vote on each of the twelve director nominees named in this Proxy Statement and one vote on each of the other matters properly presented at the Annual Meeting. We had 283,647,404 shares of common stock outstanding and entitled to vote as of the close of business on March 5, 2024.
How many votes must be present to hold the Annual Meeting?
At least two-fifths of the issued and outstanding shares entitled to vote, or 113,458,962 shares, present in person or by proxy, are needed for a quorum to hold the Annual Meeting. Abstentions and broker non-votes (discussed below) are included in determining whether a quorum is present. We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know that enough votes will be present to hold the meeting.
How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?
The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine. Only Proposal 3 is a routine matter.

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ANNUAL MEETING INFORMATION

Management Proposal / Item		Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of twelve director nominees named in this Proxy Statement	Majority of votes cast	No effect	Not voted/No effect
2	Advisory approval of executive compensation	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
3	Ratification of the appointment of the appointment of independent auditor	Majority of shares present and entitled to vote on the subject matter	Counted “against”	No broker non-votes; shares are voted by brokers in their discretion

Shareholder Proposal / Item		Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

4	Improve the shareholder right to call a special shareholder meeting	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
5	Report to shareholders on risks created by the Company's diversity, equity, and inclusion efforts	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect

Signed but unmarked proxy cards will be voted “for” Proposals 1, 2, and 3 and “against” Proposals 4 and 5. Shares held by The Cigna Group stock fund of The Cigna Group 401(k) Plan that are not voted timely or properly will be voted by the plan trustees as instructed by The Cigna Group’s Retirement Plan Committee.
How do I vote if I own shares as a record holder?
If your name is registered on The Cigna Group’s shareholder records as the owner of shares, you are the “record holder.” This may include shares held at Computershare prior to October 2014 from restricted stock that has vested, shares acquired through an option exercise, and shares issued in settlement of SPS awards. If you hold shares as a record holder, there are four ways that you can vote your shares.
Over the internet. Vote at www.proxyvote.com in advance of the meeting. The internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, April 23, 2024. Once you enter the internet voting system, you can record and confirm (or change) your voting instructions.
By telephone. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Tuesday, April 23, 2024. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.
By mail. If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. If you received only a notice of internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 10:30 a.m. Eastern Time on Wednesday, April 24, 2024.
At the meeting. To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2024 and enter the 16-digit control number included in your notice of internet availability of proxy materials or proxy card.
Please note that you cannot vote using the notice of internet availability of proxy materials. The notice identifies the items of business and describes how to vote, but you cannot vote by marking the notice and returning it.
How do I vote if my shares are held by a bank, broker, or custodian (including a Fidelity brokerage account)?
If your shares are held by a bank, broker, or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of this Proxy Statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the internet or by telephone. Unless you provide voting instructions, your shares will not be voted on any matter except for the ratification of the appointment of our

132	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

ANNUAL MEETING INFORMATION
independent auditors (Proposal 3). To ensure that your shares are counted in each of the other matters, we encourage you to provide instructions on how to vote your shares.
To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2024 and enter the 16-digit control number included on your voting instruction form. If you have questions about your control number, please contact your bank, broker, or other custodian.
How do I vote if my The Cigna Group shares are held by Fidelity in an employee stock account?
Employee stock accounts maintained by Fidelity include unvested restricted stock that is votable if held on the record date. You should follow the rules above for voting shares held as a record holder.
How do I vote shares held in The Cigna Group stock fund of The Cigna Group 401(k) Plan?
If you have money invested in The Cigna Group stock fund of The Cigna Group 401(k) Plan, you may provide voting instructions as to the number of shares allocated to your account on the record date. However, you have an earlier deadline for submitting voting instructions. Your voting instructions must be received by 11:59 p.m. Eastern Time on Thursday, April 18, 2024. You may vote over the internet, by telephone, or by mail (as described above), but you may not vote shares allocated to your 401(k) accounts in person at the Annual Meeting. The plan trustees will vote such shares in accordance with your voting instructions if they are received in a timely manner. If you do not send instructions by the April 18, 2024 deadline, you do not vote, or you return your proxy card with unclear voting instructions or no voting instructions, the plan trustees will vote the number of shares allocated to your 401(k) account as instructed by The Cigna Group Retirement Plan Committee. Your voting instructions will be kept confidential under the terms of the plan.
Shares allocated to your 401(k) account, shares held in an employee stock account with Fidelity or shares held at Computershare may be aggregated on one proxy card. Please note that if voting instructions are submitted after 11:59 p.m. Eastern Time on Thursday, April 18, 2024, your vote will be counted for any shares held in your employee stock account at Fidelity or Computershare, but not with respect to shares allocated to your 401(k) account.
What should I do if I receive more than one set of proxy materials?
You may receive more than one set of proxy materials if your shares are registered differently or are in more than one account. Please provide voting instructions for all of the notices and proxy and voting instruction cards you receive.
Can I change my vote?
Yes. If you are a record holder, you may:
•Enter new instructions by telephone or internet voting before 11:59 p.m. Eastern Time on Tuesday, April 23, 2024.
•Send a new proxy card with a later date than the card submitted earlier. We must receive your new proxy card before 10:30 a.m. Eastern Time on Wednesday, April 24, 2024.
•Write to the Corporate Secretary at the address listed below. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 10:30 a.m. Eastern Time on Wednesday, April 24, 2024.
•Vote during the Annual Meeting, which will automatically cancel any proxy previously given.
If you hold your shares in street name, you may:
•Submit new voting instructions in the manner provided by your bank, broker, or other custodian; or
•Vote during the Annual Meeting, which will automatically cancel any proxy previously given.
Written notices of revocation and other communications about revoking The Cigna Group proxies should be addressed to the Office of the Corporate Secretary, The Cigna Group, Two Liberty Place, 11th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550.
Who will count the votes? Is my vote confidential?
Broadridge Financial Services will serve as the Inspector of Election for the Annual Meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.
All votes are confidential. Your voting records will not be disclosed to us, except as required by law, in contested Board elections, or certain other limited circumstances.

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ANNUAL MEETING INFORMATION
Can I attend the Annual Meeting? How can I participate in the meeting online?
The Annual Meeting will be held in a virtual format only. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 5, 2024, or hold a valid proxy for the meeting. Shareholders who attend virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Accordingly, as shareholders, you will be able to listen, submit your questions, and vote your shares online regardless of location.
To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2024 and enter the 16-digit control number included in your notice of internet availability of proxy materials, voting instruction form, or proxy card. Online access to the meeting will open approximately 15 minutes prior to the start of the Annual Meeting.
A question and answer session will be available to shareholders during the Annual Meeting and will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CI2024,
The Company will provide rules of conduct, which can be obtained at www.proxyvote.com after logging in with your unique 16-digit control number provided on your notice of internet availability of proxy materials, your proxy card, or your voting instruction form that accompanied your proxy materials. The rules of conduct will be strictly adhered to during the Annual Meeting.
If you have any questions about www.proxyvote.com or your control number, please contact the bank, the broker, or other organization that holds your shares.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.
Whether or not you expect to attend the Annual Meeting virtually, please vote your shares in one of the ways described in this Proxy Statement as promptly as possible.
No recording of the Annual Meeting is allowed, including audio and video recording.

Who pays for the proxy solicitation and how will The Cigna Group solicit votes?
The Cigna Group pays the cost of preparing our proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers, employees, and agents by telephone, electronic or facsimile transmission, or in person. We will enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse them for their related out-of-pocket expenses. In addition, we have engaged Innisfree M&A Incorporated to assist in soliciting proxies. The Cigna Group will pay Innisfree M&A Incorporated a fee of approximately $20,000 plus reasonable out-of-pocket expenses.
Where can I find the voting results of the Annual Meeting?
We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days following the end of our Annual Meeting.
How can I communicate with the Board of Directors?
Shareholders and interested parties may contact the Board of Directors, the Chair of the Board, the independent directors, or specific individual directors by submitting an email to DirectorAccessMailbox@TheCignaGroup.com. Shareholders and interested parties also may send written correspondence to Director Access, Attention: Office of the Corporate Secretary. If you would like to recommend a future nominee for Board membership, you can submit a written recommendation, including the name and other pertinent information for the nominee to the Office of the Corporate Secretary. Written correspondence may be sent to the Office of the Corporate Secretary, The Cigna Group, Two Liberty Place, 11th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.
The Office of the Corporate Secretary reviews correspondence received and will filter advertisements, solicitations, spam, and other such items not related to a director’s duties and responsibilities. Communications addressed to individual directors at the director address will be submitted to such individual directors. Communications addressed to the Board may, at our discretion, be shared with members of our management. Concerns related to accounting, internal controls, or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

134	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

ANNUAL MEETING INFORMATION
How does a shareholder submit a proposal or nomination of a director candidate for the 2025 annual meeting?
Proposals
If you intend to submit a proposal to be included in next year’s proxy statement pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before November 15, 2024. Submitting a shareholder proposal does not guarantee that The Cigna Group will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.
If you want to present your proposal at the 2025 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal no earlier than December 25, 2024, and no later than the close of business on January 24, 2025, and it must satisfy the requirements set forth in Article II, Section 12 of The Cigna Group By-Laws. If, however, the 2025 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
Director Nominations
The Board has implemented a proxy access provision in our By-Laws, which allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in our By-Laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2025 annual meeting of shareholders pursuant to the proxy access provisions in Article II, Section 13 of our By-Laws, we must receive proper written notice of any such nomination no earlier than October 16, 2024, and no later than the close of business on November 15, 2024, and the nomination must otherwise comply with our By-Laws. If, however, the 2025 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
If you would like to otherwise nominate a candidate for director at the 2025 annual meeting, the Corporate Secretary must receive your notice no earlier than the close of business on December 25, 2024, and no later than the close of business on January 24, 2025, and it must satisfy the requirements set forth in Article II,
Section 11 of The Cigna Group By-Laws, including the informational requirements related to Rule 14a-19. If, however, the 2025 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
Correspondence to the Corporate Secretary may be addressed to: Corporate Secretary, The Cigna Group, Two Liberty Place, 11th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.
Can shareholders call a special meeting?
Holders of at least a 25% net long ownership interest in The Cigna Group outstanding common stock can request the Company to call a special meeting. To qualify for the right to request a special meeting, the required net long ownership interest must have been held continuously for at least one year prior to the date of the special meeting request. The right to call a special meeting is subject to specified information, timing, and other requirements set forth in our By-Laws that are intended to ensure that shareholders receive adequate information in connection with a special meeting and avoid the unnecessary use of resources that would result from holding multiple shareholder meetings in a short time period.
Shareholders may nominate persons for election to the Board of Directors at a special meeting at which directors are to be elected by following the procedures set forth in The Cigna Group’s By-Laws. We must receive proper written notice of any such nomination no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.

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ANNUAL MEETING INFORMATION
How do I obtain copies of The Cigna Group’s corporate governance and other company documents?
The Guidelines, committee charters, and The Cigna Group Code of Ethics and the Director Code of Business Conduct and Ethics are posted at https://www.thecignagroup.com/our-impact/esg/healthy-company/corporate-governance/. In addition, these documents are available in print to any shareholder who submits a written request to the Corporate Secretary at the address listed above.
The Company’s filings with the SEC, including its annual report on Form 10-K, are available through www.sec.gov.
If you are a shareholder and did not receive an individual copy of this year’s Proxy Statement, annual report, or notice of internet availability of proxy materials, we will send a copy to you if you address a written request to Shareholder Services, The Cigna Group, Two Liberty Place, 5th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at (215) 761-3516 or shareholderservices@TheCignaGroup.com.
What is householding and how does it affect me?
If you and other residents at your mailing address own shares of The Cigna Group stock in “street name,” your broker or bank may have notified you that your household will receive only one proxy statement and annual report or notice of internet availability of proxy materials, but each shareholder who resides at your address will receive a separate proxy card or voting instruction form. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you may have been deemed to have consented to the process. Householding benefits both you and The Cigna Group because it reduces the volume of duplicate information received at your household and helps The Cigna Group reduce expenses and conserve natural resources.
If you would like to receive your own set of The Cigna Group proxy statement and annual report or your own notice of internet availability of proxy materials in the future, or if you share an address with another The Cigna Group shareholder and together both of you would like to receive only a single set of The Cigna Group’s proxy materials, please notify your broker or bank. If you are a record holder, please contact Broadridge Financial Services by mail at 51 Mercedes Way, Edgewood, New York, 11717 or by calling 866.540.7095.
Forward-Looking Statements
This proxy statement, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on The Cigna Group's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our strategy, share repurchases and statements relating to the impact of the sale of The Cigna Group’s Medicare Advantage, Cigna Supplemental Benefits, Medicare Part D and CareAllies businesses, including, without limitation, the ultimate transaction value and the projected impact of the transaction on The Cigna Group’s adjusted income from operations per share (or earnings per share). You may identify forward-looking statements by the use of words such as "believe," "expect," "project," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.
Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. The discussions in our Annual Report on Form 10-K for the year ended December 31, 2023, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections therein, as such discussions may be updated from time to time in our periodic filings with the Securities and Exchange Commission, include both expanded discussion of these factors and additional risk factors and uncertainties that could affect the matters discussed in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. The Cigna Group undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

136	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

Annex A
Effective January 1, 2023, The Cigna Group adopted amended accounting guidance for long-duration insurance contracts. Prior period amounts within Annex A have been retrospectively adjusted to conform to this new basis of accounting. See Note 2 - Summary of Significant Accounting Policies to The Cigna Group’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2023 for additional information.
Adjusted Income from Operations
Adjusted income (loss) from operations is a principal financial measure of profitability used by The Cigna Group’s management because it presents the underlying results of operations of The Cigna Group’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income.
Adjusted income from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding net realized investment results, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Special items are described in our Annual Report on Form 10-K for the year ended December 31, 2023. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results.

Consolidated Adjusted Income from Operations Reconciliation (dollars in millions)
Year Ended December 31,	2023		2022		2021
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Shareholders’ net income		$5,164		$6,704		$5,370
Adjustments to reconcile to adjusted income from operations:
Net realized investment losses (gains)	$135	114	$613	496	$(198)	(161)
Amortization of acquired intangible assets	1,819	1,413	1,876	1,345	1,998	1,494
Special items	1,997	757	(1,533)	(1,232)	451	279
Adjusted income from operations		$7,448		$7,313(1)		$6,982
(1)When comparing 2023 to 2022 for the purposes of EIP awards, management excluded the adjusted income from operations from the divested international (for the six month period from January 2022 to June 2022) and Türkiye (for the full year ended December 31, 2022) businesses. Full-year 2022 adjusted income from operations was $7.0 billion when excluding the contributions from the divested international and Türkiye businesses.

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	A-1

ANNEX A

Consolidated Adjusted Income from Operations Per Share Reconciliation
Year Ended December 31,	2023		2022		2021
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Shareholders’ net income		$17.39		$21.41		$15.75
Adjustments to reconcile to adjusted income from operations:
Net realized investment losses (gains)	$0.45	0.38	$1.96	1.59	$(0.58)	(0.47)
Amortization of acquired intangible assets	6.13	4.77	5.99	4.30	5.86	4.38
Special items	6.73	2.55	(4.90)	(3.94)	1.32	0.82
Adjusted income from operations		$25.09		$23.36		$20.48

Pre-Tax Adjusted Income (Loss) from Operations by Segment Reconciliation (dollars in millions)
Year Ended December 31,	2023	2022	2021

Evernorth Health Services	$6,442	$6,127	$5,818
Cigna Healthcare	4,478	4,099	3,601
Other Operations	96	509	903
Corporate, net of eliminations	(1,698)	(1,466)	(1,339)
Consolidated pre-tax adjusted income from operations	9,318	9,269	8,983
Income attributable to noncontrolling interests	146	84	58
Net realized investment (losses) gains	(135)	(613)	198
Amortization of acquired intangible assets	(1,819)	(1,876)	(1,998)
Special items	(1,997)	1,533	(451)
Income before income taxes	$5,513	$8,397	$6,790

A-2	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

ANNEX A
Adjusted Revenues
Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. Adjusted revenues is used by The Cigna Group’s management because it permits analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business.

Total Revenues Reconciliation (dollars in millions)
Year Ended December 31,	2023	2022	2021

Total revenues	$195,265	$180,518	$174,069
Net realized investment results from certain equity method investments	57	126	—
Adjusted revenues	$195,322	$180,644(1)	$174,069
(1)When comparing 2023 to 2022 for the purposes of EIP awards, management excluded the adjusted revenues from the divested international (for the six month period from January 2022 to June 2022) and Türkiye (for the full year ended December 31, 2022) businesses. Full-year 2022 adjusted revenues were $178.9 billion when excluding the contributions from the divested international and Türkiye businesses.

Adjusted Revenues by Segment Reconciliation (dollars in millions)
Year Ended December 31,	2023	2022	2021

Evernorth Health Services	$153,499	$140,335	$131,912
Cigna Healthcare	51,205	45,037	44,643
Other Operations	596	2,263	3,989
Corporate, net of eliminations	(9,978)	(6,991)	(6,475)
Adjusted revenues	$195,322	$180,644	$174,069

The Cigna Group | 2024 Notice of Annual Meeting of Shareholders and Proxy Statement	A-3

ANNEX A
Segment Growth Metrics

Evernorth Health Services Two Year Growth Metrics (dollars in millions)
Year Ended December 31,	2023	2022	2021	Two year CAGR

Evernorth Health Services Adjusted Revenues	$153,499	$140,335	$131,912	8%
Evernorth Health Services Pre-tax Adjusted Income from Operations	$6,442	$6,127	$5,818	5%

Cigna Healthcare Growth Metrics (dollars in millions)
Year Ended December 31,	2023	2022	Increase 2023 vs 2022

Cigna Healthcare Adjusted Revenues	$51,205	$45,037	$6,168
Cigna Healthcare Pre-tax Adjusted Income from Operations	$4,478	$4,099	$379
Cigna Healthcare Pre-tax margin(1)	8.7%	9.1%	(40) bps
(1)Pre-tax margin is defined as pre-tax adjusted income from operations divided by adjusted revenues.

A-4	2024 Notice of Annual Meeting of Shareholders and Proxy Statement | The Cigna Group

7th
Consecutive Year
World and North America
DJSI

Prime
(Industry Leader)
ESG Corporate Rating
ISS

AA
ESG Rating
MSCI

Net Zero
Leaders List
Forbes

6th
Most JUST Company
JUST Capital and CNBC JUST 100

Low
Risk
Sustainalytics

B
Climate Change
CDP

100
Best Corporate Citizens
3BL Media

Best
for Vets
Military Times

100%
Score
Disability Index

11th
Consecutive Perfect Score on Corporate Equality Index
Human Rights Campaign

14th
Top 50 Companies for Diversity
Fair360

THE CIGNA GROUP
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

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THE CIGNA GROUP

The Board recommends a vote FOR each of the director nominees named in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain
1a. David M. Cordani	☐	☐	☐
1b. William J. DeLaney	☐	☐	☐
1c. Eric J. Foss	☐	☐	☐
1d. Retired Maj. Gen. Elder Granger, M.D.	☐	☐	☐
1e. Neesha Hathi	☐	☐	☐
1f. George Kurian	☐	☐	☐
1g. Kathleen M. Mazzarella	☐	☐	☐
1h. Mark B. McClellan, M.D., Ph.D.	☐	☐	☐
1i. Philip O. Ozuah, M.D., Ph.D.	☐	☐	☐
1j. Kimberly A. Ross	☐	☐	☐
1k. Eric C. Wiseman	☐	☐	☐
1l. Donna F. Zarcone	☐	☐	☐

	For	Against	Abstain
2. Advisory approval of The Cigna Group's executive compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as The Cigna Group's independent registered public accounting firm for 2024.	☐	☐	☐

The Board recommends a vote AGAINST Proposals 4 and 5.	For	Against	Abstain
4. Shareholder proposal - Improve the shareholder right to call a special shareholder meeting.	☐	☐	☐
5. Shareholder proposal - Report to shareholders on risks created by the The Cigna Group's diversity, equity, and inclusion efforts.	☐	☐	☐

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